FIRST SUPPLEMENTAL INDENTURE OF TRUST

between

COLLEGE LOAN CORPORATION TRUST II

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee

Dated as of March 1, 2007

Series 2007-1 Notes

TABLE OF CONTENTS

Section 1.	Definitions and Related Matters	1
Section 2.	Authorization and Terms of Series 2007-1 Notes	11
Section 3.	Interest Payable On Series 2007-1 Notes	14
Section 4.	Additional Provisions Regarding the Applicable Interest Rate for the Series 2007-1 LIBOR Rate Notes	14
Section 5.	Purposes of Issuance of Series 2007-1 Notes	15
Section 6.	Deposit of Series 2007-1 Note Proceeds	15
Section 7.	Redemption of Series 2007-1 Notes	15
Section 8.	Book-Entry Series 2007-1 Notes	17
Section 9.	Limitation on Fees	19
Section 10.	Certain Designations Pursuant to the Indenture	20
Section 11.	Mandatory Redemption of or Distributions of Principal With Respect to Notes	21
Section 12.	List of Non-Business Days	21
Section 13.	Certain Findings, Determinations and Designations	21
Section 14.	Conditions Precedent	22
Section 15.	Notices to the Eligible Lender Trustee and the Trustee	22
Section 16.	Governing Law	23
Section 17.	Headings	23
Section 18.	Severability	23
Section 19.	Counterparts; Facsimile	23
Section 20.	Effect of First Supplement	23
Section 21.	Rights, Privileges and Immunities of Trustee	23
Section 22.	Transfer Restrictions	23
Section 23.	Limitation of Liability	25
Section 24.	No Petition	25

TARGETED BALANCE SCHEDULE - SERIES 2007-1 LIBOR RATE NOTES	S-I-1

ANNEX I CERTAIN TERMS AND PROVISIONS OF THE AUCTION RATE NOTES	A-I-1

ANNEX II CERTAIN TERMS AND PROVISIONS OF THE SERIES 2007-1 RESET RATE NOTES	A-II-1

EXHIBIT A-1 FORM OF SERIES 2007-1 LIBOR RATE NOTES	A-1-1

EXHIBIT A-2 FORM OF SERIES 2007-1 RESET RATE NOTES	A-2-1

EXHIBIT A-3 FORM OF SERIES 2007-1 AUCTION RATE NOTES	A-3-1

EXHIBIT B NOTICE OF PAYMENT DEFAULT	B-1

EXHIBIT C NOTICE OF CURE OF PAYMENT DEFAULT COLLEGE LOAN CORPORATION TRUST II	C-1

EXHIBIT D NOTICE OF PROPOSED AUCTION PERIOD ADJUSTMENT	D-1

EXHIBIT E NOTICE ESTABLISHING AUCTION PERIOD ADJUSTMENT	E-1

EXHIBIT F NOTICE OF CHANGE IN AUCTION DATE	F-1

EXHIBIT G FORM OF TRANSFEREE LETTER	G-1-1
FORM OF RULE 144A CERTIFICATION	G-2-1
FORM OF CERTIFICATION	G-A-1

FIRST SUPPLEMENTAL INDENTURE OF TRUST

                     THIS FIRST SUPPLEMENTAL INDENTURE OF TRUST (this “First Supplement”), dated as of March 1, 2007, between COLLEGE LOAN CORPORATION TRUST II, a Delaware statutory trust (the “Issuer”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a banking corporation duly established, existing and authorized to accept and execute trusts of the character herein set out under and by virtue of the laws of the State of New York (the “Trustee”);

R E C I T A L S:

                     WHEREAS, the Issuer, Deutsche Bank Trust Company Americas, as eligible lender trustee, and the Trustee, as indenture trustee, have executed and delivered an Indenture of Trust (the “Base Indenture”), dated as March 1, 2007 (the Base Indenture and this First Supplement, as amended from time to time, are collectively referred to as the “Indenture”); and

                     WHEREAS, the Indenture prescribes the terms and conditions upon which the Issuer may from time to time authorize and issue series and classes of Notes (as defined in the Indenture); and

                     WHEREAS, the Issuer has authorized and determined to issue fourteen classes of Senior Notes and four classes of Subordinate Notes (collectively, the “Series 2007-1 Notes”) pursuant to the Indenture and this First Supplement; and

                     WHEREAS, the Issuer desires by this First Supplement to prescribe the terms and provisions of the Series 2007-1 Notes all as more fully set forth herein; and

                     WHEREAS, pursuant to Section 8.01(e) of the Base Indenture, the Issuer and the Trustee may amend the Indenture without consent of, or notice to, any of the Noteholders or any Other Beneficiary to authorize the issuance of a class of Notes, subject to the requirements of Article II of the Base Indenture; and

                     WHEREAS, the execution and delivery of this First Supplement and the issuance of the Series 2007-1 Notes have been in all respects duly and validly authorized by the Issuer and all acts and things necessary to constitute this First Supplement a valid supplemental indenture according to its terms have been done and performed;

                     NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements contained herein, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this First Supplement hereby agree as follows:

           Section 1. Definitions and Related Matters.

(a) In the event that any term or provision contained in this First Supplement shall conflict with or be inconsistent with any provision contained in the Base Indenture or any Supplemental Indenture, the terms and provisions of this First Supplement shall govern with respect to the Series 2007-1 Notes.

(b) All capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Indenture or Annex I or Annex II hereto.

(c) In addition, the following terms shall have the following respective meanings unless the context hereof clearly requires otherwise:

                     “Acquisition Period” means, with respect to the use of proceeds of the Series 2007-1 Notes in the Acquisition Fund, the period beginning on the Closing Date and ending on and including February 25, 2008.

                     “Administration Fee” means a monthly fee paid to the Issuer Administrator on each Monthly Calculation Date equal to 1/12 of 0.10% of the ending Principal Balance of the Financed Student Loans, plus accrued interest thereon, during the preceding month, or such greater or lesser amount as may be provided by Issuer Order (provided that the Rating Agency Condition is met with respect to any increase in such amount) which shall be released to the Issuer Administrator each month to cover its expenses (other than Servicing Fees and Note Fees) incurred in connection with carrying out and administering its powers, duties and functions under the Indenture and any related agreements. Notwithstanding the foregoing,

(a) if at any time during the preceding Collection Period, the Net Loan Rate Restriction Period was applicable or any Auction Rate Notes accrued interest at the Maximum Rate, then the monthly fee paid on the Monthly Calculation Date following such Collection Period shall be equal to 1/12 of 0.05% of the ending Principal Balance of the Financed Student Loans, plus accrued interest thereon, during the preceding month,

(b) if on any Quarterly Distribution Date with respect to the Series 2007-1 LIBOR Rate Notes (and after giving effect to all payments to be made on such Quarterly Distribution Date), the Principal Amount of a class of Series 2007-1 LIBOR Rate Notes then outstanding is greater than the Targeted Balance set forth in Schedule I to this First Supplement for such class of Series 2007-1 LIBOR Rate Notes for such Quarterly Distribution Date, then for the following three Monthly Calculation Dates, the monthly fee paid on each such Monthly Calculation Date shall be equal to 1/12 of 0.05% of the ending Principal Balance of the Financed Student Loan, plus accrued interest thereon, during the preceding month,

(c) if at any time during the preceding Collection Period, the Senior Asset Percentage was less than 100%, then the monthly fee paid on the Monthly Calculation Date following such Collection Period shall be equal to 1/12 of 0.05% of the ending Principal Balance of the Financed Student Loans, plus accrued interest thereon, during the preceding month, or

(d) if an Event of Default has occurred and is continuing, then, subject to the other provisions of the Indenture with respect to application of moneys, the monthly fee paid on the Monthly Calculation Date shall be equal to 1/12 of 0.05% of the ending Principal Balance of the Financed Student Loans, plus accrued interest thereon, during the preceding month.

                     “Applicable Interest Rate” means the rate of interest per annum borne from time to time by a class of the Series 2007-1 Notes, which shall be (a) during the Initial Interest Period for such class, the applicable Initial Interest Rate, (b) for the Series 2007-1 LIBOR Rate Notes, during each Interest Period thereafter, Three-Month LIBOR plus 0.01% with respect to the Class A-1 Notes, Three-Month LIBOR plus 0.06% with respect to the Class A-2 Notes, Three-Month LIBOR plus 0.10% with respect to the Class A-3 Notes, (c) for the Series 2007-1 Reset Rate Notes, during each Interest Period thereafter, the Series 2007-1 Reset Rate as determined from time to time pursuant to Annex II hereto and (d) for the Series 2007-1 Auction Rate Notes, during each Interest Period thereafter, the rate of interest determined in accordance with the Auction Procedures.

          “Auction Rate Notes” means each class of Notes for which the applicable interest rate is determined periodically pursuant to the auction procedures described in the applicable Supplemental Indenture pursuant to which such class of Notes was issued. As of the Closing Date, each class of Series 2007-1 Auction Rate Notes is a class of Auction Rate Notes.

                     “Authorized Denominations” means (a) for the Series 2007-1 LIBOR Rate Notes and the Series 2007-1 Reset Rate Notes then in a fixed or floating rate mode, $100,000 and any multiple of $1,000 in excess thereof; and (b) for the Auction Rate Notes and the Series 2007-1 Reset Rate Notes then in an auction rate mode, $25,000 and any multiple thereof.

                     “Base Indenture” shall have the meaning ascribed to such term in the Recitals hereof.

                     “Basic Documents” means this First Supplement, the Base Indenture, the Administration Agreement, the Trust Agreement, any Servicing Agreement, the Student Loan Purchase Agreements, the Custodian Agreements, any Derivative Products Agreement, the Eligible Lender Trust Agreements, any Guarantee Agreement, any Remarketing Agreement, the Auction Agent Agreement, the Broker-Dealer Agreements, any Market Agent Agreements, the Underwriting Agreements and the other documents and certificates delivered in connection with any thereof.

                     “Book-Entry Form” or “Book-Entry System” means a form or system under which (a) the beneficial right to principal and interest may be transferred only through a book entry and (b) physical securities in registered form are issued only to a Securities Depository or its nominee as registered holder, with the securities “immobilized” to the custody of the Securities Depository.

                     “Business Day” means, (i) for purposes of calculating LIBOR, any day on which banks in New York, New York and London, England are open for the transaction of international business and (ii) for all other purposes, the meaning set forth in the Indenture; provided, however, for the Auction Rate Notes, “Business Day” shall not include such other dates as may be agreed to in writing by the Market Agent, the Auction Agent, the Broker-Dealer and the Issuer.

                     “Class A-1 Notes” means the Notes created and to be issued under this First Supplement in the original Principal Amount of $200,000,000 and designated as the “Student Loan Asset-Backed Notes, Series 2007-1, Class A-1.”

                     “Class A-2 Notes” means the Notes created and to be issued under this First Supplement in the original Principal Amount of $278,000,000 and designated as the “Student Loan Asset-Backed Notes, Series 2007-1, Class A-2.”

                     “Class A-3 Notes” means the Notes created and to be issued under this First Supplement in the original Principal Amount of $222,000,000 and designated as the “Student Loan Asset-Backed Notes, Series 2007-1, Class A-3.”

                     “Class A-4 Notes” means the Notes created and to be issued under this First Supplement in the original Principal Amount of $75,000,000 and designated as the “Student Loan Asset-Backed Notes, Series 2007-1, Class A-4.”

                     “Class A-5 Notes” means the Notes created and to be issued under this First Supplement in the original Principal Amount of $75,000,000 and designated as the “Student Loan Asset-Backed Notes, Series 2007-1, Class A-5.”

                     “Class A-6 Notes” means the Notes created and to be issued under this First Supplement in the original Principal Amount of $75,000,000 and designated as the “Student Loan Asset-Backed Notes, Series 2007-1, Class A-6.”

                     “Class A-7 Notes” means the Notes created and to be issued under this First Supplement in the original Principal Amount of $75,000,000 and designated as the “Student Loan Asset-Backed Notes, Series 2007-1, Class A-7.”

                     “Class A-8 Notes” means the Notes created and to be issued under this First Supplement in the original Principal Amount of $75,000,000 and designated as the “Student Loan Asset-Backed Notes, Series 2007-1, Class A-8.”

                     “Class A-9 Notes” means the Notes created and to be issued under this First Supplement in the original Principal Amount of $75,000,000 and designated as the “Student Loan Asset-Backed Notes, Series 2007-1, Class A-9.”

                     “Class A-10 Notes” means the Notes created and to be issued under this First Supplement in the original Principal Amount of $75,000,000 and designated as the “Student Loan Asset-Backed Notes, Series 2007-1, Class A-10.”

                     “Class A-11 Notes” means the Notes created and to be issued under this First Supplement in the original Principal Amount of $75,000,000 and designated as the “Student Loan Asset-Backed Notes, Series 2007-1, Class A-11.”

                     “Class A-12 Notes” means the Notes created and to be issued under this First Supplement in the original Principal Amount of $50,000,000 and designated as the “Student Loan Asset-Backed Notes, Series 2007-1, Class A-12.”

                     “Class A-13 Notes” means the Notes created and to be issued under this First Supplement in the original Principal Amount of $50,000,000 and designated as the “Student Loan Asset-Backed Notes, Series 2007-1, Class A-13.”

                     “Class A-14 Notes” means the Notes created and to be issued under this First Supplement in the original Principal Amount of $200,000,000 and designated as the “Student Loan Asset-Backed Notes, Series 2007-1, Class A-14.”

                     “Class A Targeted Balance Notes” means Senior Notes that were structured to receive principal payments in connection with a Targeted Balance, including the Series 2007-1 LIBOR Rate Notes.

                     “Class B-1 Notes” means the Notes created and to be issued under this First Supplement in the original Principal Amount of $25,000,000 and designated as the “Student Loan Asset-Backed Notes, Series 2007-1, Class B-1.”

                     “Class B-2 Notes” means the Notes created and to be issued under this First Supplement in the original Principal Amount of $25,000,000 and designated as the “Student Loan Asset-Backed Notes, Series 2007-1, Class B-2.”

                     “Class B-3 Notes” means the Notes created and to be issued under this First Supplement in the original Principal Amount of $25,000,000 and designated as the “Student Loan Asset-Backed Notes, Series 2007-1, Class B-3.”

                     “Class B-4 Notes” means the Notes created and to be issued under this First Supplement in the original Principal Amount of $25,000,000 and designated as the “Student Loan Asset-Backed Notes, Series 2007-1, Class B-4.”

                     “Clearing Agency” shall mean the Securities Depository, Euroclear or Clearstream, as applicable, or another organization registered as a “clearing agency” pursuant to applicable law. The initial Clearing Agency for the Notes, other than the Series 2007-1 Reset Rate Notes, shall be the Securities Depository and the nominee for such Clearing Agency shall be “Cede & Co.”

                     “Clearstream” shall mean Clearstream Banking, a société anonyme, a limited liability company organized under the laws of Luxembourg.

                     “Closing Date” means March 6, 2007.

                     “Definitive Note” shall mean any Note registered in the name of a Person other than the Securities Depository or its nominee, including the initial Series 2007-1 Reset Rate Notes.

                     “Depositor” means College Loan LLC, a Delaware limited liability company, and any successor thereto or assignee thereof.

                     “Euroclear” shall mean the Euroclear System, or any successor thereto.

                     “First Supplement” means this First Supplemental Indenture of Trust, dated as of March 1, 2007 between the Issuer and the Trustee, as amended or supplemented in accordance with the terms thereof and of the Indenture.

                     “Global Note” means any Note registered in the name of the Securities Depository or its nominee, beneficial interests of which are reflected on the books of the Securities Depository or on the books of a Person maintaining any account with such Securities Depository (directly or as an indirect participant in accordance with the rules of such Securities Depository). The Global Note shall include any Rule 144A Global Notes and any Regulation S Global Notes.

                     “Indenture” means the Indenture of Trust, dated as of March 1, 2007, from the Issuer and Deutsche Bank Trust Company Americas, as eligible lender trustee, to Deutsche Bank Trust Company Americas, as the trustee, as further amended and supplemented from time to time.

                     “Index Maturity” means (i) for One-Month LIBOR, one month and (ii) for Three-Month LIBOR, three months.

                     “Initial Interest Period” means (i) with respect to each series of Series 2007-1 LIBOR Rate Notes, and the Series 2007-1 Reset Rate Notes, the period commencing on the Closing Date and continuing through the day immediately preceding the Initial Interest Rate Adjustment Date and (ii) with respect to the Series 2007-1 Auction Rate Notes, the period described in Annex I hereto.

                     “Initial Interest Rate” means (i) 5.34108% per annum in the case of the Class A-1 Notes, (ii) 5.39108% per annum in the case of the Class A-2 Notes, (iii) 5.43108% per annum in the case of the Class A-3 Notes, (iv) 5.4261% per annum in the case of the Class A-14 Notes and (v) with respect to the Series 2007-1 Auction Rate Notes, the rate described in Annex I hereto.

                     “Initial Interest Rate Adjustment Date” means, (i) with respect to the Series 2007-1 LIBOR Rate Notes and the Series 2007-1 Reset Rate Notes, April 25, 2007 and (ii) with respect to the Series 2007-1 Auction Rate Notes, the date described in Annex I hereto.

                     “Initial Purchaser” means the initial purchaser of the Series 2007-1 Reset Rate Notes.

                     “Initial Reset Period” shall have the meaning set forth in Annex II hereto.

                     “Interest Payment Date” means (i) with respect to each class of Series 2007-1 LIBOR Rate Notes, the 25th day of each January, April, July and October, or if such day is not a Business Day, the next succeeding Business Day, commencing April 25, 2007; (ii) with respect to the Series 2007-1 Auction Rate Notes, the dates described in Annex I hereto; and (iii) with respect to the Series 2007-1 Reset Rate Notes (a) during the Initial Reset Period, the 25th day of each month, or if such day is not a Business Day, the next succeeding Business Day, commencing April 25, 2007, and (b) after the Initial Reset Period, as described in Annex II hereto.

                     “Interest Period” means, (i) with respect to the Initial Interest Rate Adjustment Date, the Initial Interest Period; (ii) for each class of Series 2007-1 LIBOR Rate Notes with respect to each Interest Payment Date thereafter, and for the Series 2007-1 Reset Rate Notes, with respect to each Interest Payment Date thereafter occurring during the Initial Reset Period, the period beginning on the prior Interest Payment Date and ending on the day immediately preceding such Interest Payment Date; (iii) with respect to the Series 2007-1 Reset Rate Notes then in an auction rate mode and the Series 2007-1 Auction Rate Notes, the period described in Annex I hereto; and (iv) with respect to the Series 2007-1 Reset Rate Notes not in an auction rate mode, with respect to each Interest Payment Date occurring after the Initial Rest Period, the period agreed to in writing by the Issuer Administrator and the Noteholders of the Series 2007-1 Reset Rate Notes, or the Remarketing Agents, if Remarketing Agents have been designated for the Series 2007-1 Reset Rate Notes.

                     “Investment Agreement” shall mean any investment agreement between the Trustee and an investment agreement provider as agreed to by the Issuer and approved by the Rating Agencies. The Trustee shall provide notice to each Rating Agency of any amendment to or transfer of an Investment Agreement.

                     “LIBOR” means, One-Month LIBOR or Three-Month LIBOR, as applicable

                     “LIBOR Determination Date” means, (i) with respect to a class of the Series 2007-1 LIBOR Rate Notes and the Series 2007-1 Reset Rate Notes then in a floating rate mode, for each Interest Period, the second Business Day immediately preceding the first day of that Interest Period; and (ii) with respect to a class of the Series 2007-1 Auction Rate Notes and the Series 2007-1 Reset Rate Notes then in an auction mode, the meaning set forth in Annex I hereto.

                     “Master Servicing Fee” means a monthly fee paid to the Master Servicer on each Monthly Calculation Date equal to 1/12 of 0.40% of the ending Principal Balance of the Financed Student Loans, plus accrued interest thereon, during the preceding month, or such greater or lesser amount as may be provided by Issuer Order (provided that the Rating Agency Condition is met with respect to any increase in such amount) which shall be released to the Issuer each month to cover its expenses (other than Servicing Fees and Note Fees) incurred in connection with carrying out and administering its powers, duties and functions under the Indenture and any related agreements. Notwithstanding the foregoing,

(a) if at any time during the preceding Collection Period, the Net Loan Rate Restriction Period was applicable or any Auction Rate Notes accrued interest at the Maximum Rate, then the monthly fee paid on the Monthly Calculation Date following such Collection Period shall be equal to 1/12 of 0.25% of the ending Principal Balance of the Financed Student Loans, plus accrued interest thereon, during the preceding month,

(b) if on any Quarterly Distribution Date with respect to the Series 2007-1 LIBOR Rate Notes (and after giving effect to all payments to be made on such Quarterly Distribution Date), the Principal Amount of a class of Series 2007-1 LIBOR Rate Notes then outstanding is greater than the Targeted Balance set forth in Schedule I to this First Supplement for such class of Series 2007-1 LIBOR Rate Notes for such Quarterly Distribution Date, then for the following three Monthly Calculation Dates, the monthly fee paid on each such Monthly Calculation Date shall be equal to 1/12 of 0.25% of the ending Principal Balance of the Financed Student Loan, plus accrued interest thereon, during the preceding month,

(c) if at any time during the preceding Collection Period, the Senior Asset Percentage was less than 100%, then the monthly fee paid on the Monthly Calculation Date following such Collection Period shall be equal to 1/12 of 0.25% of the ending Principal Balance of the Financed Student Loans, plus accrued interest thereon, during the preceding month, or

(d) if an Event of Default has occurred and is continuing, then, subject to the other provisions of the Indenture with respect to application of moneys, the monthly fee paid on the Monthly Calculation Date shall be equal to 1/12 of 0.25% of the ending Principal Balance of the Financed Student Loans, plus accrued interest thereon, during the preceding month.

                     “Non-Public Notes” means the Series 2007-1 Reset Rate Notes.

                     “Note Depository Agreements” means with respect to the Series 2007-1 Notes (other than the Series 2007-1 Reset Rate Notes), the Blanket Letter of Representations, dated March 6, 2007, from the Issuer to the Securities Depository, and with respect to the Series 2007-1 Reset Rate Notes, any agreement, if any, between the Issuer and a Clearing Agency.

                     “Note Registrar” means, with respect to the Series 2007-1 Notes, the Trustee.

                     “One-Month LIBOR” and “Three-Month LIBOR” means, with respect to any Interest Period, the London interbank offered rate for deposits in U.S. dollars having the applicable Index Maturity which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the related LIBOR Determination Date as determined by the Trustee or its agent. If this rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that LIBOR Determination Date, to prime banks in the London interbank market by the Reference Banks. The Trustee will request the principal London office of each Reference Bank identified by it to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Trustee at approximately 11:00 a.m., New York time, on that LIBOR Determination Date, for loans in U.S. dollars to leading European banks having the Index Maturity and in a principal amount of not less than U.S. $1,000,000. If the banks selected as described above are not providing quotations, LIBOR in effect for the applicable Interest Period will be the One-Month LIBOR or Three-Month LIBOR, as the case may be, in effect for the previous Interest Period.

                     “Participant” means a member of, or participant in, the Securities Depository.

                     “Paying Agent” means the Trustee and its successor or successors or any other commercial bank designated in accordance herewith as a place at which principal of or interest on the Series 2007-1 Notes is payable.

                     “Percentage Interest” means, with respect to a Series 2007-1 Note, the fraction, expressed as a percentage, the numerator of which is the original denomination represented by such Series 2007-1 Note and the denominator of which is the original Principal Amount of all Series 2007-1 Notes of that class.

                     “Priority Termination Payment” shall mean, with respect to a Swap Agreement, any termination payment payable by the Issuer under such Swap Agreement relating to an early termination of such Swap Agreement by the Swap Counterparty, as the non-defaulting party, following (i) a payment default by the Issuer thereunder, (ii) the occurrence of an Event of Default specified in Section 6.01(f) of the Base Indenture or (iii) the Trustee’s taking any action hereunder to liquidate the Trust Estate following an Event of Default and acceleration of the Notes pursuant to the Base Indenture.

                     “Program Expense Percentage” means, with respect to any Interest Period, the per annum rate of interest (rounded to the next highest 0.01%) equal to the sum of the Note Fees, Administration Fee and Servicing Fees, in each case for the calendar month immediately preceding such Interest Period, as determined by the Issuer on the last day of such calendar month, expressed as a percentage of the average daily outstanding Principal Balance of the Financed Student Loans during such month.

                     “Qualified Institutional Buyer” has the meaning given to such term in Rule 144A under the Securities Act.

                     “Quarterly Distribution Date” means the Interest Payment Date occurring in January, April, July and October.

                     “Reference Banks” means, with respect to a determination of LIBOR for any Interest Period by the Trustee, four major banks in the London interbank market selected by the Trustee.

                     “Regular Record Date” means, (i) with respect to each class of Series 2007-1 LIBOR Rate Notes and the Series 2007-1 Reset Rate Notes then in a fixed or floating rate mode, one Business Day prior to each related distribution date and (ii) with respect to a class of the Series 2007-1 Auction Rate Notes and the Series 2007-1 Reset Rate Notes then in an auction mode, the meaning set forth in Annex I hereto.

                     “Regulation S” means Regulation S under the Securities Act.

                     “Regulation S Global Notes” means any Non-Public Notes sold in offshore transactions in reliance on Regulation S and represented by one or more Global Notes deposited with the Note Registrar as custodian for the Securities Depository.

                     “Regulation S Investor” means with respect to a transferee of a Regulation S Global Note, a transferee that acquires such Non-Public Note pursuant to Regulation S.

                     “Regulation S Transfer Certificate” means a letter substantially in the form attached hereto as Exhibit G.

                     “Reserve Fund Requirement” means, at any time, an amount equal to the greater of (a) 0.50% of the aggregate Principal Amount of Notes then Outstanding, or (b) $2,000,000 or such other lesser or greater amount specified as the Reserve Fund Requirement in another Supplemental Indenture; provided, however, in no event shall the Reserve Fund Requirement exceed the aggregate Principal Amount of the Notes then outstanding; provided, further, that the Reserve Fund Requirement for the Notes may be reduced if the Rating Agency Condition shall have been met with respect to such reduction.

                     “Revolving Period” means the period beginning on the Closing Date and ending on February 25, 2010, or such earlier or later date as may be provided by Issuer Order; provided that the Rating Agency Condition shall have been satisfied with respect to an extension of the Revolving Period.

                     “Rule 144A Certification” means a letter substantially in the form attached to this First Supplement as Exhibit G-2.

                     “Rule 144A Global Notes” mean any Non-Public Notes sold in reliance on Rule 144A and represented by one or more Global Notes deposited with the Note Registrar as custodian for the Securities Depository. During the Initial Reset Period, there will not be any Rule 144A Global Notes.

                     “Senior Support Notes” means any class of Senior Notes that are not Class A Targeted Balance Notes.

                     “Series 2007-1 Auction Rate Notes” means collectively, the Class A-4 Notes, the Class A-5 Notes, the Class A-6 Notes, the Class A-7 Notes, the Class A-8 Notes, the Class A-9 Notes, the Class A-10 Notes, the Class A-11 Notes, the Class A-12 Notes, the Class A-13 Notes, the Class B-1 Notes, the Class B-2 Notes, the Class B-3 Notes and the Class B-4 Notes.

                     “Series 2007-1 LIBOR Rate Notes” means, collectively, the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes.

                     “Series 2007-1 Notes” means, collectively, the Series 2007-1 Senior Notes and the Series 2007-1 Subordinate Notes.

                     “Series 2007-1 Reset Rate Notes” means the Class A-14 Notes.

                     “Series 2007-1 Senior Notes” means, collectively, the Series 2007-1 LIBOR Rate Notes and the Series 2007-1 Senior Support Notes.

                     “Series 2007-1 Senior Support Notes” means, collectively, the Class A-4 Notes, the Class A-5 Notes, the Class A-6 Notes, the Class A-7 Notes, the Class A-8 Notes, the Class A-9 Notes, the Class A-10 Notes, the Class A-11 Notes, the Class A-12 Notes, the Class A-13 Notes and the Series 2007-1 Reset Rate Notes.

                     “Series 2007-1 Subordinate Notes” means, collectively, the Class B-1 Notes, the Class B-2 Notes, the Class B-3 Notes and the Class B-4 Notes.

                     “Targeted Balance” means, for each class of Series 2007-1 LIBOR Rate Notes, and each Quarterly Distribution Date, the amount listed on Schedule I hereto as the Targeted Balance for each such class on such Quarterly Distribution Date.

                     “Telerate Page 3750” means the display page so designated on the Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

                     “Transferee Letter” means a letter substantially in the form attached to this First Supplement as Exhibit G-1.

                     “U.S. Person” means a person that is a citizen or resident of the United States, a corporation or partnership (except as provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided as applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as a U.S. Person).

           Section 2. Authorization and Terms of Series 2007-1 Notes. There is hereby created and there shall be (a) a class of Senior Notes entitled “Student Loan Asset-Backed Notes, Series 2007-1, Class A-1 Notes” in the aggregate principal amount of $200,000,000; (b) a class of Senior Notes entitled “Student Loan Asset-Backed Notes, Series 2007-1, Class A-2 Notes” in the aggregate principal amount of $278,000,000; (c) a class of Senior Notes entitled “Student Loan Asset-Backed Notes, Series 2007-1, Class A-3 Notes” in the aggregate principal amount of $222,000,000; (d) a class of Senior Notes entitled “Student Loan Asset-Backed Notes, Series 2007-1, Class A-4 Notes” in the aggregate principal amount of $75,000,000; (e) a class of Senior Notes entitled “Student Loan Asset-Backed Notes, Series 2007-1, Class A-5 Notes” in the aggregate principal amount of $75,000,000; (f) a class of Senior Notes entitled “Student Loan Asset-Backed Notes, Series 2007-1, Class A-6 Notes” in the aggregate principal amount of $75,000,000; (g) a class of Senior Notes entitled “Student Loan Asset-Backed Notes, Series 2007-1, Class A-7 Notes” in the aggregate principal amount of $75,000,000; (h) a class of Senior Notes entitled “Student Loan Asset-Backed Notes, Series 2007-1, Class A-8 Notes” in the aggregate principal amount of $75,000,000; (i) a class of Senior Notes entitled “Student Loan Asset-Backed Notes, Series 2007-1, Class A-9 Notes” in the aggregate principal amount of $75,000,000; (j) a class of Senior Notes entitled “Student Loan Asset-Backed Notes, Series 2007-1, Class A-10 Notes” in the aggregate principal amount of $75,000,000; (k) a class of Senior Notes entitled “Student Loan Asset-Backed Notes, Series 2007-1, Class A-11 Notes” in the aggregate principal amount of $75,000,000; (l) a class of Senior Notes entitled “Student Loan Asset-Backed Notes, Series 2007-1, Class A-12 Notes” in the aggregate principal amount of $50,000,000; (m) a class of Senior Notes entitled “Student Loan Asset-Backed Notes, Series 2007-1, Class A-13 Notes” in the aggregate principal amount of $50,000,000; (n) a class of Senior Notes entitled “Student Loan Asset-Backed Notes, Series 2007-1, Class A-14 Notes” in the aggregate principal amount of $200,000,000; (o) a class of Subordinate Notes entitled “Student Loan Asset-Backed Notes, Series 2007-1, Class B-1 Notes” in the aggregate principal amount of $25,000,000; (p) a class of Subordinate Notes entitled “Student Loan Asset-Backed Notes, Series 2007-1, Class B-2 Notes” in the aggregate principal amount of $25,000,000; (q) a class of Subordinate Notes entitled “Student Loan Asset-Backed Notes, Series 2007-1, Class B-3 Notes” in the aggregate principal amount of $25,000,000; and (r) a class of Subordinate Notes entitled “Student Loan Asset-Backed Notes, Series 2007-1, Class B-4 Notes” in the aggregate principal amount of $25,000,000.

                     The Class A-1 Notes shall have a Stated Maturity on January 25, 2023, the Class A-2 Notes shall have a Stated Maturity on July 25, 2026, the Class A-3 Notes shall have a Stated Maturity on April 25, 2029, the Class A-4 Notes shall have a Stated Maturity on January 25, 2047, the Class A-5 Notes shall have a Stated Maturity on January 25, 2047, the Class A-6 Notes shall have a Stated Maturity on January 25, 2047, the Class A-7 Notes shall have a Stated Maturity on January 25, 2047, the Class A-8 Notes shall have a Stated Maturity on January 25, 2047, the Class A-9 Notes shall have a Stated Maturity on January 25, 2047, the Class A-10 Notes shall have a Stated Maturity on January 25, 2047, the Class A-11 Notes shall have a Stated Maturity on January 25, 2047, the Class A-12 Notes shall have a Stated Maturity on January 25, 2047, the Class A-13 Notes shall have a Stated Maturity on January 25, 2047, the Class A-14 Notes shall have a Stated Maturity on January 25, 2047, the Class B-1 Notes shall have a Stated Maturity on January 25, 2047, the Class B-2 Notes shall have a Stated Maturity on January 25, 2047, the Class B-3 Notes shall have a Stated Maturity on January 25, 2047 and the Class B-4 Notes shall have a Stated Maturity on January 25, 2047.

                     Each class of Series 2007-1 Notes shall bear interest at its Applicable Interest Rate, and at such Applicable Interest Rate (to the extent that the payment of such interest shall be legally enforceable) on overdue installments of interest.

                     The Series 2007-1 Notes shall be issued as fully registered Notes without coupons in Authorized Denominations.

                     The Series 2007-1 Notes shall be dated as provided in Section 2.09 of the Base Indenture and shall bear interest from their date of original issue until payment of principal has been made or duly provided for. With respect to each class of Series 2007-1 Notes, the date of original issue of the Series 2007-1 Notes shall be the Closing Date set forth in this First Supplement. The Series 2007-1 Notes of each class shall be numbered in such manner as the Note Registrar shall determine.

                     Interest on each class of Series 2007-1 LIBOR Rate Notes shall be computed on the basis of a 360-day year for the number of days actually elapsed, and shall be payable on each Interest Payment Date with respect to such class prior to the Maturity thereof and at the Maturity thereof. Interest on the Series 2007-1 Reset Rate Notes shall be computed (i) during the Initial Reset Period on the basis of a 365-day or 366-day year, as applicable, for the number of days actually elapsed, and shall be payable on each Interest Payment Date with respect to such class and (ii) during each Reset Period thereafter, pursuant to the procedures described in Annex II hereto. Interest on the Series 2007-1 Auction Rate Notes and the Series 2007-1 Reset Rate Notes then in an auction mode shall be computed on the basis of a 365-day year for the number of days actually elapsed, except that, for any leap year, such calculation with respect to an Interest Payment Date occurring after January 1 of such year through December 31 of such year shall be computed on the basis of a 366-day year and accrue daily from the date thereof, and shall be payable on each Interest Payment Date with respect to such class prior to the Maturity thereof and at the Maturity thereof, and as further computed as described in Annex I hereto. The interest payable on each Interest Payment Date for each class of Series 2007-1 Notes (which, in the case of the Series 2007-1 Auction Rate Notes, shall be calculated on a per unit basis, based on a unit of $25,000) shall be that interest which has accrued through the last day preceding such Interest Payment Date or, in the case of the Maturity of a Series 2007-1 Note, the last day preceding the date of such Maturity. The Applicable Interest Rate shall be effective as of and on the first day of the applicable Interest Period and be in effect thereafter through the end of such Interest Period.

                     The principal of the Series 2007-1 Notes, together with interest payable on the Series 2007-1 Notes at the Maturity thereof if the date of such Maturity is not a regularly scheduled Interest Payment Date, shall be payable in lawful money of the United States of America (except for the Series 2007-1 Reset Rate Notes that are designated in a different currency, if any), upon, except as otherwise provided in Section 8 hereof, presentation and surrender of such Series 2007-1 Notes at the Principal Office of the Trustee, as Paying Agent with respect to the Series 2007-1 Notes, or a duly appointed successor Paying Agent. Interest due on the Series 2007-1 Notes on each regularly scheduled Interest Payment Date shall, except as otherwise provided in Section 8 hereof, be paid by check or draft drawn upon the Paying Agent and mailed to the person who is the Holder thereof as of 5:00 p.m. on the Regular Record Date for such Interest Payment Date at the address of such Holder as it appears on the Note Register, or, in the case of any Series 2007-1 Note the Holder of which is the Holder of Series 2007-1 Notes in the aggregate Principal Amount of $1,000,000 or more (or, if less than $1,000,000 in Principal Amount of Series 2007-1 Notes is Outstanding, the Holder of all outstanding Series 2007-1 Notes), at the direction of such Holder received by the Paying Agent by 5:00 p.m. on the last Business Day preceding the applicable Regular Record Date, by electronic transfer by the Paying Agent in immediately available funds to an account designated by such Holder. Any interest not so timely paid or duly provided for (herein referred to as “Defaulted Interest”) shall cease to be payable to the person who is the Holder thereof at the close of business on the Regular Record Date and shall be payable to the person who is the Holder thereof at the close of business on a Special Record Date for the payment of any such Defaulted Interest. Such Special Record Date shall be fixed by the Trustee whenever moneys become available for payment of the Defaulted Interest, and notice of the Special Record Date shall be given to the Holders of the Series 2007-1 Notes with respect to which such Defaulted Interest is to be paid, not less than 10 days prior to such Special Record Date by first-class mail to each such Holder as shown on the Note Register on a date selected by the Trustee, stating the date of the Special Record Date and the date fixed for the payment of such Defaulted Interest. All payments of principal of and premium, if any, and interest on the Series 2007-1 Notes shall be made in lawful money of the United States of America, except for the Series 2007-1 Reset Rate Notes that are designated in a different currency, if any.

                     The Series 2007-1 Notes are subject to redemption prior to their Stated Maturity upon the terms and conditions specified in Section 7 hereof.

                     Subject to the provisions of the Indenture, the Series 2007-1 Notes shall be in substantially the form set forth in Exhibit A-1, Exhibit A-2 and Exhibit A-3 hereto, with such variations, omissions and insertions as may be required by the circumstances, be required or permitted by the Indenture, or be consistent with the Indenture and necessary or appropriate to conform to the rules and requirements of any governmental authority or any usage or requirement of law with respect thereto.

           Section 3. Interest Payable On Series 2007-1 Notes. During the Initial Interest Period, each class of Series 2007-1 Notes shall bear interest at the Initial Interest Rate for such class. Thereafter each class of the Series 2007-1 Notes shall bear interest at the Applicable Interest Rate for the number of days of the applicable Interest Period, as determined pursuant to this Section 3 and, with respect to the Series 2007-1 Auction Rate Notes, Annex I hereto and, with respect to the Series 2007-1 Reset Rate Notes, Annex II hereto.

                     On each LIBOR Determination Date, the Trustee shall determine LIBOR and the Applicable Interest Rate for each class of Series 2007-1 LIBOR Rate Notes for the upcoming Interest Period. Promptly following each LIBOR Determination Date, the Trustee shall provide the Issuer Administrator with written notice of LIBOR and the Applicable Interest Rates so determined. The Series 2007-1 Auction Rate Notes shall accrue interest as specified in Annex I hereto. The Series 2007-1 Reset Rate Notes shall accrue interest as specified in Annex II hereto.

           Section 4. Additional Provisions Regarding the Applicable Interest Rate for the Series 2007-1 LIBOR Rate Notes. The determination of LIBOR and each Applicable Interest Rate for the Series 2007-1 LIBOR Rate Notes by the Trustee pursuant to the provisions of Section 3 hereof shall be conclusive and binding on the Holders of the Notes, and the Issuer and the Issuer Administrator may rely thereon for all purposes.

                     In no event shall the cumulative amount of interest paid or payable on a class of Series 2007-1 LIBOR Rate Notes (including interest calculated as provided herein, plus any other amounts that constitute interest on the Series 2007-1 LIBOR Rate Notes of such class under applicable law, which are contracted for, charged, reserved, taken or received pursuant to the Series 2007-1 LIBOR Rate Notes of such class or related documents) calculated from the Closing Date through any subsequent day during the term of such class or otherwise prior to payment in full of the Series 2007-1 LIBOR Rate Notes of such class exceed the amount permitted by applicable law. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Series 2007-1 LIBOR Rate Notes of a class or related documents or otherwise contracted for, charged, reserved, taken or received in connection with the Series 2007-1 LIBOR Rate Notes of such class, or if the redemption or acceleration of the maturity of the Series 2007-1 LIBOR Rate Notes of such class results in payment to or receipt by the Holder or any former Holder of the Series 2007-1 LIBOR Rate Notes of such class of any interest in excess of that permitted by applicable law, then, notwithstanding any provision of the Series 2007-1 LIBOR Rate Notes of such class or related documents to the contrary, all excess amounts theretofore paid or received with respect to the Series 2007-1 LIBOR Rate Notes of such class shall be credited on the Principal Amount of the Series 2007-1 LIBOR Rate Notes of such class (or, if the Series 2007-1 LIBOR Rate Notes of such class have been paid or would thereby be paid in full, refunded by the recipient thereof), and the provisions of the Series 2007-1 LIBOR Rate Notes of such class and related documents shall automatically and immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for under the Series 2007-1 LIBOR Rate Notes of such class and under the related documents.

           Section 5. Purposes of Issuance of Series 2007-1 Notes. The Series 2007-1 Notes are being issued (a) to provide funds to be used to acquire Student Loans, (b) to fund the Reserve Fund, (c) to fund the Capitalized Interest Fund, (d) to fund the Collection Fund and (e) to pay the costs of issuing the Series 2007-1 Notes.

           Section 6. Deposit of Series 2007-1 Note Proceeds. From the net proceeds derived from the sale of the Series 2007-1 Notes on the Closing Date $1,696,971,200, there shall be deposited with the Trustee:

(a) for credit to the Acquisition Fund, an amount equal to $1,645,371,200 ($924,000 of which will be used to pay the costs of issuance other than the underwriting discount);

(b) for credit to the Reserve Fund, an amount equal to $8,500,000;

(c) for credit to the Capitalized Interest Fund, an amount equal to $40,000,000; and

(d) for credit to the Collection Fund, an amount equal to $3,100,000.

           Section 7. Redemption of Series 2007-1 Notes. The Series 2007-1 Notes are subject to redemption as provided in this Section 7.

(a) Prior to their Stated Maturity, the Series 2007-1 Senior Notes shall not receive distributions pursuant to Section 4.05(e) of the Base Indenture.

(b) So long as any Class A Targeted Balance Notes, including the Series 2007-1 LIBOR Rate Notes, are Outstanding, on each Monthly Calculation Date the Trustee, upon receipt of an Issuer Order, shall transfer to the Retirement Account and allocate to the Class A Targeted Balance Notes, including the Series 2007-1 LIBOR Rate Notes, pursuant to Section 4.05(p) of the Base Indenture (to the extent amounts are available in the Collection Fund or the Surplus Fund, after taking into account all prior application of moneys in those Funds on that Monthly Calculation Date) an amount sufficient to reduce the Principal Amount of each Class A Targeted Balance Note, including the Series 2007-1 LIBOR Rate Notes, to its Targeted Balance for the next Quarterly Distribution Date. The Targeted Balances of the Series 2007-1 LIBOR Rate Notes are listed on Schedule I hereto. Principal reduction payments will be made up to these amounts even if the Asset Release Requirement would otherwise be satisfied.

(c) Redemption of and principal reduction payments on Notes will be made pursuant to Section 4.05(v) of the Base Indenture as follows:

(i) First, to redeem each class of Senior Support Notes that are then permitted to be redeemed and, if the conditions described in Section 7(e) below are satisfied, any class of Subordinate Notes, regardless of when issued, until after giving effect to such redemption, the aggregate Principal Amount of the Senior Support Notes and Subordinate Notes then Outstanding is reduced to $200,000,000. The specific class of Senior Support Notes or Subordinate Notes to be redeemed will be determined by Issuer Order or pursuant to the terms of the applicable Supplemental Indenture pursuant to which such class of Senior Support Notes or Subordinate Notes was issued, and the redemptions will occur on the applicable Interest Payment Date for applicable class;

(ii) Second, to prepay each class of Class A Targeted Balance Notes, including the Series 2007-1 LIBOR Rate Notes, sequentially in numerical order of class designation, until such class’ outstanding Principal Amount is reduced to zero; and

(iii) Third, to redeem any remaining class of Senior Support Notes and, if the requirements described in Section 7(e) below are satisfied, any class of Subordinate Notes. The specific class of Senior Support Notes or Subordinate Notes to be redeemed will be determined by Issuer Order or pursuant to the terms of the applicable Supplemental Indenture pursuant to which such class of Senior Support Notes or Subordinate Notes, as applicable, was issued, and the redemptions will occur on the Interest Payment Date for the applicable class.

(d) As a result of the priorities described above, prior to an Event of Default under the Indenture:

(i) so long as any Class A Targeted Balance Notes, including the Series 2007-1 LIBOR Rate Notes, remain outstanding, deposits will be made to the Retirement Account for the Class A Targeted Balance Notes pursuant to Section 4.05(p) of the Base Indenture prior to any other class of Notes receiving a principal payment, except for payments due at the Stated Maturity of a class of Notes; and

(ii) no Class A Targeted Balance Notes, including the Series 2007-1 LIBOR Rate Notes, will receive any payments of principal exceeding the amount needed to reduce its outstanding Principal Amount to its Targeted Balance for the next Quarterly Distribution Date until the aggregate Principal Amount of the Senior Support Notes and Subordinate Notes then Outstanding is reduced to $200,000,000.

(e) Optional Redemption of Series 2007-1 Auction Rate Notes. Subject to compliance with Section 3.02 of the Base Indenture, Series 2007-1 Auction Rate Notes may, at the option of the Issuer and from amounts credited to the Retirement Account for such purpose, be redeemed, in whole or in part, on any regularly scheduled Interest Payment Date for the class of Series 2007-1 Auction Rate Notes being redeemed at a price equal to 100% of the Principal Amount of Series 2007-1 Auction Rate Notes to be redeemed plus accrued interest thereon to the date of redemption; provided, however, that so long as any class of Senior Support Notes is Outstanding, Subordinate Notes may only be redeemed if, after giving effect to the redemption, the Senior Asset Requirement will be satisfied. Any Carry-Over Amount accrued on the Series 2007-1 Auction Rate Notes being redeemed (if note paid on such Prepayment Date) will be extinguished on the date of such option redemption.

(f) Selection of Series 2007-1 Notes for Redemption. If less than all Outstanding Series 2007-1 LIBOR Rate Notes are to be prepaid pursuant to this Section 7, principal reduction payments will be made to the Noteholders of the class of Series 2007-1 LIBOR Rate Notes being redeemed on a pro rata basis based upon the Percentage Interest represented by their respective Notes.

If less than all of the Outstanding Series 2007-1 Auction Rate Notes are to be redeemed pursuant to this Section 7, the particular class of Series 2007-1 Auction Rate Notes to be redeemed shall be selected by the Trustee by lot in such manner as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Series 2007-1 Auction Rate Notes in an Authorized Denomination.

The Trustee shall promptly notify the Note Registrar and any Paying Agent for the Series 2007-1 Notes (in each case, if other than the Trustee) in writing of the Series 2007-1 Notes selected for redemption and, in the case of any Series 2007-1 Note selected for partial redemption, the Principal Amount thereof to be redeemed.

For all purposes of the Indenture, unless the context otherwise requires, all provisions relating to the redemption of Series 2007-1 Notes shall relate, in the case of any Series 2007-1 Note redeemed or to be redeemed only in part, to the portion of the principal of such Series 2007-1 Note which has been or is to be redeemed.

(g) Notice of Redemption. The provisions of Section 3.04 of the Base Indenture shall not apply to the Series 2007-1 LIBOR Rate Notes. Notice of redemption of Series 2007-1 Auction Rate Notes pursuant to this Section 7 shall be given not less than ten days nor more than 30 days prior to the Prepayment Date in accordance with the provisions of Section 3.04 of the Base Indenture.

          Section 8. Book-Entry Series 2007-1 Notes.

(a) Subject to subsection (c) below, the registered Holder of all Series 2007-1 Notes (other than any Definitive Notes) shall be the Securities Depository, and the Series 2007-1 Notes (other than any Definitive Notes) shall be registered in the name of the nominee for the Securities Depository.

(b) The Series 2007-1 Notes shall be initially issued in the form of one or more separate, authenticated fully-registered Series 2007-1 Notes for each class thereof in the aggregate Principal Amount of such class. Upon initial issuance, the ownership of each such Series 2007-1 Note (other than the Series 2007-1 Reset Rate Notes) shall be registered in the registration books kept by the Note Registrar in the name of the nominee of the Securities Depository. The Series 2007-1 Reset Rate Notes shall initially be evidenced by a Definitive Note registered in the registration books kept by the Note Registrar in the name of the Initial Purchaser or its designee. The Trustee and the Issuer may treat the Securities Depository (or its nominee) as the sole and exclusive owner of the Series 2007-1 Notes (other than any Definitive Notes) registered in its name for the purposes of (i) payment of the principal or Prepayment Price of and interest on the Series 2007-1 Notes, (ii) selecting the Series 2007-1 Notes or portions thereof to be redeemed, (iii) giving any notice permitted or required to be given to Holders under the Indenture, (iv) registering the transfer of Series 2007-1 Notes, and (v) obtaining any consent or other action to be taken by Holders and for all other purposes whatsoever, and neither the Trustee nor the Issuer shall be affected by any notice to the contrary (except as provided in subsection (c) below). Neither the Trustee nor the Issuer shall have any responsibility or obligation to any Participant, any beneficial owner of Series 2007-1 Notes or any other Person claiming a beneficial ownership interest in the Series 2007-1 Notes under or through the Securities Depository or any Participant, or any other Person which is not shown on the registration books of the Note Registrar as being a Holder, with respect to the accuracy of any records maintained by the Securities Depository or any Participant, the payment to the Securities Depository of any amount in respect of the principal or Prepayment Price of or interest on the Series 2007-1 Notes; any notice which is permitted or required to be given to Holders under the Indenture; the selection by the Securities Depository or any Participant of any Person to receive payment in the event of a partial redemption of the Series 2007-1 Notes; or any consent given or other action taken by the Securities Depository as Holder. The Trustee shall pay all principal and Prepayment Price of and interest on the Series 2007-1 Notes (other than any Definitive Notes) only to or upon the order of the Securities Depository, and all such payments shall be valid and effective to fully satisfy and discharge the Issuer’s obligations with respect to the principal, purchase price or Prepayment Price of and interest on the Series 2007-1 Notes (other than any Definitive Notes) to the extent of the sum or sums so paid. Except as provided in subsection (c) below, no Person other than the Securities Depository (or, in the case of the initial delivery of the Series 2007-1 Reset Rate Notes, the Initial Purchaser or its designee) shall receive an authenticated Series 2007-1 Note evidencing the obligation of the Issuer to make payments of principal or Prepayment Price and interest pursuant to this First Supplement. Upon delivery by the Securities Depository to the Trustee of written notice to the effect that the Securities Depository has determined to substitute a new nominee in place of the preceding nominee, the Series 2007-1 Notes (other than any Definitive Notes) will be transferable to such new nominee in accordance with subsection (f) of this Section.

(c) The Securities Depository may determine to discontinue providing its services with respect to any Series 2007-1 Notes at any time by giving notice to the Issuer and the Trustee and discharging its responsibilities with respect thereto under applicable law, or the Issuer may determine that the Securities Depository is incapable of discharging its responsibilities and may so advise the Securities Depository. In either such event, the Issuer shall either establish its own Book-Entry System or use reasonable efforts to locate another securities depository. Under such circumstances (if there is no successor Securities Depository), the Issuer and the Trustee shall be obligated to deliver definitive Series 2007-1 Notes as described in the Indenture and in accordance with subsection (f) of this Section. In the event definitive Series 2007-1 Notes are issued, the provisions of the Indenture and this Supplemental Indenture shall apply to such definitive Series 2007-1 Notes in all respects, including, among other things, the transfer and exchange of such Series 2007-1 Notes and the method of payment of principal or Prepayment Price of and interest on such Series 2007-1 Notes. Whenever the Securities Depository requests the Issuer and the Trustee to do so, the Issuer and the Trustee will cooperate with the Securities Depository in taking appropriate action after reasonable notice (i) to make available one or more separate definitive Series 2007-1 Notes to any Participant having Series 2007-1 Notes credited to its account with the Securities Depository or (ii) to arrange for another securities depository to maintain custody of definitive Series 2007-1 Notes.

(d) Notwithstanding any other provision of the Indenture to the contrary, so long as any Series 2007-1 Note is registered in the name of the nominee of the Securities Depository, all payments with respect to the principal or Prepayment Price of and interest on such Series 2007-1 Note and all notices with respect to such Series 2007-1 Note shall be made and given, respectively, to the Securities Depository as provided in its letter of representations.

(e) In connection with any notice or other communication to be provided to Holders pursuant to the Indenture by the Issuer or the Trustee or with respect to any consent or other action to be taken by Holders, the Issuer or the Trustee, as the case may be, shall establish a record date for such consent or other action and give the Securities Depository (or, for the Holders of Definitive Notes, such Holders) notice of such record date not less than 15 calendar days in advance of such record date (or such longer time as may be required by the Securities Depository) to the extent possible. Such notice to the Securities Depository shall be given only when the Securities Depository is the sole Holder of a class.

(f) In the event that any transfer or exchange of Series 2007-1 Notes is permitted under subsection (b) or (c) of this Section, such transfer or exchange shall be accomplished upon receipt by the Trustee from the registered Holder thereof of the Series 2007-1 Notes to be transferred or exchanged and appropriate instruments of transfer to the permitted transferee, all in accordance with the applicable provisions of the Indenture. In the event definitive Series 2007-1 Notes are issued to Holders other than the nominee of the Securities Depository, or another securities depository as Holder of all the Series 2007-1 Notes, the provisions of the Indenture shall also apply to, among other things, the printing of such definitive Series 2007-1 Notes and the methods of payment of principal or Prepayment Price of and interest on such Series 2007-1 Notes.

           Section 9. Limitation on Fees.

(a) For so long as any Series 2007-1 Notes shall be Outstanding, the Issuer covenants and agrees that the Note Fees with respect to the Series 2007-1 Notes to be paid, or reimbursed to the Issuer, from the Administration Fund shall not, in any year, exceed the sum of (a) the annual fees of the Trustee, the Delaware Trustee and the Eligible Lender Trustee in effect as of the Closing Date, plus (b) the Broker-Dealer Fees payable at the Broker-Dealer Fee Rate in effect as of the Closing Date, plus (c) the Auction Agent Fees payable at the Auction Agent Fee Rate in effect as of the Closing Date, plus (d) any remarketing fees payable pursuant to a Remarketing Agreement entered into relating to the Series 2007-1 Reset Rate Notes, unless the Rating Agency Condition is satisfied with respect to any such excess amount.

(b) The Issuer covenants and agrees that the aggregate amount of Servicing Fees, Administration Fees and Note Fees paid from the Administration Fund shall not, in any Fiscal Year, exceed the sum of such fees provided for in the Cash Flows provided to each Rating Agency on the Closing Date for the Series 2007-1 Notes, unless a Rating Agency Condition is satisfied with respect to any such excess amount.

           Section 10. Certain Designations Pursuant to the Indenture.

(a) For so long as any Notes shall be Outstanding, for purposes of the Indenture:

(i) the “Senior Asset Requirement” shall mean that, as of the date of determination, the Senior Asset Percentage is at least equal to 105% and the Subordinate Asset Percentage is at least equal to 100.5% or such lesser percentage as permitted upon satisfaction of a Rating Agency Condition;

(ii) the “Asset Release Requirement” shall mean that, as of the date of determination, (A) the Senior Asset Percentage is at least equal to 105% and the Subordinate Asset Percentage is at least equal to 100.5% and (B) the Aggregate Value of assets held under the Indenture, less the principal amount of all Notes Outstanding will exceed $2,000,000 after release or payment; provided, however, that if any Financed Eligible Loan shall have ceased to be an Eligible Loan because it has lost its Guarantee as a result of marketing operations of College Loan Corporation and not servicer error and such Financed Student Loan remains in the Trust Estate as of such date of determination (a “Non-Guaranteed Loan”), then Asset Release Requirement shall mean, as of the date of determination and after release or payment, that (A) the Aggregate Value less the sum of all accrued interest on Outstanding Senior Notes, all accrued payments due to a Swap Counterparty with respect to Senior Swap Agreements and all accrued fees with respect to Senior Credit Enhancement Facilities is equal to at least 105% of the principal amount of all Senior Notes Outstanding plus 100% of the unpaid principal and accrued interest on the Non-Guaranteed Loans remaining in the Trust Estate, (B) the Aggregate Value less the sum of all accrued interest on all Outstanding Subordinate Notes, all accrued payments due to a Swap Counterparty under a Swap Agreement (other than with respect to Junior Subordinate Swap Agreements) and all accrued fees with respect to Credit Enhancement Facilities (other than Junior Subordinate Credit Enhancement Facilities) is equal to at least 101.5% of the principal amount of all Notes Outstanding plus 100% of the unpaid principal and accrued interest on the Non-Guaranteed Loans remaining in the Trust Estate and (C) the Aggregate Value of assets held under the Indenture, less the principal amount of all Notes Outstanding will exceed $2,000,000 after release or payment; or in all cases such lesser percentages or amounts as may be permitted upon satisfaction of a Rating Agency Condition; and

(iii) the “Premium” for each Eligible Loan acquired by the Issuer shall mean the portion of the purchase price paid by the Issuer that exceeds the outstanding Principal Balance of such Eligible Loan as of its date of acquisition; provided, however, at no time shall the total Premiums paid for Eligible Loans acquired with the proceeds of the Series 2007-1 Notes by the Issuer (i) on the Closing Date or during the Acquisition Period, exceed 4% of the Principal Balance of such Eligible Loans, or (ii) during the Revolving Period, exceed 1.5% of the Principal Balance of such Eligible Loans.

(b) For purposes of making the deposits required by Section 4.06(a) of the Base Indenture with respect to the Series 2007-1 Notes, for any Interest Period for which the actual Applicable Interest Rate with respect to a class of Series 2007-1 Notes is not known on the Monthly Calculation Date, such class of Series 2007-1 Notes shall be assumed to bear interest at the rate determined by the Issuer and set forth in an Issuer Order.

(c) So long as the Series 2007-1 LIBOR Rate Notes are Outstanding, the Issuer shall not:

(i) direct the Trustee to sell Student Loans financed with moneys in the Acquisition Fund pursuant to clause (b) of the seventh paragraph of Section 4.02 of the Base Indenture unless the proceeds of such sale are deposited into the Retirement Account to provide the payment of principal of a class of Notes on its Stated Maturity; or

(ii) invest money pursuant to Section 4.15 of the Base Indenture directly in Investment Securities consisting of commercial paper issued by an entity that has provided affiliates of the Issuer with financing for Student Loans that are part of the Trust Estate.

           Section 11. Mandatory Redemption of or Distributions of Principal With Respect to Notes.

(a) For purposes of Section 3.03 of the Base Indenture and subject to the provisions of Section 3.02 of the Base Indenture, if less than all Outstanding Series 2007-1 Notes are to be redeemed, the particular class from which Series 2007-1 Notes shall be redeemed will be determined pursuant to Section 7 hereof.

(b) For purposes of Section 3.03 of the Base Indenture, any Supplemental Indenture pursuant to which any class of Notes is issued may provide that amounts transferred to the Retirement Account for the mandatory redemption of, or distribution of principal with respect to, Notes shall be applied to such class of Notes, or any portions thereof, either prior to or after the application of such amounts to the Series 2007-1 Notes, or shall be allocated between such class of Notes and the Series 2007-1 Notes in any other manner. Notwithstanding Section 3.03 of the Base Indenture, so long as any Series 2007-1 Notes are Outstanding, the Issuer covenants that it will not make any payments pursuant to Section 4.05(k) of the Base Indenture.

           Section 12. List of Non-Business Days. The Trustee shall provide to the Auction Agent on the Closing Date, and on or before December 31 of each year and upon any change in the state in which the Trustee’s Principal Office is located, a list of all legal holidays in the state in which the Principal Office of the Trustee is located during the ensuing calendar year.

           Section 13. Certain Findings, Determinations and Designations. The Issuer hereby finds and determines as follows:

(a) This First Supplement supplements the Indenture, constitutes and is a “Supplemental Indenture” within the meaning of such term as defined and used in the Indenture and is executed under and pursuant to the Indenture.

(b) The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class A-5 Notes, the Class A-6 Notes, the Class A-7 Notes, the Class A-8 Notes, the Class A-9 Notes, the Class A-10 Notes, the Class A-11 Notes, the Class A-12 Notes, the Class A-13 Notes and the Class A-14 Notes constitute, and are hereby designated as, “Senior Notes” within the meaning of the term as defined and used in the Indenture and will be on parity with all other Senior Notes that may be issued pursuant to the terms of the Indenture, and the Class B-1 Notes, the Class B-2 Notes, the Class B-3 Notes, the Class B-4 Notes constitute, and are hereby designated as, “Subordinate Notes” within the meaning of the term as defined and used in the Indenture and will be on parity with all other Subordinate Notes that may be issued pursuant to the terms of the Indenture.

(c) Upon receipt of the proceeds of the sale of the Series 2007-1 Notes, (i) the revenues and other moneys and property pledged under the Indenture will not be encumbered by any lien or charge thereon or pledge thereof, other than the lien and charge thereon and pledge thereof created by the Indenture for the payment and security of the Notes and (ii) there will not be outstanding any bonds, notes or other evidences of indebtedness payable from and secured by a lien on or pledge or charge upon the revenues and other moneys and property pledged under the Indenture.

(d) There does not exist an “Event of Default,” within the meaning of such term as defined in the Indenture, which is continuing, nor does there exist any condition, which, after the passage of time, would constitute such an “Event of Default.”

           Section 14. Conditions Precedent. Each class of Series 2007-1 Notes shall be executed, authenticated and delivered on the Closing Date subject to the satisfaction of the conditions precedent set forth in Section 2.02 of the Base Indenture.

           Section 15. Notices to the Eligible Lender Trustee and the Trustee. In accordance with Section 10.04 of the Base Indenture, all notices, certificates and communications to the Eligible Lender Trustee and the Trustee shall be addressed as follows:

To the Eligible Lender Trustee:	Deutsche Bank Trust Company Americas 60 Wall Street MS NYC 60-2606 New York, NY 10005-2858 Attention: Trust and Security Services--Structured Finance

To the Trustee:	Deutsche Bank Trust Company Americas 60 Wall Street MS NYC 60-2606 New York, NY 10005-2858 Attention: Trust and Security Services--Structured Finance

           Section 16. Governing Law. This First Supplement shall be governed by and be construed in accordance with the laws of the State of New York without giving effect to the conflicts-of-laws principles thereof.

           Section 17. Headings. The headings or titles of the several sections hereof shall be solely for convenience of reference and shall not affect the meaning or construction, interpretation or effect of this First Supplement.

           Section 18. Severability. If any provision of this First Supplement shall be held or deemed to be or shall, in fact, be inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions or in all jurisdictions or in all cases because it conflicts with any provisions of any constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatever.

                     The invalidity of any one or more phrases, sentences, clauses or paragraphs in this First Supplement contained shall not affect the remaining portions of this First Supplement or part thereof.

           Section 19. Counterparts; Facsimile. This First Supplement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same instrument. Delivery of an executed counterpart of this First Supplement by facsimile shall be equally as effective as delivery of an original executed counterpart of this First Supplement. Any party delivering an executed counterpart of this First Supplement by facsimile shall also deliver an original executed counterpart of this First Supplement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this First Supplement.

           Section 20. Effect of First Supplement. Upon the execution and delivery of this First Supplement, the Indenture shall be supplemented in accordance herewith, and this First Supplement shall form a part of the Indenture for all purposes and every Holder of Notes hereafter authenticated and delivered and Other Beneficiary under the Indenture shall be bound hereby.

           Section 21. Rights, Privileges and Immunities of Trustee. The rights, privileges and immunities afforded the Trustee in Article VII of the Base Indenture shall apply to this First Supplement as if fully set forth herein.

           Section 22. Transfer Restrictions. Each person who is or who becomes a Holder or a Beneficial Owner of a Series 2007-1 Reset Rate Note shall be deemed by the acceptance or acquisition of such beneficial ownership interest to have agreed to be bound by the provisions of this Section. No beneficial ownership interest in a Series 2007-1 Reset Rate Note may be transferred, unless the proposed transferee shall have delivered to the Issuer and the Trustee either (i) evidence satisfactory to them that such Series 2007-1 Reset Rate Note has been registered under the Securities Act and has been registered or qualified under all applicable state securities laws to the reasonable satisfaction of the Issuer or (ii) an express agreement substantially in the Form of Transferee’s Representation Letter and Affidavit attached as Exhibit G-1 or Exhibit G-2 hereto by the proposed transferee to be bound by and to abide by the provisions of this Section and the restrictions noted in the Investment Letter; provided that compliance with the provisions of subparagraphs (i) and (ii) of this Section shall not be required if the proposed transferee is listed in the latest available S&P Rule 144A list of Qualified Institutional Buyers or other industry recognized subscriber services listing Qualified Institutional Buyers.

                     The Issuer will, upon the request of any Holder or Beneficial Owner of any Series 2007-1 Reset Rate Note, which Holder or Beneficial Owner is a qualified institutional buyer, provide such Holder or Beneficial Owner, and any qualified institutional buyer designated by such Holder or Beneficial Owner, such financial and other information as such Holder or Beneficial Owner may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Series 2007-1 Reset Rate Notes, except at such time as the Issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. For the purposes of this paragraph, the term “qualified institutional buyer” shall have the meaning specified in Rule 144A under the Securities Act.

(i) Every Series 2007-1 Reset Rate Note presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Note Registrar, duly executed by the Holder or his attorney duly authorized in writing. Each Series 2007-1 Reset Rate Note surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Trustee (or the Note Registrar on behalf of the Trustee) in accordance with its customary practice.

(ii) Neither the Trustee nor the Note Registrar shall be responsible for determining compliance with the restrictions on transfer in this First Supplement provided it receives the documents referred to above in this Section.

(iii) Pursuant to Section 2.07 of the Base Indenture, the Holder (and Beneficial Owner) of a Series 2007-1 Reset Rate Note effecting transfer thereof shall not be deemed to indemnify each of the Trustee, the Note Registrar and the Paying Agent, against any liability that may result if the transfer is not exempt from the registration requirements of the Securities Act. Each Holder of a Series 2007-1 Reset Rate Note (and each Beneficial Owner) shall be deemed by its acceptance and holding of its Series 2007-1 Reset Rate Note to agree that none of the Depositor, the Trustee, the Note Registrar, the Paying Agent is under an obligation to register the Series 2007-1 Reset Rate Note under the Securities Act or any other securities law.

(iv) A Person which becomes the Holder or Beneficial Owner of a Global Note shall be deemed to make the representations set forth in Exhibit G-1 or Exhibit G-2, as applicable, to the Issuer, the Trustee, the Paying Agent, the Note Registrar and the other Noteholders.

                     No offer, sale, transfer or other disposition (including pledge) of a Series 2007-1 Reset Rate Note shall be made to any Person which is, or is purchasing for or on behalf of, (1) an employee benefit plan, retirement arrangement, individual retirement account or Keogh plan subject to either Title I of ERISA or Section 4975 of the Code, as amended, or (2) an entity (including an insurance company general account) whose underlying assets include plan assets by reason of any such plan’s arrangements or account’s investment in any such entity unless such Person certifies that Prohibited Transaction Class Exemption (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 92-23 or some other applicable prohibited transaction exemption is applicable to the acquisition and holdings of such Series 2007-1 Rest Rate Note.

           Section 23. Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this First Supplement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it; (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Issuer; (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto; and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this First Supplement or any other related documents.

           Section 24. No Petition. Neither the Trustee nor the Eligible Lender Trustee will, at any time, institute against the Issuer any bankruptcy proceeding under any United States federal or State bankruptcy or similar law in connection with any obligations of the Issuer under this First Supplement.

           Section 25. Additional Covenants. If, after any reauthorization or amendment of the Higher Education Act, loans authorized thereunder, including, without limitation, their benefits, any provisions, or the servicing thereof, are materially different from loans so authorized prior to such reauthorization or amendment, such loans authorized after such reauthorization or amendment shall not constitute FFELP Loans unless the Rating Agency Condition is satisfied.

[Execution Pages Follow]

           IN WITNESS WHEREOF, the parties hereto have caused this First Supplement to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

COLLEGE LOAN CORPORATION TRUST II

By:  Wilmington Trust Company, not in its individual
        capacity but solely as Delaware Trustee

By  /s/ Robert J. Perkins
Name  Robert J. Perkins
Title Sr. Financial Services Officer

          IN WITNESS WHEREOF, the parties hereto have caused this First Supplement to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee By /s/ Louis Bodi Name Louis Bodi Title Vice President By /s/ Jenna Kaufman Name Jenna Kaufman Title Director

SCHEDULE I

TARGETED BALANCE SCHEDULE
SERIES 2007-1 LIBOR RATE NOTES

      Quarterly           Class A-1 Notes         Class A-2 Notes         Class A-2 Notes
 Distribution Dates       Targeted Balance        Targeted Balance       Targeted Balance
---------------------- ----------------------- ----------------------- ----------------------
              Closing      $   200,000,000         $   278,000,000         $   222,000,000
           April 2007      $   200,000,000         $   278,000,000         $   222,000,000
            July 2007      $   200,000,000         $   278,000,000         $   222,000,000
         October 2007      $   200,000,000         $   278,000,000         $   222,000,000
         January 2008      $   193,000,000         $   278,000,000         $   222,000,000
           April 2008      $   186,000,000         $   278,000,000         $   222,000,000
            July 2008      $   179,000,000         $   278,000,000         $   222,000,000
         October 2008      $   172,000,000         $   278,000,000         $   222,000,000
         January 2009      $   164,000,000         $   278,000,000         $   222,000,000
           April 2009      $   156,000,000         $   278,000,000         $   222,000,000
            July 2009      $   148,000,000         $   278,000,000         $   222,000,000
         October 2009      $   127,000,000         $   278,000,000         $   222,000,000
         January 2010      $   108,000,000         $   278,000,000         $   222,000,000
           April 2010      $    89,000,000         $   278,000,000         $   222,000,000
            July 2010      $    69,000,000         $   278,000,000         $   222,000,000
         October 2010      $    49,000,000         $   278,000,000         $   222,000,000
         January 2011      $    32,000,000         $   278,000,000         $   222,000,000
           April 2011      $    15,000,000         $   278,000,000         $   222,000,000
            July 2011      $             0         $   278,000,000         $   222,000,000
         October 2011      $             0         $   278,000,000         $   222,000,000
         January 2012      $             0         $   278,000,000         $   222,000,000
           April 2012      $             0         $   274,000,000         $   222,000,000
            July 2012      $             0         $   256,000,000         $   222,000,000
         October 2012      $             0         $   237,000,000         $   222,000,000
         January 2013      $             0         $   218,000,000         $   222,000,000
           April 2013      $             0         $   199,000,000         $   222,000,000
            July 2013      $             0         $   180,000,000         $   222,000,000
         October 2013      $             0         $   160,000,000         $   222,000,000
         January 2014      $             0         $   140,000,000         $   222,000,000
           April 2014      $             0         $   120,000,000         $   222,000,000
            July 2014      $             0         $    99,000,000         $   222,000,000
         October 2014      $             0         $    78,000,000         $   222,000,000
         January 2015      $             0         $    57,000,000         $   222,000,000
           April 2015      $             0         $    36,000,000         $   222,000,000
            July 2015      $             0         $    14,000,000         $   222,000,000
         October 2015      $             0         $             0         $   222,000,000
         January 2016      $             0         $             0         $   222,000,000
           April 2016      $             0         $             0         $   222,000,000
            July 2016      $             0         $             0         $   222,000,000
         October 2016      $             0         $             0         $   222,000,000
         January 2017      $             0         $             0         $   222,000,000
           April 2017      $             0         $             0         $   208,000,000
            July 2017      $             0         $             0         $   192,000,000
         October 2017      $             0         $             0         $   176,000,000
         January 2018      $             0         $             0         $   161,000,000
           April 2018      $             0         $             0         $   146,000,000
            July 2018      $             0         $             0         $   131,000,000
         October 2018      $             0         $             0         $   116,000,000
         January 2019      $             0         $             0         $   102,000,000
           April 2019      $             0         $             0         $    88,000,000
            July 2019      $             0         $             0         $    74,000,000
         October 2019      $             0         $             0         $    64,000,000
         January 2020      $             0         $             0         $    54,000,000
           April 2020      $             0         $             0         $    45,000,000
            July 2020      $             0         $             0         $    36,000,000
         October 2020      $             0         $             0         $    27,000,000
         January 2021      $             0         $             0         $    18,000,000
           April 2021      $             0         $             0         $     9,000,000
            July 2021      $             0         $             0         $             0

ANNEX I

CERTAIN TERMS AND PROVISIONS OF
THE AUCTION RATE NOTES

ARTICLE I

DEFINITIONS

                     “All Hold Rate” on any date of determination, means 90% of the Applicable LIBOR-Based Rate, provided that in no event shall the applicable All Hold Rate be greater than the Maximum Rate.

                     “Applicable LIBOR-Based Rate” means (a) for an Auction Period of 35 days or less, One-Month LIBOR; (b) for an Auction Period of more than 35 days but less than 115 days, Three-Month LIBOR; (c) for an Auction Period of more than 114 days but less than 195 days, Six-Month LIBOR; and (d) for an Auction Period of more than 194 days, One-Year LIBOR.

                     “Applicable Number of Business Days” means the greater of two Business Days or one Business Day plus the number of Business Days by which the Auction Date precedes the first day of the next succeeding Interest Period.

                     “Auction” means the implementation of the Auction Procedures on an Auction Date.

                     “Auction Agent” means the Initial Auction Agent under the Initial Auction Agent Agreement unless and until a Substitute Auction Agent Agreement becomes effective, after which “Auction Agent” means the Substitute Auction Agent.

                     “Auction Agent Agreement” means the Initial Auction Agent Agreement unless and until a Substitute Auction Agent Agreement is entered into, after which “Auction Agent Agreement” means such Substitute Auction Agent Agreement.

                     “Auction Agent Fee” shall have the meaning ascribed to such term in Section 3.04(a) of the Auction Agent Agreement.

                     “Auction Agent Fee Rate” shall have the meaning ascribed to such term in Section 1.02 of the Auction Agent Agreement.

                     “Auction Date” means, initially, with respect to each class of the Series 2007-1 Auction Rate Notes, the date set forth below:

                          Series                        Auction Date
                          ------                        ------------

                         Class A-4                     March 26, 2007
                         Class A-5                     March 27, 2007
                         Class A-6                     March 28, 2007
                         Class A-7                     March 29, 2007
                         Class A-8                     April 2, 2007
                         Class A-9                     April 3, 2007
                         Class A-10                    April 4, 2007
                         Class A-11                    April 5, 2007
                         Class A-12                    April 9, 2007
                         Class A-13                    April 10, 2007
                         Class B-1                     March 26, 2007
                         Class B-2                     March 27, 2007
                         Class B-3                     March 28, 2007
                         Class B-4                     March 29, 2007

provided, that if the initial Auction Date is not a Business Day, the initial Auction Date shall be the Business Day immediately preceding the date so listed. Thereafter, with respect to the Series 2007-1 Auction Rate Notes, the Auction Date means the Business Day immediately preceding the first day of each Auction Period, other than:

(a) an Auction Period commencing after the ownership of the Series 2007-1 Auction Rate Notes is no longer maintained in Book-Entry Form by the Securities Depository;

(b) an Auction Period commencing after and during the continuance of a Payment Default; or

(c) an Auction Period commencing less than the Applicable Number of Business Days after the cure or waiver of a Payment Default.

                     Notwithstanding the foregoing, the Auction Date for one or more Auction Periods may be changed pursuant to Section 2.02(h) of this Annex I.

                     “Auction Period” means the Interest Period applicable to the Series 2007-1 Auction Rate Notes.

                     “Auction Period Adjustment” means an adjustment to the Auction Period as provided in Section 2.02(g) of this Annex I.

                     “Auction Procedures” means the procedures set forth in Section 2.02 and Section 2.03 of this Annex I by which the Auction Rate is determined.

                     “Auction Rate” means the interest rate that results from implementation of the Auction Procedures and is determined as described in Section 2.02(a)(iii)(B) of this Annex I.

                     “Available Series 2007-1 Auction Rate Notes” shall have the meaning ascribed to such term in Section 2.02(a)(iii)(A)(1) of this Annex I.

                     “Bid” shall have the meaning ascribed to such term in Section 2.02(a)(i)(A) of this Annex I.

                     “Bidder” shall have the meaning ascribed to such term in Section 2.02(a)(i)(A) of this Annex I.

                     “Broker-Dealer” means, (a) (i) with respect to the Class A-4 Notes, the Class A-5 Notes and the Class B-1 Notes, Citigroup Global Markets Inc., (ii) with respect to the Class A-6 Notes, the Class A-7 Notes and the Class B-2 Notes, Goldman, Sachs & Co., (iii) with respect to the Class A-8 Notes, the Class A-9 Notes and the Class B-3 Notes, J.P. Morgan Securities Inc., (iv) with respect to the Class A-10 Notes, the Class A-11 Notes and the Class B-4 Notes, UBS Securities LLC and (v) with respect to the Class A-12 Notes and the Class A-13 Notes, Deutsche Bank Securities Inc., (b) any other broker or dealer (each as defined in the Exchange Act), commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer set forth in the Auction Procedures that (i) is a Participant (or an affiliate of a Participant), (ii) has been appointed as such with respect to such class of Series 2007-1 Auction Rate Notes by the Issuer pursuant to Section 2.02(d) of this Annex I and (iii) has entered into a Broker-Dealer Agreement that is in effect on the date of reference.

                     “Broker-Dealer Agreement” means each agreement among the Auction Agent, the Issuer and a Broker-Dealer, pursuant to which the Broker-Dealer agrees to participate in Auctions as set forth in the Auction Procedures, as such agreement may from time to time be amended or supplemented.

                     “Broker-Dealer Deadline” means, with respect to an Order, the internal deadline established by the Broker-Dealer through which the Order was placed after which it will not accept Orders or any change in any Order previously placed with such Broker-Dealer. Any Broker-Dealer may change the time or times of its Broker-Dealer Deadline as it relates to such Broker-Dealer by giving notice to the Bidders who place Orders through such Broker-Dealer. Notwithstanding the foregoing, the Broker-Dealer Deadline is implemented for the benefit of the Broker-Dealers and may be waived by any individual Broker-Dealer in any particular circumstance in the sole discretion of such Broker-Dealer.

                     “Broker-Dealer Fee” shall have the meaning ascribed to such term in Section 3.05 of the Auction Agent Agreement.

                     “Broker-Dealer Fee Rate” shall have the meaning ascribed to such term in Section 1.02 of the Broker- Dealer Agreement.

                     “Carry-Over Amount” means the excess, if any, of (a) the amount of interest on a Series 2007-1 Auction Rate Note that would have accrued with respect to the related Auction Period at the Auction Rate over (b) the amount of interest on such Series 2007-1 Auction Rate Note actually accrued with respect to such Series 2007-1 Auction Rate Note, with respect to such Auction Period based on the Maximum Rate, together with the unpaid portion of any such excess from prior Auction Periods; provided that any reference to “principal” or “interest” in the First Supplement, in the Indenture, and in the Series 2007-1 Auction Rate Notes shall not include, within the meanings of such words, any Carry-Over Amount or any interest accrued on any Carry-Over Amount.

                     “CP Determination Date” shall mean, for each month, the second Business Day preceding the 25th day of such month.

                     “CP Rate” shall mean, for each month, the rate as will be in effect on the CP Determination Date that is the bond equivalent yield of the rate set forth in H.15(519) for that CP Determination Date opposite the 90-day maturity and under the caption “Commercial Paper-Financial.” If, by 5:00 p.m., New York City time, on the Business Day immediately following the CP Determination Date, such rate for the CP Determination Date is not yet published in H.15(519), the CP Rate for such month will be the bond equivalent yield of the rate for the first preceding day for which such rate is set forth in H.15(519) opposite the 90 day maturity and under the caption “Commercial Paper-Financial.”

                     “Electronic Means” means, facsimile transmission, email transmission or other similar electronic means of communication providing evidence of transmission, including a telephone communication confirmed by any other method set forth in this definition.

                     “Eligible Carry-Over Make-Up Amount” means, with respect to each Interest Period relating to a class of Series 2007-1 Auction Rate Notes as to which, as of the first day of such Interest Period, there is any unpaid Carry-Over Amount, an amount equal to the lesser of (a) interest computed on the principal balance of such class in respect of such Interest Period at a per annum rate equal to the excess, if any, of the Maximum Rate over the Applicable Interest Rate, and (b) the aggregate Carry-Over Amount remaining unpaid as of the first day of such Interest Period together with interest accrued and unpaid thereon through the end of such Interest Period. The Eligible Carry-Over Make-Up Amount shall be $0.00 for any Interest Period for which the Auction Rate equals or exceeds the Maximum Rate.

                     “Existing Holder” means (a) with respect to and for the purpose of dealing with the Auction Agent in connection with an Auction, a Person who is a Broker-Dealer listed in the Existing Holder Registry at the close of business on the Business Day immediately preceding such Auction and (b) with respect to and for the purpose of dealing with the Broker-Dealer in connection with an Auction, a Person who is a beneficial owner of Series 2007-1 Auction Rate Notes.

                     “Existing Holder Registry” means the registry of Persons who are owners of the Series 2007-1 Auction Rate Notes, maintained by the Auction Agent as provided in the Auction Agent Agreement.

                     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

                     “Hold Order” shall have the meaning ascribed to such term in Section 2.02(a)(i)(A) hereof.

                     “Initial Auction Agent” means Deutsche Bank Trust Company Americas, a New York banking corporation, its successors and assigns, in its capacity as auction agent under the Initial Auction Agent Agreement.

                     “Initial Auction Agent Agreement” means the Auction Agent Agreement, dated as of March 1, 2007, by and among the Issuer, the Trustee and the Initial Auction Agent, including any amendment thereof or supplement thereto.

                     “Initial Interest Period” means, for the Series 2007-1 Auction Rate Notes, the period commencing on the Closing Date and continuing through the day immediately preceding the Initial Interest Rate Adjustment Date for such class.

                     “Initial Interest Rate” means for the Series 2007-1 Auction Rate Notes, the per annum rates set forth below:

                          Class                       Initial Interest Rate
                          -----                       ---------------------

                         Class A-4                          5.320%
                         Class A-5                          5.320%
                         Class A-6                          5.300%
                         Class A-7                          5.300%
                         Class A-8                          5.270%
                         Class A-9                          5.270%
                         Class A-10                         5.220%
                         Class A-11                         5.220%
                         Class A-12                         5.270%
                         Class A-13                         5.270%
                         Class B-1                          5.415%
                         Class B-2                          5.420%
                         Class B-3                          5.300%
                         Class B-4                          5.320%

                     “Initial Interest Rate Adjustment Date” means for the Series 2007-1 Auction Rate Notes, the dates set forth below (or, if such date is not a Business Day, the following Business Day):

                                                         Initial Interest Rate
                           Series                           Adjustment Date
                           ------                           ---------------

                         Class A-4                           March 27, 2007
                         Class A-5                           March 28, 2007
                         Class A-6                           March 29, 2007
                         Class A-7                           March 30, 2007
                         Class A-8                           April 3, 2007
                         Class A-9                           April 4, 2007
                         Class A-10                          April 5, 2007
                         Class A-11                          April 6, 2007
                         Class A-12                          April 10, 2007
                         Class A-13                          April 11, 2007
                         Class B-1                           March 27, 2007
                         Class B-2                           March 28, 2007
                         Class B-3                           March 29, 2007
                         Class B-4                           March 30, 2007

                     “Interest Payment Date” means (a) each regularly scheduled interest payment date on the Series 2007-1 Auction Rate Notes, which shall be the Business Day immediately following the expiration of the Initial Interest Period for such class and each related Interest Period thereafter; provided, however, if the duration of the Interest Period is 90 days or longer, then the Interest Payment Date therefor shall be each January 25, April 25, July 25 and October 25 during such Interest Period (or if any such day is not a Business Day, the immediately following Business Day) and the first Business Day immediately following the end of such Interest Period; or (b) with respect to the payment of interest upon redemption or acceleration of the Series 2007-1 Auction Rate Notes or the payment of Defaulted Interest, such date on which such interest is payable under the Indenture.

                     “Interest Period” means, unless otherwise changed as described herein: (a) with respect to the Series 2007-1 Auction Rate Notes, (i) initially, the Initial Interest Period for such class; and (ii) following the Initial Interest Period, each successive period of generally 28 days, commencing on the first Business Day following the Series Auction Date, and ending on (and including) the Series Auction Date (unless such date is not followed by a Business Day, in which case on the next succeeding day that is followed by a Business Day). Notwithstanding the foregoing, if the Auction Periods are changed as provided in Section 2.02(g) of this Annex I, each Interest Period shall commence on an Interest Payment Date and end on but shall exclude the next succeeding Interest Payment Date, provided, however, if the duration of the Interest Period is one year or longer, then the Interest Period shall commence on an Interest Payment Date and end on but shall exclude the final Interest Payment Date for such Interest Period. By way of example, if an Interest Period ordinarily would end on a Tuesday, but the following Wednesday is not a Business Day, the Interest Period will end on that Wednesday and the new Interest Period will begin on Thursday.

                     “Interest Rate Adjustment Date” means the date on which the interest rate on a class of Series 2007-1 Auction Rate Notes is effective, which for each class of Series 2007-1 Auction Rate Notes shall be the date of commencement of each Auction Period for such class.

                     “Interest Rate Determination Date” means for each class of Series 2007-1 Auction Rate Notes, the Auction Date for such class, or, if no Auction Date is applicable to such class, the Business Day immediately preceding the date of commencement of an Auction Period.

                     “LIBOR Determination Date” means the Auction Date, or if no Auction Date is applicable, the Business Day immediately preceding the first day of each Interest Period.

                     “Market Agent” means each of Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc., UBS Securities LLC and Deutsche Bank Securities Inc. with respect to the related class for which such party is a Broker-Dealer, or any successor in such capacity hereunder.

                     “Market Agent Agreement” means each market agent agreement relating to the Series 2007-1 Auction Rate Notes between a Market Agent and the Trustee, including any supplement thereto or amendment thereof.

                     “Maximum Auction Rate” means, for any Auction, a per annum interest rate on the Series 2007-1 Auction Rate Notes which, when taken together with the interest rate on the Series 2007-1 Auction Rate Notes for the one-year period ending on the final day of the proposed Auction Period, would result in the average interest rate on the Series 2007-1 Auction Rate Notes for such period either (a) not being in excess (on a per annum basis) of the average of the Ninety-One Day United States Treasury Bill Rate plus 1.20% for such one-year period (if any one of the ratings assigned by the Rating Agencies to such class of the Series 2007-1 Auction Rate Notes are “Aa3” or “AA-” or better), (b) not being in excess (on a per annum basis) of the Ninety-One Day United States Treasury Bill Rate plus 1.50% for such one-year period (if any one of the ratings assigned by the Rating Agencies to such class of the Series 2007-1 Auction Rate Notes is less than “Aa3” or “AA-” but both are at least any category of “A”), or (c) not being in excess (on a per annum basis) of the average of Ninety-One Day United States Treasury Bill Rate plus 1.75% for such one-year period (if any one of the ratings assigned by the Rating Agencies to such class of the Series 2007-1 Auction Rate Notes is less than the lowest category of “A”); provided, however, that if the Series 2007-1 Auction Rate Notes have not been Outstanding for at least such one-year period then for any portion of such period during which such Series 2007-1 Auction Rate Notes were not Outstanding, the interest rates on the Series 2007-1 Auction Rate Notes for purposes of this definition shall be deemed to be equal to such rates as the Market Agent shall determine were the rates of interest on equivalently rated auction securities with comparable lengths of auction periods during such period; provided further, however, that for any Auction with respect to any such class of Series 2007-1 Auction Rate Notes rated at least “A3” and “A-” by Moody’s & S&P, respectively, the Maximum Auction Rate shall not exceed the Applicable LIBOR-Based Rate plus 1.50%; and provided further, however, that this definition may be modified at the direction of the Issuer upon receipt by the Trustee of (i) written consent of the Market Agent and (ii) written consent from each Rating Agency then rating such class of the Series 2007-1 Auction Rate Notes that such change will not in and of itself result in a reduction of the rating on any Series 2007-1 Auction Rate Notes. For purposes of the Auction Agent and the Auction Procedures, the ratings referred to in this definition shall be the last ratings of which the Auction Agent has been given notice pursuant to the Auction Agent Agreement. The percentage amount to be added to the Ninety-One Day United States Treasury Bill Rate in any one or more of (a), (b) or (c) above may be increased by delivery to the Auction Agent and the Trustee of a certificate signed by an Authorized Officer of the Issuer directing such increase, together with satisfaction of the Rating Agency Condition with respect to such increase.

                     “Maximum Interest Rate” means the lesser of (a) 17% per annum or (b) the highest rate the Issuer may legally pay, from time to time, as interest on the Series 2007-1 Auction Rate Notes.

                     “Maximum Rate” on any date of determination means the interest rate per annum equal to the least of: (a) the Maximum Auction Rate, (b) the Maximum Interest Rate and (c) during the occurrence of a Net Loan Rate Restriction Period, the Net Loan Rate.

                     “Net Loan Rate” means, with respect to any Auction Period, (a) the rate of interest per annum (rounded to the next highest 0.01%) equal to the amount determined by dividing (a) the product of 12 times the sum of the following amounts accrued during the calendar month immediately preceding such Auction Period: (i) interest (including Interest Subsidy Payments) and Special Allowance Payments with respect to the Financed Student Loans, after giving effect to any Borrower Benefits, plus (ii) investment earnings on amounts in any Funds or Accounts, plus (iii) any Counterparty Swap Payments minus (iv) any amount required to be paid to the U.S. Department of Education or to be repaid to Guarantee Agencies with respect to the Financed Student Loans that do not qualify for a Guarantee, minus (v) any payments due to a Swap Counterparty under a Swap Agreement, minus (vi) the interest accrued on all Outstanding Notes (other than Auction Rate Notes), minus (vii) the Program Expense Percentage, minus (viii) any Premium paid in connection with the acquisition of Financed Student Loans during the Acquisition Period and Revolving Period; by (b) the aggregate Principal Balance of all Auction Rate Notes as of the date of such calculation. For this purpose, the Special Allowance Payment shall be computed based upon the bond equivalent yield of Ninety-One Day United States Treasury Bill Rate most recently auctioned, or the CP Rate, as applicable (whether or not the actual Special Allowance Payment rate could then be determined); and, provided further, however, that this definition may be modified at the direction of the Issuer upon receipt by the Trustee of (i) written consent of the Broker-Dealer for the applicable class of Auction Rate Notes and (ii) the Rating Agency Condition shall have been met with respect to such amendment.

                     “Net Loan Rate Restriction Period” means, with respect to any class of the Series 2007-1 Auction Rate Notes, the period of time from and including a Net Loan Rate Trigger Date to but excluding a Net Loan Rate Termination Date.

                     “Net Loan Rate Termination Date” means, for a class of Series 2007-1 Auction Rate Notes for which the Net Loan Rate Trigger Date has occurred, the first day of an Auction Period which immediately follows three consecutive Auction Dates for such class of the Series 2007-1 Auction Rate Notes where both: (i) the Auction Rate established on each such Auction Date for such class was less than a per annum rate equal to the sum of the Ninety-One Day United States Treasury Bill Rate as of each such Auction Date, plus 0.95%; and (ii) the most recently available Three-Month LIBOR rate, as of the CP Determination Date in the month for which such calculation is being made, was less than the sum of the CP Rate for the applicable month plus 0.25%.

                     “Net Loan Rate Trigger Date” means, for a class of Series 2007-1 Auction Rate Notes, the first day of an Auction Period which immediately follows six consecutive Auction Dates for such class of the Series 2007-1 Auction Rate Notes where either: (i) the Auction Rate established on each such Auction Date was equal to or greater than a per annum rate equal to the sum of the Ninety-One Day United States Treasury Bill Rate in effect as of each such Auction Date in effect as of each Auction Date, plus 0.95%; or (ii) the most recently available Three-Month LIBOR rate, as of the CP Determination Date in the month for which such calculation is being made, was equal to or greater than the sum of the CP Rate for the applicable month plus 0.25%.

                     “Ninety-One Day United States Treasury Bill Rate” means the bond-equivalent yield on the 91-day United States Treasury Bills sold at the last auction thereof that immediately precedes the Auction Date, as determined by the Market Agent on the Auction Date.

                     “Non-Payment Rate” means for any determination date, a rate per annum equal to the lesser of (a) the sum of (i) One-Month LIBOR and (ii) 150 basis points and (b) the Maximum Interest Rate.

                     “One-Month LIBOR,” “Three-Month LIBOR,” “Six-Month LIBOR” or “One-Year LIBOR” means the offered rate, as determined by the Auction Agent or Trustee, as applicable, of the Applicable LIBOR-Based Rate for United States dollar deposits which appears on Telerate Page 3750, as reported by Bloomberg Financial Markets Commodities News (or such other page as may replace Telerate Page 3750 for the purpose of displaying comparable rates) as of approximately 11:00 a.m., London time, on the LIBOR Determination Date; provided, that if on any calculation date, no rate appears on Telerate Page 3750 as specified above, the Auction Agent or Trustee, as applicable, shall determine the arithmetic mean of the offered quotations of four major banks in the London interbank market, for deposits in U.S. dollars for the respective periods specified above to the banks in the London interbank market as of approximately 11:00 a.m., London time, on such calculation date and in a principal amount of not less than $1,000,000 that is representative of a single transaction in such market and at such time, unless fewer than two such quotations are provided, in which case, the Applicable LIBOR-Based Rate shall be the arithmetic mean of the offered quotations that leading banks in New York City selected by the Auction Agent or Trustee, as applicable, are quoting on the relevant LIBOR Determination for loans in U.S. dollars to leading European banks in a principal amount of not less than $1,000,000 that is representative of a single transaction in such market at such time. All percentages resulting from such calculations shall be rounded upwards, if necessary, to the nearest one-hundredth of 1%.

                     “Order” shall have the meaning ascribed to such term in Section 2.02(a)(i)(A) hereof.

                     “Payment Default” means, with respect to the class of Series 2007-1 Auction Rate Notes, (a) a default in the due and punctual payment of any installment of interest on the class, or (b) the circumstance that on any Auction Date there are insufficient moneys in the Debt Service Fund to pay, or otherwise held by the Trustee under the Indenture and available to pay, the principal of and interest due on the Series 2007-1 Auction Rate Notes on the Interest Payment Date immediately following such Auction Date.

                     “Potential Holder” means any Person (including an Existing Holder) that is (a) a Broker-Dealer when dealing with the Auction Agent and (b) a potential beneficial owner when dealing with a Broker-Dealer, who may be interested in acquiring Series 2007-1 Auction Rate Notes (or, in the case of an Existing Holder thereof, an additional Principal Amount of Series 2007-1 Auction Rate Notes).

                     “Regular Record Date” means, with respect to any class of Series 2007-1 Auction Rate Notes, (a) so long as Interest Payment Dates are specified to occur at the end of each Auction Period, the Applicable Number of Business Days immediately preceding each Interest Payment Date and (b) if and for so long as interest on such class of Series 2007-1 Auction Rate Notes is payable quarterly, one Business Day prior to each Interest Payment Date.

                     “Sell Order” shall have the meaning ascribed to such term in Section 2.02(a)(i)(A) of this Annex I.

                     “Series Auction Date” means (i) Monday with respect to the Class A-4 Notes, Class A-8 Notes, Class A-12 Notes and Class B-1 Notes, (ii) Tuesday with respect to the Class A-5 Notes, Class A-9 Notes, Class A-13 Notes and Class B-2 Notes, (iii) Wednesday with respect to the Class A-6 Notes, Class A-10 Notes, and Class B-3 Notes and (iv) Thursday with respect to the Class A-7 Notes, Class A-11 Notes and Class B-4 Notes (or, in each case, if such day is not a Business Day, the next preceding Business Day).

                     “Submission Deadline” means 1:00 p.m., New York City time, on each Auction Date not in a daily Auction Period and 11:00 a.m., New York City time, on each Auction Date in a daily Auction Period, or such other time on such date as shall be specified from time to time by the Auction Agent if directed in writing by the Trustee pursuant to the Auction Agent Agreement as the time by which Broker-Dealers are required to submit Orders to the Auction Agent. Notwithstanding the foregoing, the Auction Agent will follow the Securities Industry and Financial Markets Association’s Early Market Close Recommendations for shortened trading days for the bond markets (the “SIFMA Recommendation”) unless the Auction Agent is instructed otherwise in writing by the Trustee or the Issuer. In the event of a SIFMA Recommendation with respect to an Auction Date the Submission Deadline will be 11:30 a.m., instead of 1:00 p.m., New York City time.

                     “Submission Processing Deadline” means the earlier of (i) one hour after the Submission Deadline and (ii) the time when the Auction Agent begins to disseminate the results of the Auction to the Broker-Dealers.

                     “Submission Processing Representation” shall have the meaning specified in Section 2.12 of the Auction Agency Agreement.

                     “Submitted Bid” shall have the meaning ascribed to such term in Section 2.02(a)(iii)(A) of this Annex I.

                     “Submitted Hold Order” shall have the meaning ascribed to such term in Section 2.02(a)(iii)(A) of this Annex I.

                     “Submitted Order” shall have the meaning ascribed to such term in Section 2.02(a)(iii)(A) of this Annex I.

                     “Submitted Sell Order” shall have the meaning ascribed to such term in Section 2.02(a)(iii)(A) of this Annex I.

                     “Substitute Auction Agent” means the Person with whom the Trustee enters into a Substitute Auction Agent Agreement.

                     “Substitute Auction Agent Agreement” means an auction agent agreement containing terms substantially similar to the terms of the Initial Auction Agent Agreement, whereby a Person having the qualifications required by Section 2.02(e) of this Annex I agrees with the Trustee and the Issuer to perform the duties of the Auction Agent under the First Supplement.

                     “Sufficient Bids” shall have the meaning ascribed to such term in Section 2.02(a)(iii)(A)(2) of this Annex I.

                     “Winning Bid Rate” shall have the meaning ascribed to such term in Section 2.02(a)(iii)(A)(3) of this Annex I.

ARTICLE II

TERMS AND ISSUANCE

          Section 2.01 Interest Payable On Series 2007-1 Auction Rate Notes. During each Initial Interest Period, each class of the Series 2007-1 Auction Rate Notes shall bear interest at its Initial Interest Rate. Thereafter, except with respect to an Auction Period Adjustment, the Series 2007-1 Auction Rate Notes shall bear interest at the Applicable Interest Rate for such class for the number of days of the applicable Interest Period, as determined pursuant to this Section 2.01 and Sections 2.02 through 2.03 of this Annex I.

                     The Applicable Interest Rate to be borne by a class of the Series 2007-1 Auction Rate Notes for each Auction Period after its Initial Interest Period until an Auction Period Adjustment, if any, shall be determined as hereafter described. Each such Auction Period with respect to the Series 2007-1 Auction Rate Notes at all times (i) shall commence on and include the first Business Day following the applicable Series Auction Date, and end on (and include) the applicable Series Auction Date (unless such date is not followed by a Business Day, in which case on the next succeeding day that is followed by a Business Day) and (ii) if the Auction Periods are changed as provided herein, each period commencing on an Interest Payment Date and ending on but excluding the next succeeding Interest Payment Date (unless the duration of the Interest Period is one year or longer, then the Interest Period therefor shall commence on an Interest Payment Date and end on but exclude the final Interest Payment Date for such Interest Period); provided, however, that if an Auction is scheduled to occur for the next Interest Period on a date that was reasonably expected to be a Business Day, but such Auction does not occur because such date is later not considered to be a Business Day, the Auction shall nevertheless be deemed to have occurred, the applicable Auction Rate in effect for the next Interest Period will be the Auction Rate in effect for the preceding Interest Period and such Interest Period will generally be 28 days in duration, beginning on the Business Day following the date of the deemed Auction and ending on (and including) the applicable Series Auction Date (unless such date is not followed by a Business Day, in which case on the next succeeding day that is followed by a Business Day). If the preceding Interest Period was other than generally 28 days in duration, the Auction Rate for the deemed Auction will instead be the rate of interest determined by the Market Agent on equivalently rated auction securities with a comparable length of auction period.

                     Notwithstanding the foregoing:

                     (a) if the ownership of a class of Series 2007-1 Auction Rate Notes is no longer maintained in Book-Entry Form then, the Auction Rate on such class for any Interest Period commencing after the delivery of Definitive Notes representing such class pursuant to Section 8 of the First Supplement shall equal the Maximum Rate on the Business Day immediately preceding the first day of such subsequent Interest Period; or

                     (b) if a Payment Default shall have occurred with respect to a class of Series 2007-1 Auction Rate Notes, the Applicable Interest Rate on such class for the Interest Period commencing on or immediately after such Payment Default, and for each Interest Period thereafter, to and including the Interest Period, if any, during which, or commencing less than two Business Days after, such Payment Default is cured, shall equal the Non-Payment Rate on the first day of each such Interest Period.

                     In accordance with Section 2.02(a)(iii)(B) of this Annex I, the Auction Agent shall promptly give written notice to the Trustee and the Issuer of each Auction Rate (unless the Applicable Interest Rate is the Non-Payment Rate or the ownership of such class is no longer maintained in Book-Entry Form except as provided above) applicable to each class of the Series 2007-1 Auction Rate Notes. The Trustee shall notify the Holders of Series 2007-1 Auction Rate Notes of the Applicable Interest Rate with respect to each such class for each Auction Period not later than the second Business Day of such Auction Period.

                     In the event that the Auction Agent no longer determines, or fails to determine, when required, the Applicable Interest Rate with respect to a class of Series 2007-1 Auction Rate Notes, or if, for any reason, such manner of determination shall be held to be invalid or unenforceable, the Applicable Interest Rate for the next succeeding Interest Period shall be the Maximum Rate. The Maximum Rate with respect to each Interest Rate Determination Date shall be determined and communicated by the Auction Agent in accordance with Section 2.02(c) of this Annex I and the Auction Agent Agreement. If the Auction Agent shall fail or refuse to determine the Maximum Rate, the Maximum Rate shall be determined by a securities dealer appointed by the Issuer capable of making such a determination in accordance with the provisions hereof and written notice of such determination shall be given by such securities dealer to the Trustee.

                     If the Auction Rate for a class of Series 2007-1 Auction Rate Notes is greater than the Maximum Rate, then the Applicable Interest Rate with respect to such class for the related Interest Period will be the Maximum Rate. The excess of the amount of interest that would have accrued on the Series 2007-1 Auction Rate Notes at the Auction Rate over the amount of interest actually accrued at the Maximum Rate will accrue as the Carry-Over Amount. Each Carry-Over Amount shall bear interest for each Interest Period calculated at a rate equal to One-Month LIBOR (as determined by the Auction Agent on the related Interest Rate Determination Date, provided the Trustee has received notice of One-Month LIBOR from the Auction Agent, and, if the Trustee shall not have received such notice from the Auction Agent, then as determined by the Trustee on such date) from the Interest Payment Date for the Interest Period with respect to which such Carry-Over Amount was calculated, until paid. Any payment in respect of Carry-Over Amount shall be applied, first, to any accrued interest payable thereon and thereafter in reduction of such Carry-Over Amount. For purposes of the First Supplement, the Indenture and the Series 2007-1 Auction Rate Notes, any reference to “principal” or “interest” herein and therein shall not include, within the meaning of such words, any Carry-Over Amount or any interest accrued on any Carry-Over Amount. Such Carry-Over Amount shall be separately calculated for each Series 2007-1 Auction Rate Note of such class by the Trustee during such Interest Period in sufficient time for the Trustee to give notice to each Holder of such Carry-Over Amount as required in the next succeeding sentence. On the Interest Payment Date for an Interest Period with respect to which such Carry-Over Amount has been calculated by the Trustee, the Trustee shall give written notice to each Holder of the Carry-Over Amount applicable to such Holder’s Series 2007-1 Auction Rate Note, which written notice may accompany the payment of interest (if made by check made to each such Holder on such Interest Payment Date) or otherwise shall be mailed on such Interest Payment Date by first-class mail, postage prepaid, to each such Holder at such Holder’s address as it appears on the registration books maintained by the Note Registrar. Such notice shall state, in addition to such Carry-Over Amount, that, unless and until a Series 2007-1 Auction Rate Note has been redeemed under the Indenture (after which all accrued Carry-Over Amount with respect to such Series 2007-1 Auction Rate Note, and all accrued interest thereon, that remains unpaid shall be canceled and no Carry-Over Amount, or interest accrued thereon, shall be paid with respect to such Series 2007-1 Auction Rate Note), (i) the Carry-Over Amount (and interest accrued thereon) shall be paid by the Trustee on the first occurring Interest Payment Date for a subsequent Interest Period if and to the extent that (A) the Eligible Carry-Over Make-Up Amount with respect to such Interest Period is greater than zero, and (B) moneys are available pursuant to the terms of the Indenture to pay such Carry-Over Amount (and interest accrued thereon), and (ii) interest shall accrue on the Carry-Over Amount at a per annum rate equal to One-Month LIBOR until such Carry-Over Amount is paid in full or is canceled.

                     The Carry-Over Amount (and interest accrued thereon) on Outstanding Series 2007-1 Auction Rate Notes of a class shall be paid by the Trustee on the first occurring Interest Payment Date for a subsequent Interest Period with respect to such class if and to the extent that (i) the Eligible Carry-Over Make-Up Amount with respect to such Interest Period is greater than zero, and (ii) moneys in the Collection Fund and the Surplus Fund are available on the Monthly Calculation Date immediately preceding the month in which such Interest Payment Date occurs, for transfer to the Interest Account for such purpose in accordance with Sections 4.05 and 4.06 of the Base Indenture, after taking into account all other amounts payable from the Collection Fund and the Surplus Fund in accordance with such Sections on such Monthly Calculation Date. Any Carry-Over Amount (and any interest accrued thereon) with respect to any Series 2007-1 Auction Rate Note which is unpaid as of the Maturity of such Series 2007-1 Auction Rate Note shall be paid to the Holder thereof on the date of such Maturity to the extent that moneys are available therefor in accordance with the provisions of the preceding clause (ii); provided, however, that any Carry-Over Amount (and any interest accrued thereon) which is not so paid on the date of such Maturity shall be canceled with respect to such Series 2007-1 Auction Rate Note on the date of such Maturity and shall not be paid on any succeeding Interest Payment Date. To the extent that any portion of the Carry-Over Amount (and any interest accrued thereon) remains unpaid after payment of a portion thereof, such unpaid portion shall be paid in whole or in part as required hereunder until fully paid by the Trustee on the next occurring Interest Payment Date(s), as necessary, for the subsequent Interest Period(s), if and to the extent that the conditions in the first sentence of this paragraph are satisfied. On any Interest Payment Date(s) on which the Trustee pays less than all of the Carry-Over Amount (and any interest accrued thereon) with respect to a Series 2007-1 Auction Rate Note, the Trustee shall give written notice in the manner set forth in the immediately preceding paragraph to the Holder of such Series 2007-1 Auction Rate Note of the Carry-Over Amount remaining unpaid on such Series 2007-1 Auction Rate Note.

                     The Interest Payment Date on which any Carry-Over Amount (or any interest accrued thereon) for a class of Series 2007-1 Auction Rate Notes shall be paid shall be determined by the Trustee in accordance with the provisions of the immediately preceding paragraph, and the Trustee shall make payment of the Carry-Over Amount (and any interest accrued thereon) in the same manner as it pays interest on the Series 2007-1 Auction Rate Notes on an Interest Payment Date.

           Section 2.02 Auction Rate.

(a) Determining the Applicable Interest Rate. By purchasing Series 2007-1 Auction Rate Notes, whether in an Auction or otherwise, each purchaser of the Series 2007-1 Auction Rate Notes, or its Broker-Dealer, must agree and shall be deemed by such purchase to have agreed (i) to participate in Auctions on the terms described herein; (ii) to have its beneficial ownership of the Series 2007-1 Auction Rate Notes maintained at all times in Book-Entry Form for the account of its Participant, which in turn will maintain records of such beneficial ownership; (iii) to authorize such Participant to disclose to the Auction Agent such information with respect to such beneficial ownership as the Auction Agent may request; (iv) that a Sell Order placed by an Existing Holder will constitute an offer to sell the principal amount of the Series 2007-1 Auction Rate Notes specified in such Sell Order; (v) that a Bid placed by an Existing Holder will constitute an offer to sell the principal amount, or a lesser principal amount, of the Series 2007-1 Auction Rate Notes specified in such Bid if the rate specified in such Bid is greater than, or in some cases equal to, the Applicable Interest Rate, determined as described herein; and (vi) that a Bid placed by a Potential Holder will constitute an offer to purchase the amount, or a lesser principal amount, of the Series 2007-1 Auction Rate Notes specified in such Bid if the rate specified in such Bid is, respectively, less than or equal to the Applicable Interest Rate, determined as set forth herein.

So long as the ownership of a class of Series 2007-1 Auction Rate Notes is maintained in Book-Entry Form by the Securities Depository, an Existing Holder may sell, transfer or otherwise dispose of Series 2007-1 Auction Rate Notes of such class only pursuant to a Bid or Sell Order placed in an Auction or otherwise sell, transfer or dispose of Series 2007-1 Auction Rate Notes through a Broker-Dealer, provided that, in the case of all transfers other than pursuant to Auctions, such Existing Holder, its Broker-Dealer or its Participant advises the Auction Agent by Electronic Means of such transfer. Auctions shall be conducted on each Auction Date, if there is an Auction Agent on such Auction Date, in the following manner (such procedures to be applicable separately to the Series 2007-1 Auction Rate Notes):

(i) Submission by Existing Holders and Potential Holders to a Broker-Dealer.

(A) Prior to the Broker-Dealer Deadline on each Auction Date:

(1) each Existing Holder of Series 2007-1 Auction Rate Notes may submit to a Broker-Dealer by telephone or otherwise any information as to:

(a) the Principal Amount of Outstanding Series 2007-1 Auction Rate Notes, if any, owned by such Existing Holder which such Existing Holder desires to continue to hold without regard to the Auction Rate for the next succeeding Auction Period;

(b) the Principal Amount of Outstanding Series 2007-1 Auction Rate Notes, if any, which such Existing Holder offers to sell if the Auction Rate for the next succeeding Auction Period shall be less than the rate per annum specified by such Existing Holder; and/or

(c) the Principal Amount of Outstanding Series 2007-1 Auction Rate Notes, if any, owned by such Existing Holder which such Existing Holder offers to sell without regard to the Auction Rate for the next succeeding Auction Period; and

(2) one or more Broker-Dealers may contact Potential Holders to determine the Principal Amount of Series 2007-1 Auction Rate Notes which each Potential Holder offers to purchase, if the Auction Rate for the next succeeding Auction Period shall not be less than the rate per annum specified by such Potential Holder.

For the purposes hereof, the communication to a Broker-Dealer of information referred to in clause (1) or (2) of this paragraph (A) is herein referred to as an “Order,” and each Existing Holder and each Potential Holder placing an Order is herein referred to as a “Bidder”; an Order described in clause (1)(a) is herein referred to as a “Hold Order”; an Order described in clauses (1)(b) and (2) is herein referred to as a “Bid”; and an Order described in clause (1)(a) is herein referred to as a “Sell Order.”

(B) (1) Subject to the provisions of Section 2.02(a)(ii) of this Annex I, a Bid by an Existing Holder shall constitute an offer to sell:

(a) the Principal Amount of Outstanding Series 2007-1 Auction Rate Notes specified in such Bid if the Auction Rate determined as provided in this Section 2.02 shall be less than the rate specified therein; or

(b) such Principal Amount, or a lesser Principal Amount of Outstanding Series 2007-1 Auction Rate Notes to be determined as set forth in Section 2.02(a)(iv)(A)(4) of this Annex I, if the Auction Rate determined as provided in this Section 2.02(a)(i) shall be equal to the rate specified therein; or

(c) such Principal Amount, or a lesser Principal Amount of Outstanding Series 2007-1 Auction Rate Notes to be determined as set forth in Section 2.02(a)(iv)(B)(3) of this Annex I, if the rate specified therein shall be higher than the Maximum Rate and Sufficient Bids have not been made.

(2) Subject to the provisions of Section 2.02(a)(ii) of this Annex I, a Sell Order by an Existing Holder shall constitute an offer to sell:

(a) the Principal Amount of Outstanding Series 2007-1 Auction Rate Notes specified in such Sell Order; or

(b) such Principal Amount, or a lesser Principal Amount of Outstanding Series 2007-1 Auction Rate Notes determined as set forth in Section 2.02(a)(iv)(B)(3) of this Annex I, if Sufficient Bids have not been made.

(3) Subject to the provisions of Section 2.02(a)(ii) of this Annex I, a Bid by a Potential Holder shall constitute an offer to purchase:

(a) the Principal Amount of Outstanding Series 2007-1 Auction Rate Notes specified in such Bid if the Auction Rate determined as provided in this Section 2.02 shall be higher than the rate specified in such Bid; or

(b) such Principal Amount, or a lesser Principal Amount of Outstanding Series 2007-1 Auction Rate Notes determined as set forth in Section 2.02(a)(iv)(A)(5) of this Annex I, if the Auction Rate determined as provided in this Section 2.02(a)(i) shall be equal to the rate specified in such Bid.

(C) For purposes of any Auction, any Order by any Existing Holder or Potential Holder shall be revocable until the Broker-Dealer Deadline, and after the Broker-Dealer Deadline all Orders shall be irrevocable.

(D) No Auction Desk of a Broker-Dealer shall accept a Bid or Sell Order which is conditioned on being filled in whole or which does not specify a specific interest rate.

(E) If more than one Bid is submitted to a Broker-Dealer on behalf of any Potential Holder, the Broker-Dealer shall aggregate each Bid submitted with the same rate and consider them a single Bid and shall consider each Bid submitted with a different rate a separate Bid with the rate and the principal amount of Auction Rate Notes specified therein.

(F) A Broker-Dealer may aggregate the Orders of different Potential Holders with those of other Potential Holders on whose behalf the Broker-Dealer is submitting Orders and may aggregate the Orders of Existing Holders with other Existing Holders on whose behalf the Broker-Dealer is submitting Orders; provided, however, Bids may only be aggregated if the interest rates on the Bids are the same when rounded pursuant to the provisions of Section 2.02(a)(ii)(B) of this Annex I.

(G) Nothing contained herein shall preclude a Broker-Dealer from placing an Order for some or all of the Series 2007-1 Notes for its own account.

(H) Until the Submission Deadline, a Broker-Dealer may for any reason withdraw or modify any Order previously submitted to the Auction Agent.

(I) After the Submission Deadline and prior to the Submission Processing Deadline, a Broker-Dealer may submit an Order if the Order was (i) received by the Broker-Dealer from Existing Holders or Potential Holders prior to the Submission Deadline or (ii) initiated internally by the Broker-Dealer for its own account prior to the Submission Deadline. Each Order submitted to the Auction Agent after the Submission Deadline and prior to the Submission Processing Deadline shall constitute a representation by the Broker-Dealer that such Order was (i) received from an Existing Holder or Potential Holder prior to the Submission Deadline or (ii) initiated internally by the Broker-Dealer for its own account prior to the Submission Processing Deadline (the “Submission Processing Representation”).

(J) A Broker-Dealer may report suspected clerical errors on the part of the Auction Agent at any time up to one hour after the time the Auction results are first provided to the Broker-Dealers. If the Auction Agent confirms the existence of such an error prior to the final settlement of transfers with respect to such Auction at the Securities Depository, the Auction Agent shall correct the error and notify the Broker-Dealers of the corrected results.

(ii) Submission by Broker-Dealer to the Auction Agent.

(A) Each Broker-Dealer shall submit by Electronic Means to the Auction Agent prior to the Submission Processing Deadline on each Auction Date all Orders obtained by such Broker-Dealer and shall specify with respect to each such Order:

(1) the name of the Broker-Dealer placing such Order;

(2) the aggregate Principal Amount of Series 2007-1 Auction Rate Notes that are the subject of such Order;

(3) to the extent that such Bidder is an Existing Holder:

(a) the Principal Amount of Series 2007-1 Auction Rate Notes, if any, subject to any Hold Order placed by such Existing Holder;

(b) the Principal Amount of Series 2007-1 Auction Rate Notes, if any, subject to any Bid placed by such Existing Holder and the rate specified in such Bid; and

(c) the Principal Amount of Series 2007-1 Auction Rate Notes, if any, subject to any Sell Order placed by such Existing Holder; and

(4) to the extent such Bidder is a Potential Holder, the rate specified in such Potential Holder’s Bid.

(B) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest .001%.

(C) If an Order or Orders covering all Outstanding Series 2007-1 Auction Rate Notes owned by an Existing Holder is not submitted to the Auction Agent prior to the Submission Processing Deadline, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Existing Holder covering the Principal Amount of Outstanding Series 2007-1 Auction Rate Notes owned by such Existing Holder and not subject to an Order submitted to the Auction Agent.

(D) Neither the Issuer, the Trustee nor the Auction Agent shall be responsible for any failure of a Broker-Dealer to submit an Order to the Auction Agent on behalf of any Existing Holder or Potential Holder.

(E) If any Existing Holder submits through a Broker-Dealer to the Auction Agent one or more Orders covering in the aggregate more than the Principal Amount of Outstanding Series 2007-1 Auction Rate Notes owned by such Existing Holder, such Orders shall be considered valid as follows and in the following order of priority:

(1) All Hold Orders shall be considered valid, but only up to the aggregate Principal Amount of Outstanding Series 2007-1 Auction Rate Notes held by such Existing Holder, and if the aggregate Principal Amount of Series 2007-1 Auction Rate Notes subject to such Hold Orders exceeds the aggregate Principal Amount of Series 2007-1 Auction Rate Notes held by such Existing Holder, the aggregate Principal Amount of Series 2007-1 Auction Rate Notes subject to each such Hold Order shall be reduced pro rata so that the aggregate Principal Amount of Series 2007-1 Auction Rate Notes subject to such Hold Order equals the aggregate Principal Amount of Outstanding Series 2007-1 Auction Rate Notes owned by such Existing Holder.

(2) (a) any Bid shall be considered valid up to an amount equal to the excess of the Principal Amount of Outstanding Series 2007-1 Auction Rate Notes owned by such Existing Holder over the aggregate Principal Amount of Series 2007-1 Auction Rate Notes subject to any Hold Order referred to in clause (1) of this paragraph (E);

(b) subject to subclause (a) of this clause (2), if more than one Bid with the same rate is submitted on behalf of such Existing Holder and the aggregate Principal Amount of Outstanding Series 2007-1 Auction Rate Notes subject to such Bids is greater than such excess, such Bids shall be considered valid up to and including an amount equal to such excess, and the stated amount of Outstanding Series 2007-1 Auction Rate Notes subject to each Bid with the same rate shall be reduced pro rata to cover the stated amount of Outstanding Series 2007-1 Auction Rate Notes equal to such excess;

(c) subject to subclauses (a) and (b) of this clause (2), if more than one Bid with different rates are submitted on behalf of such Existing Holder, such Bids shall be considered valid first in the ascending order of their respective rates until the highest rate is reached at which such excess exists and then at such rate up to the amount of such excess; and

(d) in any such event, the amount of Outstanding Series 2007-1 Auction Rate Notes, if any, subject to Bids not valid under this clause (B) shall be treated as the subject of a Bid by a Potential Holder at the rate therein specified; and

(3) All Sell Orders shall be considered valid up to an amount equal to the excess of the Principal Amount of Outstanding Series 2007-1 Auction Rate Notes held by such Existing Holder over the aggregate Principal Amount of Series 2007-1 Auction Rate Notes subject to valid Hold Orders referred to in clause (1) of this paragraph (E) and valid Bids referred to in clause (2) of this paragraph (E).

(F) If more than one Bid for Series 2007-1 Auction Rate Notes is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate and Principal Amount therein specified.

(G) Any Bid or Sell Order submitted by an Existing Holder covering an aggregate Principal Amount of Series 2007-1 Auction Rate Notes not equal to an Authorized Denomination shall be rejected and shall be deemed a Hold Order. Any Bid submitted by a Potential Holder covering an aggregate Principal Amount of Series 2007-1 Auction Rate Notes not equal to an Authorized Denomination shall be rejected.

(H) Any Bid submitted by an Existing Holder or a Potential Holder specifying a rate lower than the All Hold Rate shall be treated as a Bid specifying the All Hold Rate, and any such Bid shall be considered as valid and shall be selected in the ascending order of the respective rates in the Submitted Bids.

(I) An Existing Holder that offers to purchase additional Series 2007-1 Auction Rate Notes is, for purposes of such offer, treated as a Potential Holder.

(J) Any Bid specifying a rate higher than the Maximum Interest Rate will (i) be treated as a Sell Order if submitted by an Existing Holder and (ii) not be accepted if submitted by a Potential Holder.

(iii) Determination of Sufficient Bids, Auction Rate and Winning Bid Rate.

(A) Not earlier than the Submission Deadline on each Auction Date, the Auction Agent shall assemble all valid Orders submitted or deemed submitted to it by the Broker-Dealers, (each such Order as submitted or deemed submitted by a Broker-Dealer being herein referred to individually as a “Submitted Hold Order,” a “Submitted Bid” or a “Submitted Sell Order,” as the case may be, or as a “Submitted Order,” and collectively as “Submitted Hold Orders,” “Submitted Bids” or “Submitted Sell Orders,” as the case may be, or as “Submitted Orders”) and shall determine:

(1) the excess of the total Principal Amount of Outstanding Series 2007-1 Auction Rate Notes over the sum of the aggregate Principal Amount of Outstanding Series 2007-1 Auction Rate Notes subject to Submitted Hold Orders (such excess being herein referred to as the “Available Series 2007-1 Auction Rate Notes”), and

(2) from the Submitted Orders whether:

(a) the aggregate Principal Amount of Outstanding Series 2007-1 Auction Rate Notes subject to Submitted Bids by Potential Holders specifying one or more rates equal to or lower than the Maximum Interest Rate exceeds or is equal to the sum of:

(b) the aggregate Principal Amount of Outstanding Series 2007-1 Auction Rate Notes subject to Submitted Bids by Existing Holders specifying one or more rates higher than the Maximum Interest Rate, and

(c) the aggregate Principal Amount of Outstanding Series 2007-1 Auction Rate Notes subject to Submitted Sell Orders;

(in the event such excess or such equality exists, other than because all of the Outstanding Series 2007-1 Auction Rate Notes are subject to Submitted Hold Orders, such Submitted Bids described in subclause (a) above shall be referred to collectively as “Sufficient Bids”); and

(3) if Sufficient Bids exist, the Winning Bid Rate, which shall be the lowest rate specified in such Submitted Bids such that if:

(y) each such Submitted Bid from Existing Holders specifying such lowest rate and (z) all other Submitted Bids from Existing Holders specifying lower rates were rejected (thus entitling such Existing Holders to continue to own the Principal Amount of Series 2007-1 Auction Rate Notes subject to such Submitted Bids); and

(y) each such Submitted Bid from Potential Holders specifying such lowest rate and (z) all other Submitted Bids from Potential Holders specifying lower rates were accepted;

the result would be that such Existing Holders described in subclause (a) above would continue to own an aggregate Principal Amount of Outstanding Series 2007-1 Auction Rate Notes which, when added to the aggregate Principal Amount of Outstanding Series 2007-1 Auction Rate Notes to be purchased by such Potential Holders described in subclause (b) above, would equal not less than the Available Series 2007-1 Auction Rate Notes.

(B) Promptly after the Auction Agent has made the determinations pursuant to Section 2.02(a)(iii)(A) hereof, the Auction Agent shall advise the Trustee, the Broker-Dealers and the Issuer of the Maximum Rate, the All Hold Rate, One-Month LIBOR and the Applicable LIBOR-Based Rate and the components thereof on the Auction Date and, based on such determinations, the Auction Rate for the next succeeding Interest Period as follows:

(1) if Sufficient Bids exist, that the Auction Rate for the next succeeding Interest Period shall be equal to the Winning Bid Rate so determined;

(2) if Sufficient Bids do not exist (other than because all of the Outstanding Series 2007-1 Auction Rate Notes are subject to Submitted Hold Orders), that the Auction Rate for the next succeeding Interest Period shall be equal to the Maximum Rate; or

(3) if all Outstanding Series 2007-1 Auction Rate Notes are subject to Submitted Hold Orders, that the Auction Rate for the next succeeding Interest Period shall be equal to the All Hold Rate.

(C) Promptly after the Auction Agent has determined the Auction Rate, the Auction Agent will determine and advise the Trustee of the Applicable Interest Rate, which shall not exceed the Maximum Rate.

If for any Interest Period the Auction Rate exceeds the Maximum Rate, the Applicable Interest Rate for such Interest Period shall equal the Maximum Rate. If the Maximum Auction Rate is less than the Auction Rate, the Applicable Interest Rate will be the Maximum Auction Rate. If the Auction Agent has not received Sufficient Bids (other than because all of the Outstanding Series 2007-1 Auction Rate Notes are subject to Submitted Hold Orders), the Applicable Interest Rate will be the Maximum Rate. In any of the cases described above, Submitted Orders will be accepted or rejected and the Auction Agent will take such other action as described below in subparagraph (B) of Section 2.02(a)(iv) hereof.

(iv) Acceptance and Rejection of Submitted Bids and Submitted Sell Orders. Existing Holders shall continue to own the Principal Amount of Series 2007-1 Auction Rate Notes that are subject to Submitted Hold Orders, and, based on the determinations made pursuant to Section 2.02(a)(iii)(A) hereof, Submitted Bids and Submitted Sell Orders shall be accepted or rejected, and the Auction Agent shall take such other action as described below:

(A) if Sufficient Bids have been made, all Submitted Sell Orders shall be accepted and, subject to the provisions of paragraphs (D) and (E) of this Section 2.02(a)(iv), Submitted Bids shall be accepted or rejected as follows in the following order of priority, and all other Submitted Bids shall be rejected:

(1) Existing Holders’ Submitted Bids specifying any rate that is higher than the Winning Bid Rate shall be accepted, thus requiring each such Existing Holder to sell the aggregate Principal Amount of Series 2007-1 Auction Rate Notes subject to such Submitted Bids;

(2) Existing Holders’ Submitted Bids specifying any rate that is lower than the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to own the aggregate Principal Amount of Series 2007-1 Auction Rate Notes subject to such Submitted Bids;

(3) Potential Holders’ Submitted Bids specifying any rate that is lower than the Winning Bid Rate shall be accepted, thus requiring such Potential Owner to purchase the aggregate Principal Amount of Series 2007-1 Auction Rate Notes subject to such Submitted Bid;

(4) Each Existing Holders’ Submitted Bid specifying a rate that is equal to the Winning Bid Rate shall be rejected, thus entitling such Existing Holder to continue to own the aggregate Principal Amount of Series 2007-1 Auction Rate Notes subject to such Submitted Bid, unless the aggregate Principal Amount of Outstanding Series 2007-1 Auction Rate Notes subject to all such Submitted Bids shall be greater than the Principal Amount of Series 2007-1 Auction Rate Notes (the “Remaining Principal Amount”) equal to the excess of the Available Series 2007-1 Auction Rate Notes over the aggregate Principal Amount of Series 2007-1 Auction Rate Notes subject to Submitted Bids described in clauses (2) and (3) of this Section 2.02(a)(iv)(A), in which event such Submitted Bid of such Existing Holder shall be rejected in part, and such Existing Holder shall be entitled to continue to own the Principal Amount of Series 2007-1 Auction Rate Notes subject to such Submitted Bid, but only in an amount equal to the aggregate Principal Amount of Series 2007-1 Auction Rate Notes obtained by multiplying the Remaining Principal Amount by a fraction, the numerator of which shall be the Principal Amount of Outstanding Series 2007-1 Auction Rate Notes owned by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the sum of the Principal Amount of Outstanding Series 2007-1 Auction Rate Notes subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate; and

(5) Each Potential Holder’s Submitted Bid specifying a rate that is equal to the Winning Bid Rate shall be accepted, but only in an amount equal to the Principal Amount of Series 2007-1 Auction Rate Notes obtained by multiplying the excess of the aggregate Principal Amount of Available Series 2007-1 Auction Rate Notes over the aggregate Principal Amount of Series 2007-1 Auction Rate Notes subject to Submitted Bids described in clauses (2), (3) and (4) of this Section 2.02(a)(iv)(A) by a fraction, the numerator of which shall be the aggregate Principal Amount of Outstanding Series 2007-1 Auction Rate Notes subject to such Submitted Bid and the denominator of which shall be the sum of the Principal Amount of Outstanding Series 2007-1 Auction Rate Notes subject to Submitted Bids made by all such Potential Holders that specified a rate equal to the Winning Bid Rate.

(B) If Sufficient Bids have not been made (other than because all of the Outstanding Series 2007-1 Auction Rate Notes are subject to Submitted Hold Orders), subject to the provisions of Section 2.02(iv)(D) hereof, Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

(1) Existing Holders’ Submitted Bids specifying any rate that is equal to or lower than the Maximum Rate shall be rejected, thus entitling such Existing Holders to continue to own the aggregate Principal Amount of Series 2007-1 Auction Rate Notes subject to such Submitted Bids;

(2) Potential Holders’ Submitted Bids specifying any rate that is equal to or lower than the Maximum Rate shall be accepted, thus requiring each Potential Holder to purchase the aggregate Principal Amount of Series 2007-1 Auction Rate Notes subject to such Submitted Bids; and

(3) each Existing Holder’s Submitted Bid specifying any rate that is higher than the Maximum Rate and each Existing Holder’s Submitted Sell Order shall be accepted, thus entitling each Existing Holder that submitted any such Submitted Bid or Submitted Sell Order to sell the Series 2007-1 Auction Rate Notes subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the aggregate Principal Amount of Series 2007-1 Auction Rate Notes obtained by multiplying the aggregate Principal Amount of Series 2007-1 Auction Rate Notes subject to Submitted Bids described in clause (2) of this Section 2.02(iv)(B) by a fraction, the numerator of which shall be the aggregate Principal Amount of Outstanding Series 2007-1 Auction Rate Notes owned by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the aggregate Principal Amount of Outstanding Series 2007-1 Auction Rate Notes subject to all such Submitted Bids and Submitted Sell Orders.

(C) If all Outstanding Series 2007-1 Auction Rate Notes are subject to Submitted Hold Orders, all Submitted Bids shall be rejected.

(D) If, as a result of the procedures described in paragraph (A) or (B) of this Section 2.02(iv), any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a Principal Amount of Series 2007-1 Auction Rate Notes that is not equal to an Authorized Denomination, the Auction Agent shall, in such manner as in its sole discretion it shall determine, round up or down the Principal Amount of Series 2007-1 Auction Rate Notes to be purchased or sold by any Existing Holder or Potential Holder so that the Principal Amount of Series 2007-1 Auction Rate Notes purchased or sold by each Existing Holder or Potential Holder shall be equal to an Authorized Denomination.

(E) If, as a result of the procedures described in paragraph (A) of this Section 2.02(iv), any Potential Holder would be entitled or required to purchase less than an Authorized Denomination of Series 2007-1 Auction Rate Notes, the Auction Agent shall, in such manner as in its sole discretion it shall determine, allocate Series 2007-1 Auction Rate Notes for purchase among Potential Holders so that only Series 2007-1 Auction Rate Notes in Authorized Denominations are purchased by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing any Series 2007-1 Auction Rate Notes.

(v) Based on the result of each Auction, the Auction Agent shall determine the aggregate Principal Amount of Series 2007-1 Auction Rate Notes to be purchased and the aggregate Principal Amount of Series 2007-1 Auction Rate Notes to be sold by Potential Holders and Existing Holders on whose behalf each Broker-Dealer submitted Bids or Sell Orders and, with respect to each Broker-Dealer, to the extent that such aggregate Principal Amount of Series 2007-1 Auction Rate Notes to be sold differs from such aggregate Principal Amount of Series 2007-1 Auction Rate Notes to be purchased, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, Series 2007-1 Auction Rate Notes.

(vi) Any calculation by the Auction Agent, the Issuer or the Trustee, as applicable, of the Applicable Interest Rate, the Applicable LIBOR-Based Rate, the Maximum Auction Rate, the Maximum Interest Rate, the All Hold Rate and the Non-Payment Rate shall, in the absence of manifest error, be binding on all other parties.

(vii) Notwithstanding anything in the First Supplement to the contrary notwithstanding, no Auction will be held on any Auction Date hereunder during the continuance of a Payment Default (or on the next Business Day after a Payment Default is cured) or if the Series 2007-1 Auction Rate Notes are no longer in Book-Entry-Form.

The Issuer shall not, and shall not cause (or, to the extent within its control, permit) any affiliate to, submit any Order (other than a Sell Order) in any Auction.

(b) Determination of Payment Defaults and Payment of Auction Agent and Broker-Dealer Fees.

(i) The Trustee shall determine, not later than 2:00 p.m., New York City time, on the Business Day next preceding each Interest Payment Date, whether a Payment Default has occurred. If a Payment Default has occurred, the Trustee shall, not later than 2:15 p.m., New York City time, on such Business Day, send a notice thereof in substantially the form of Exhibit B attached hereto to the Auction Agent by telecopy or similar means and, if such Payment Default is cured, the Trustee shall immediately send a notice in substantially the form of Exhibit C attached hereto to the Auction Agent by telecopy or similar means.

(ii) Not later than 12:00 noon, New York City time, on each Interest Payment Date, the Issuer shall pay or cause to be paid to the Auction Agent, in immediately available funds out of amounts available therefor in the Administration Fund, an amount equal to the Auction Agent Fee and the Broker-Dealer Fee as calculated in accordance with the Auction Agent Agreement and the Broker-Dealer Agreement, respectively. The Issuer shall, from time to time at the request of the Auction Agent, reimburse the Auction Agent for its reasonable expenses as provided in the Auction Agent Agreement, such expenses to be paid out of amounts available therefor in the Administration Fund.

(c) Calculation of Various Rates. The Auction Agent shall calculate the Maximum Auction Rate, the All Hold Rate and the Applicable LIBOR-Based Rate on each Auction Date and shall notify the Issuer, Trustee and the Broker-Dealers of the Maximum Auction Rate, the Maximum Interest Rate, the All Hold Rate and the Applicable LIBOR-Based Rate, all as provided in the Auction Agent Agreement. If the ownership of the Series 2007-1 Auction Rate Notes is no longer maintained in Book-Entry Form by the Securities Depository, the Trustee shall calculate the Maximum Rate on the Business Day immediately preceding the first day of each Interest Period after the delivery of definitive Series 2007-1 Auction Rate Notes pursuant to Section 8 of the First Supplement. If a Payment Default shall have occurred, the Trustee shall calculate the Non-Payment Rate on the Interest Rate Determination Date for (i) each Interest Period commencing after the occurrence and during the continuance of such Payment Default and (ii) any Interest Period commencing less than two Business Days after the cure of any Payment Default. The Auction Agent shall determine the Applicable LIBOR-Based Rate for each Interest Period other than the Initial Interest Period; provided that if the ownership of the Series 2007-1 Auction Rate Notes is no longer maintained in Book-Entry Form, or if a Payment Default has occurred, then the Trustee shall determine the Applicable LIBOR-Based Rate for each such Interest Period.

For any Interest Period for which any Carry-Over Amount exists, the Auction Agent shall calculate One-Month LIBOR.

The Issuer shall determine on each Auction Date whether the Net Loan Rate Restriction Period is applicable for the next Auction Period and, if it is, the Issuer shall notify the Trustee, the Auction Agent and the Broker-Dealers of such event. If the Net Loan Rate Restriction Period is applicable for an Auction Period, the Issuer shall calculate the Net Loan Rate and the Program Expense Percentage and shall notify the Trustee, the Auction Agent and the Broker-Dealers of such calculations.

(d) Notification of Rates, Amounts and Payment Dates.

(i) By 10:00 a.m., New York City time, on each Regular Record Date with respect to the Series 2007-1 Auction Rate Notes, the Trustee shall determine the aggregate amounts of interest distributable on the next succeeding Interest Payment Date to the beneficial owners thereof.

(ii) At least four days prior to each Interest Payment Date with respect to the Series 2007-1 Auction Rate Notes, the Trustee shall:

(A) confirm with the Auction Agent, so long as no Payment Default has occurred and is continuing and the ownership of the Series 2007-1 Auction Rate Notes is maintained in Book-Entry Form by the Securities Depository, (1) the date of such next Interest Payment Date and (2) the amount payable to the Auction Agent on such Interest Payment Date pursuant to Section 2.02(b)(ii) of this Annex I;

(B) advise the Securities Depository, so long as the ownership of the Series 2007-1 Auction Rate Notes is maintained in Book-Entry Form by the Securities Depository, upon request, of the aggregate amount of interest, and the aggregate amount (if any) of Carry-Over Amount and interest thereon, distributable on the next succeeding Interest Payment Date to the beneficial owners thereof; and

(C) pursuant to Section 2.01 of this Annex I, advise the Holders of Series 2007-1 Auction Rate Notes of any Carry-Over Amount accruing on such class.

(e) Auction Agent.

(i) Deutsche Bank Trust Company Americas is hereby appointed as Initial Auction Agent to serve as agent for the Issuer in connection with Auctions. The Trustee and the Issuer will, and the Trustee is hereby directed to, enter into the Initial Auction Agent Agreement with Deutsche Bank Trust Company Americas, as the Initial Auction Agent. Any Substitute Auction Agent shall be (i) a bank, national banking association or trust company duly organized under the laws of the United States of America or any state or territory thereof having its principal place of business in the Borough of Manhattan, New York, or such other location as approved by the Trustee in writing and having a combined capital stock or surplus of at least $50,000,000, or (ii) a member of the National Association of Securities Dealers, Inc., having a capitalization of at least $50,000,000, and, in either case, authorized by law to perform all the duties imposed upon it hereunder and under the Auction Agent Agreement. The Auction Agent may at any time resign and be discharged of the duties and obligations created by the First Supplement, including this Annex I, by giving at least 90 days’ notice to the Trustee, each Market Agent and the Issuer. The Auction Agent may be removed at any time by the Trustee upon the written direction of an Authorized Officer of the Issuer or the Holders of 66-2/3% of the aggregate Principal Amount of the Series 2007-1 Auction Rate Notes then Outstanding, and if by such Holders, by an instrument signed by such Holders or their attorneys and filed with the Auction Agent, the Issuer and the Trustee upon at least 90 days’ notice. Neither resignation nor removal of the Auction Agent pursuant to the preceding two sentences shall be effective unless and until a Substitute Auction Agent has been appointed and has accepted such appointment. However, if a Substitute Auction Agent shall not have been appointed within 60 days from the date of a notice of resignation, the resigning Auction Agent may petition any court of competent jurisdiction for the appointment of a Substitute Auction Agent. If required by the Issuer, a Substitute Auction Agent Agreement shall be entered into with a Substitute Auction Agent. Notwithstanding the foregoing, the Auction Agent may terminate the Auction Agent Agreement if, within 25 days after notifying the Trustee, each Market Agent and the Issuer in writing that it has not received payment of any Auction Agent Fee due it in accordance with the terms of the Auction Agent Agreement, the Auction Agent does not receive such payment.

(ii) If the Auction Agent shall resign or be removed or be dissolved, or if the property or affairs of the Auction Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, the Trustee at the direction of an Authorized Officer of the Issuer, shall use its best efforts to appoint a Substitute Auction Agent.

(i) The Auction Agent is acting as agent for the Issuer in connection with Auctions. In the absence of bad faith, negligent failure to act or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered or omitted or any error of judgment made by it in the performance of its duties under the Auction Agent Agreement and shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining (or failing to ascertain) the pertinent facts.

(iv) In the event of a change in the Auction Agent Fee Rate pursuant to Section 3.04(a) of the Auction Agent Agreement, the Auction Agent shall give notice thereof to the Trustee in accordance with the Auction Agent Agreement.

(f) Broker-Dealers.

(i) The Auction Agent will enter into Broker-Dealer Agreements with each of Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc., UBS Securities LLC and Deutsche Bank Securities Inc. as the initial Broker-Dealers. An Authorized Officer of the Issuer may, from time to time, approve one or more additional persons to serve as Broker-Dealers under Broker-Dealer Agreements and shall be responsible for providing such Broker-Dealer Agreements to the Trustee and the Auction Agent.

(ii) Any Broker-Dealer may be removed at any time, at the request of an Authorized Officer of the Issuer, but there shall, at all times, be at least one Broker-Dealer appointed and acting as such with respect to the Series 2007-1 Auction Rate Notes.

(g) Changes in Auction Period or Periods.

(i) While any of the Series 2007-1 Auction Rate Notes are Outstanding, the Issuer may, from time to time, convert the length of one or more Auction Periods and designate an Auction Period of a different length than set forth in the definition of Interest Period (an “Auction Period Adjustment”), in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the length of the Auction Period and the Applicable Interest Rate borne by the Series 2007-1 Auction Rate Notes. The Issuer shall not initiate an Auction Period Adjustment unless it shall have received, not less than 10 days nor more than 20 days prior to the Auction Period Adjustment, the written consent of the applicable Market Agent, which consent shall not be unreasonably withheld. The Issuer shall initiate the Auction Period Adjustment by giving written notice by Issuer Order to the Trustee, the Auction Agent, the applicable Market Agent and the Securities Depository in substantially the form of, or containing substantially the information contained in, Exhibit D to the First Supplement at least ten days prior to the Auction Date for such Auction Period.

(ii) An Auction Period Adjustment shall take effect only (A) if the Trustee and the Auction Agent receive, by 11:00 a.m., New York City time, on the Business Day before the Auction Date for the first such Auction Period, an Issuer Certificate in substantially the form attached as, or containing substantially the same information contained in, Exhibit E to the First Supplement, authorizing the Auction Period Adjustment specified in such certificate along with written confirmation that the Rating Agency Condition has been satisfied with respect to such Auction Period Adjustment, and (B) Sufficient Bids exist as of the Auction on the Auction Date for such first Auction Period. For purposes of the Auction for such first Auction Period only, each Existing Holder shall be deemed to have submitted Sell Orders with respect to all of its Auction Rate Notes except to the extent such Existing Holder submits an Order with respect to such Notes. If there are not Sufficient Clearing Bids for the first Auction Period, the Auction Rate for the next Auction Period shall be the Maximum Rate, and the Auction Period shall be a seven-day Auction Period.

(iii) In connection with any Auction Period Adjustment, the Auction Agent shall provide such further notice to such parties as is specified in Section 2.06(a) of the Auction Agent Agreement.

                      (h) Changes in the Auction Date. The applicable Market Agent, with the written consent of an Authorized Officer of the Issuer, may specify an earlier Auction Date (but in no event more than five Business Days earlier) than the Auction Date that would otherwise be determined in accordance with the definition of “Auction Date” in Article I of this Annex I with respect to one or more specified Auction Periods for the Series 2007-1 Auction Rate Notes, designate a Series Auction Date different than as set forth in the definition of Interest Period in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an Auction Date and the Applicable Interest Rate borne by the Series 2007-1 Auction Rate Notes. The applicable Market Agent shall deliver a written request for consent to such change in the Auction Date to the Issuer not less than three days nor more than twenty days prior to the effective date of such change. The applicable Market Agent shall provide notice of its determination to specify an earlier Auction Date for one or more Auction Periods by means of a written notice delivered at least three days prior to the proposed changed Auction Date to the Trustee, the Auction Agent, the Issuer and the Securities Depository. Such notice shall be substantially in the form of, or contain substantially the information contained in, Exhibit F to the First Supplement.

          In connection with any change described in this Section 2.02(g), the Auction Agent shall provide such further notice to such parties as is specified in Section 2.06(b) of the Auction Agent Agreement.

          Section 2.03 Additional Provisions Regarding the Applicable Interest Rate. The determination of each Applicable Interest Rate by the Auction Agent or any other Person pursuant to the provisions of this Annex I shall be conclusive and binding on the Holders of the Series 2007-1 Auction Rate Notes, and the Issuer and the Trustee may rely thereon for all purposes.

          In no event shall the cumulative amount of interest paid or payable on the Series 2007-1 Auction Rate Notes (including interest calculated as provided herein, plus any other amounts that constitute interest on the Series 2007-1 Auction Rate Notes of such class under applicable law, which are contracted for, charged, reserved, taken or received pursuant to the Series 2007-1 Auction Rate Notes of such class or related documents) calculated from the Closing Date of such class through any subsequent day during the term of such class or otherwise prior to payment in full of the Series 2007-1 Auction Rate Notes of such class exceed the amount permitted by applicable law. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Series 2007-1 Auction Rate Notes of such class, or related documents or otherwise contracted for, charged, reserved, taken or received in connection with the Series 2007-1 Auction Rate Notes of such class, or if the redemption or acceleration of the maturity of the Series 2007-1 Auction Rate Notes of such class results in payment to or receipt by the Holder or any former Holder of the Series 2007-1 Auction Rate Notes of such class of any interest in excess of that permitted by applicable law, then, notwithstanding any provision of the Series 2007-1 Auction Rate Notes of such class or related documents to the contrary, all excess amounts theretofore paid or received with respect to the Series 2007-1 Auction Rate Notes of such class shall be credited on the Principal Amount of the Series 2007-1 Auction Rate Notes of such class (or, if the Series 2007-1 Auction Rate Notes of such class have been paid or would thereby be paid in full, refunded by the recipient thereof), and the provisions of the Series 2007-1 Auction Rate Notes of such class and related documents shall automatically and immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for under the Series 2007-1 Auction Rate Notes of such class and under the related documents.

          Section 2.04 Qualifications of Market Agent. Each Market Agent shall be a member of the National Association of Securities Dealers, Inc., have a capitalization of at least $50,000,000 and be authorized by law to perform all the duties imposed upon it by the First Supplement, including this Annex I. Any Market Agent may resign and be discharged of the duties and obligations created by the First Supplement, including this Annex I, by giving at least 90 days’ notice to the Issuer and the Trustee, provided that such resignation shall not be effective until the appointment of a successor market agent by the Issuer and the acceptance of such appointment by such successor market agent. Any Market Agent may be replaced at the direction of the Issuer, by an instrument signed by an Authorized Officer of the Issuer filed with such Market Agent and the Trustee at least thirty days before the effective date of such replacement.

          In the event that any Market Agent shall be removed or be dissolved, or if the property or affairs of any Market Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, and there is no Market Agent for the Series 2007-1 Auction Rate Notes, and the Issuer shall not have appointed its successor as Market Agent, the Trustee, notwithstanding the provisions of the first paragraph of this Section 2.04, shall be deemed to be the Market Agent for the Series 2007-1 Auction Rate Notes for all purposes of the First Supplement, including this Annex I, until the appointment by the Issuer of the successor Market Agent. Nothing in this Section 2.04 shall be construed as conferring on the Trustee additional duties other than as set forth herein.

ANNEX II

CERTAIN TERMS AND PROVISIONS OF
THE SERIES 2007-1 RESET RATE NOTES

ARTICLE I

DEFINITIONS

                      "30/360" shall mean that interest is calculated on the basis of a 360-day year consisting of twelve 30-day months

                     “91-day Treasury Bill Rate” shall mean for any relevant Interest Rate Determination Date, prior to each related Interest Rate Change Date, the rate equal to the weighted average per annum discount rate (expressed as a bond equivalent yield and applied on a daily basis) for direct obligations of the United States with a maturity of thirteen weeks (“91-day Treasury Bills”) sold at the applicable 91-day Treasury Bill auction, as published in H.15(519) or otherwise or as reported by the U.S. Department of the Treasury. In the event that the results of the auctions of 91-day Treasury Bills cease to be published or reported as provided above, or that no 91-day Treasury Bill auction is held in a particular week, then the 91-day Treasury Bill Rate in effect as a result of the last such publication or report will remain in effect until such time, if any, as the results of auctions of 91-day Treasury Bills will again be so published or reported or such auction is held, as the case may be. The 91-day Treasury Bill Rate will be subject to a Lock-In Period of six Business Days.

                     “Actual/360” shall mean that interest is calculated on the basis of the actual number of days elapsed in a year of 360 days.

                     “Actual/365 (fixed)” shall mean that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, regardless of whether accrual or payment occurs in a leap year.

                     “Actual/Actual (accrual basis)” shall mean that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, or 366 days for every day in a leap year.

                     “Actual/Actual (ISMA)” shall mean a calculation in accordance with the definition of “Actual/Actual” adopted by the International Securities Market Association (“ISMA”), which shall mean that interest is calculated on the following basis:

(a) where the number of days in the relevant Interest Accrual Period is equal to or shorter than the Determination Period during which such Interest Accrual Period ends, the number of days in such Interest Accrual Period divided by the product of (i) the number of days in such Determination Period and (ii) the number of Distribution Dates that would occur in one calendar year; or

(b) where the Interest Accrual Period is longer than the Determination Period during which the Interest Accrual Period ends, the sum of:

(i) the number of days in such Interest Accrual Period falling in the Determination Period in which the Interest Accrual Period begins divided by the product of (A) the number of days in such Determination Period and (B) the number of Distribution Dates that would occur in one calendar year; and

(ii) the number of days in such Interest Accrual Period falling in the next Determination Period divided by the product of (A) the number of days in such Determination Period and (B) the number of Distribution Dates that would occur in one calendar year;

                     where “Determination Period” shall mean the period from and including one Calculation Date to but excluding the next Calculation Date, “Distribution Date” shall mean the date of any distribution on the Series 2007-1 Reset Rate Notes and “Calculation Date” shall mean, in each year, each of those days in the calendar year that are specified herein as being the scheduled Distribution Dates.

                     “Actual/Actual (payment basis)” shall mean that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days if the interest period ends in a non-leap year, or 366 days if the interest period ends in a leap year, as the case may be.

                     “Call Option” shall mean, the option described in Section 2.05 of this Annex II owned by College Loan Corporation or one of its subsidiaries as a permitted transferee to purchase 100% of the Series 2007-1 Reset Rate Notes on any Reset Date or on any date following a Failed Remarketing, exercisable at a price equal to 100% of the Outstanding Principal Amount of the Series 2007-1 Reset Rate Notes, plus any accrued and unpaid interest not paid by the Issuer on the related Monthly Calculation Date, and pursuant to the terms and conditions set forth in this Annex II.

                     “Call Option Notice” shall mean a written notice from the holder of the Call Option stating its desire to exercise the Call Option on the related Reset Date, delivered to the Trustee, the Noteholders of the Series 2007-1 Reset Rate Notes and the Rating Agencies, and if any Clearing Agency or Remarketing Agents have then been designated for the Series 2007-1 Reset Rate Notes, such Clearing Agency or Remarketing Agent.

                     “Call Rate” shall mean the rate of interest that is either: (a) if the Series 2007-1 Reset Rate Notes did not have at least one related Swap Agreement in effect during the previous Reset Period, the rate applicable for the most recent Reset Period during which the Failed Remarketing Rate was not in effect; or (b) if the Series 2007-1 Reset Rate Notes had one or more related Swap Agreements in effect during the previous Reset Period, the weighted average of the floating rates of interest that were due to the related Swap Counterparties from the Issuer during the previous Reset Period for the Series 2007-1 Reset Rate Notes. This rate will continue to apply for each Reset Period while the holder of the Call Option retains the Series 2007-1 Reset Rate Notes.

                     “CMT Rate” shall mean, for any relevant Interest Rate Determination Date prior to each related Interest Rate Change Date, the rate displayed on the applicable Designated CMT Moneyline Telerate Page shown below by 3:00 p.m., New York City time, on that Interest Rate Determination Date under the caption “. . . Treasury Constant Maturities . . . Federal Reserve Board Release H.15. . . .Mondays Approximately 3:45 p.m.,” under the column for: (a) if the Designated CMT Moneyline Telerate Page is 7051, the rate on that Interest Rate Determination Date; or (b) if the Designated CMT Moneyline Telerate Page is 7052, the average for the week, the month or the quarter, as specified on the Remarketing Terms Determination Date, ended immediately before the week in which the related Interest Rate Determination Date occurs. The following procedures will apply if the CMT Rate cannot be determined as described above: (i) if the rate described above is not displayed on the relevant page by 3:00 p.m., New York City time on that Interest Rate Determination Date, unless the calculation is made earlier and the rate is available from that source at that time on that Interest Rate Determination Date, then the CMT Rate will be the Treasury constant maturity rate having the designated index maturity, as published in H.15(519) or another recognized electronic source for displaying the rate; (ii) if the applicable rate described above is not published in H.15(519) or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time on that Interest Rate Determination Date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT Rate will be the Treasury constant maturity rate, or other United States Treasury rate, for the index maturity and with reference to the relevant Interest Rate Determination Date, that is published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury and that the Trustee determines to be comparable to the rate formerly displayed on the Designated CMT Moneyline Telerate Page shown above and published in H.15(519); (iii) if the rate described in the prior paragraph cannot be determined, then the Trustee will determine the CMT Rate to be a yield to maturity based on the average of the secondary market closing offered rates as of approximately 3:30 p.m., New York City time, on the relevant Interest Rate Determination Date reported, according to their written records, by leading primary United States government securities dealers in New York City. The Trustee will select five such securities dealers and will eliminate the highest and lowest quotations or, in the event of equality, one of the highest and lowest quotations, for the most recently issued direct noncallable fixed rate obligations of the United States Treasury (“Treasury Notes”) with an original maturity of approximately the designated index maturity and a remaining term to maturity of not less than the designated index maturity minus one year in a representative amount; (iv) if the Trustee cannot obtain three Treasury Note quotations of the kind described in clause (iii) above, the Trustee will determine the CMT Rate to be the yield to maturity based on the average of the secondary market bid rates for Treasury Notes with an original maturity longer than the designated CMT index maturity which have a remaining term to maturity closest to the designated CMT index maturity and in a representative amount, as of approximately 3:30 p.m., New York City time, on the relevant Interest Rate Determination Date of leading primary United States government securities dealers in New York City. In selecting these offered rates, the Trustee will request quotations from at least five such securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation (or if there is equality, one of the lowest). If two Treasury Notes with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, the Trustee will obtain quotations for the Treasury Note with the shorter remaining term to maturity; (v) if three or four but not five leading primary United States government securities dealers are quoting as described in the prior paragraph, then the CMT Rate for the relevant Interest Rate Determination Date will be based on the average of the bid rates obtained and neither the highest nor the lowest of those quotations will be eliminated; or (vi) if fewer than three leading primary United States government securities dealers selected by the Trustee are quoting as described in clause (v) above, the CMT Rate will remain the CMT Rate then in effect on that Interest Rate Determination Date.

                     “College Loan Eligible Purchaser” shall mean College Loan Corporation or any of its affiliates; provided that any such affiliate has at no time owned an interest in any of the Financed Eligible Loans.

                     “Commercial Paper Rate” shall mean, for any relevant Interest Rate Determination Date prior to each related Interest Rate Change Date, the Bond Equivalent Yield (as defined below) of the rate for 90-day commercial paper, as published in H.15(519) prior to 3:00 p.m., New York City time, on that Interest Rate Determination Date under the heading “Commercial Paper—Financial.” If the rate described above is not published in H.15(519) by 3:00 p.m., New York City time, on that Interest Rate Determination Date, unless the calculation is made earlier and the rate was available from that source at that time, then the Commercial Paper Rate will be the Bond Equivalent Yield of the rate on the relevant Interest Rate Determination Date, for commercial paper having the index maturity specified on the Remarketing Terms Determination Date, as published in H.15 Daily Update or any other recognized electronic source used for displaying that rate under the heading “Commercial Paper—Financial.” For purposes of this definition of “Commercial Paper Rate,” the “Bond Equivalent Yield” equals [(NxD)/[360(Dx90)] times 100], where “D” refers to the per annum rate determined as set forth above, quoted on a bank discount basis and expressed as a decimal and “N” refers to 365 or 366, as the case may be. If the rate described above cannot be determined, the Commercial Paper Rate will remain the commercial paper rate then in effect on that Interest Rate Determination Date. Unless otherwise specified on the Remarketing Terms Determination Date, the Commercial Paper Rate will be subject to a Lock-In Period of six Business Days.

                     “Currency Swap Agreement” shall mean with respect to the Series 2007-1 Reset Rate Notes in a Foreign Exchange Mode, each Swap Agreement between the Issuer and the related Currency Swap Counterparty which (a) converts the secondary market trade proceeds into U.S. Dollars received on the effective date of such Currency Swap Agreement on the Closing Date from the sale of the Series 2007-1 Reset Rate Notes to U.S. Dollars); (b) converts all principal payments in U.S. Dollars by the Issuer to the Noteholders of the Series 2007-1 Reset Rate Notes into the applicable currency; (c) converts the interest rate on the Series 2007-1 Reset Rate Notes from a LIBOR-based rate to a fixed, auction or floating rate payable in the applicable currency; (d) converts the U.S. Dollar equivalent of all secondary market trade proceeds received on the related Reset Date resulting in the successful remarketing of the Series 2007-1 Reset Rate Notes or the exercise of a Call Option into the applicable currency for the payment of principal to the tendering Noteholders of the Series 2007-1 Reset Rate Notes; and (e) pays to the Paying Agent, on behalf of the Issuer, for the benefit of the tendering Noteholders of the Series 2007-1 Reset Rate Notes, the required amount of additional interest at the interest rate applicable to the tendered Series 2007-1 Reset Rate Notes resulting from any required delay in Reset Date payments through Euroclear and Clearstream, if applicable.

                     “Currency Swap Counterparty” shall mean each Eligible Counterparty that is a party, in its capacity as swap counterparty, to the related Currency Swap Agreement.

                     “Day Count Basis” shall mean 30/360, Actual/360, Actual/365 (fixed), Actual/Actual (accrual basis), Actual/Actual (ISMA) or Actual/Actual (payment basis), as applicable, or any other day count basis set forth in the Remarketing Terms Notice.

                     “Eligible Counterparty” shall mean any entity, which may be an affiliate of a Remarketing Agent, engaged in the business of entering into derivative instrument contracts that satisfies the Rating Agency Condition.

                     “Extension Rate” shall mean, for each Monthly Calculation Date following a Failed Remarketing if the Series 2007-1 Reset Rate Notes are then in a Foreign Exchange Mode, the rate of interest payable to each related Currency Swap Counterparty not to exceed Three-Month LIBOR plus 0.75%, unless the Remarketing Agents, if any, in consultation with the Issuer Administrator, determine that market conditions or some other benefit to the Issuer requires a higher rate; provided, that in such case the Rating Agency Condition is satisfied.

                     “EURIBOR” shall mean, with respect to any Interest Accrual Period, the Euro-zone interbank offered rate for deposits in Euros having the specified maturity commencing on the first day of the Interest Accrual Period, which appears on Telerate Page 248 as of 11:00 a.m. Brussels time, on the related EURIBOR Determination Date. If an applicable rate does not appear on Telerate Page 248, the rate for that day will be determined on the basis of the rates at which deposits in Euros having the specified maturity and in a principal amount of not less than €1,000,000, are offered at approximately 11:00 a.m., Brussels time, on that EURIBOR Determination Date, to prime banks in the Euro-zone interbank market by the Reference Banks. The Trustee will request the principal Euro-zone office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in the Euro-zone, selected by the Trustee, at approximately 11:00 a.m. Brussels time, on that EURIBOR Determination Date, for loans in Euros to leading European banks having the specified maturity and in a principal amount of not less than €1,000,000. If the banks selected as described above are not providing quotations, EURIBOR in effect for the applicable Interest Accrual Period will be EURIBOR for the specified maturity in effect for the previous Interest Accrual Period.

                     “EURIBOR Determination Date” shall mean, for each Interest Accrual Period, the day that is two EURIBOR Settlement Days before the beginning of that Interest Accrual Period.

                     “EURIBOR Settlement Day” shall mean any day on which TARGET is open which is also a day on which banks in New York, New York are open for business.

                     “Failed Remarketing” shall mean, with respect to the Series 2007-1 Reset Rate Notes and each Reset Date, the situation where (a) the Issuer Administrator and the Noteholders of the Series 2007-1 Reset Rate Notes have not established, in a written agreement, one or more of the terms set forth in Section 2.03(c) of this Annex II required to be set for the Reset Rate Notes no later than one Business Day prior to the related Reset Date, (b) any failure of College Loan Corporation, or one of its designated affiliates, to purchase, in whole only, the Series 2007-1 Reset Rate Notes on a Reset Date following the delivery of the related Call Option Notice, (c) the Series 2007-1 Reset Rate Notes are not redeemed, in whole, by the Issuer on a Reset Date following the delivery of a notice of redemption or (d) any applicable Rating Agency Condition has not been satisfied.

                     “Failed Remarketing Rate” shall mean (i) for a Failed Remarketing in connection with the Initial Reset Period, One-Month LIBOR plus 0.50% and (ii) for each Reset Period thereafter, the rate agreed to in writing between the Issuer Administrator and the Noteholders of the Series 2007-1 Reset Rate Notes, or the Remarketing Agents, if Remarketing Agents have been designated for the Series 2007-1 Reset Rate Notes.

                     “Federal Funds Rate” shall mean, for any relevant Interest Rate Determination Date prior to each related Interest Rate Change Date, the rate set forth for such day opposite the caption “Federal Funds (effective)” in the weekly statistical release designated H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System. If such rate is not published in the relevant H.15(519) for any day, the rate for such day shall be the arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged prior to 9:00 a.m., New York City time, on that day by each of four leading brokers in such transactions located in New York City selected by the Issuer Administrator. The Federal Funds Rate for each Saturday and Sunday and for any other that is not a Business Day shall be the Federal Funds Rate for the preceding Business Day as determined above.

                     “Foreign Exchange Mode” shall mean that the Series 2007-1 Reset Rate Notes are then denominated in a currency other than U.S. Dollars during the related Reset Period.

                     “GBP-LIBOR” shall mean, with respect to any Interest Accrual Period, the London interbank offered rate for deposits in Pounds Sterling having a maturity of three months, commencing on the first day of the Interest Accrual Period, which appears on Telerate Page 3750 as of 11:00 a.m. London time, on the related GBP-LIBOR Determination Date. If an applicable rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in Pounds Sterling, having the specified maturity and in a principal amount of not less than £1,000,000, are offered at approximately 11:00 a.m., London time, on that GBP-LIBOR Determination Date, to prime banks in the London interbank market by the Reference Banks. The Trustee will request the principal London office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by prime banks in London, selected by the Trustee, at approximately 11:00 a.m. London time, on that GBP-LIBOR Determination Date, for loans in Pounds Sterling to leading European banks having the specified maturity and in a principal amount of not less than £1,000,000. If the banks selected as described above are not providing quotations, GBP-LIBOR in effect for the applicable Interest Accrual Period will be GBP-LIBOR for the specified maturity in effect for the previous Interest Accrual Period. For any GBP-LIBOR-based notes, interest due for any Interest Accrual Period always will be determined based on the actual number of days elapsed in the Interest Accrual Period over a 365-day year.

                     “GBP-LIBOR Determination Date” shall mean, for each Interest Accrual Period, the day that is two GBP-LIBOR Settlement Days before the beginning of that Interest Accrual Period.

                     “GBP-LIBOR Settlement Date” shall mean, for each Interest Accrual Period, the day that is two GPB LIBOR Settlement Days before the beginning of that Interest Accrual Period.

                     “GBP-LIBOR Settlement Day” shall mean any day on which banks in both London and New York City are open for business.

                     “H.15(519)” shall mean the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the United States Federal Reserve System.

                     “H.15 Daily Update” shall mean the daily update for H.15(519), available through the world wide web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publications.

                     “Index” or “Indices” shall mean LIBOR, EURIBOR, GBP-LIBOR, a Commercial Paper Rate, the CMT Rate, the Federal Funds Rate, the 91-day Treasury Bill Rate, the Prime Rate or any other interest rate index specified in Schedule A to a Series 2007-1 Reset Rate Note.

                     “Index Maturity” shall mean, with respect to any Interest Accrual Period, the interval between Interest Rate Change Dates for each applicable Index during such Interest Accrual Period, commencing on the first day of that Interest Accrual Period.

                     “Initial Reset Date” shall mean, for the Series 2007-1 Reset Rate Notes, March 25, 2014.

                     “Initial Reset Period” shall mean, for the 2007-1 Reset Rates Notes, the period commencing on the Closing Date and continuing through the day immediately preceding the Initial Reset Date.

                     “Interest Accrual Period” shall mean the then applicable Interest Period for the Series 2007-1 Reset Rate Notes.

                     “Interest Rate Change Date” shall mean for each Interest Accrual Period, the date or dates, based on the applicable Index, on which the rate of interest for the Series 2007-1 Reset Rate Notes bearing interest at a floating rate is to be reset.

                     “Interest Rate Determination Date” shall mean, for each Interest Accrual Period occurring after the Initial Reset Date, and (a) for the Series 2007-1 Reset Rate Notes that bear interest at a LIBOR-, GBP-LIBOR- or EURIBOR-based rate, the related LIBOR Determination Date, GBP-LIBOR Determination Date or EURIBOR Determination Date, as applicable, or (b) for the Series 2007-1 Reset Rate Notes that bear interest at a floating rate that is not LIBOR-, GBP-LIBOR- or EURIBOR-based, the applicable date or dates set forth in the Remarketing Terms Notice, on which the applicable rate of interest to be in effect as of the next Interest Rate Change Date will be determined by the Issuer Administrator.

                     “Interest Rate Swap Agreement” shall mean, with respect to the Series 2007-1 Reset Rate Notes during any Reset Period when they are denominated in U.S. Dollars and (a) bear a fixed rate of interest (or bears interest based on LIBOR or a U.S. Commercial Paper Rate, if a Swap Agreement is to be entered into pursuant to the Reset Rate Note Procedures), or (b) bear interest based on an index other than LIBOR or a U.S. Commercial Paper Rate, any Swap Agreement between the Issuer and an Eligible Counterparty, to hedge the basis risk during the related Reset Period.

                     “Lock-In Period” shall mean a period from the first day of such Lock-In Period (which may be expressed as a number of Business Days prior to a Monthly Calculation Date) to the immediately succeeding Monthly Calculation Date during which the interest rate, Index or other calculation in effect on the first day of such Lock-In Period shall remain in effect for every day in such Lock-In Period.

                     “Optional Redemption” shall mean, the option described in Section 2.10 of this Annex II owned by the Issuer to redeem, in whole only, the Series 2007-1 Reset Rate Notes on any Reset Date, on any Interest Payment Date if such series is bearing interest at an auction rate or upon a Failed Remarketing, at a redemption price equal to 100% of the Outstanding Principal Amount of the Series 2007-1 Reset Rate Notes, less all amounts distributed to the Noteholders of such series as a payment of principal on the related redemption date, plus any accrued and unpaid interest not paid by the Issuer on the related redemption date, and pursuant to the terms and conditions set forth in this Annex II.

                     “Prime Rate” shall mean, for any relevant Interest Rate Determination Date prior to each related Interest Rate Change Date, the prime rate or base lending rate on that date, as published in H.15(519), prior to 3:00 p.m., New York City time, on that Interest Rate Determination Date under the heading “Bank Prime Loan.” The Issuer Administrator will observe the following procedures if the Prime Rate cannot be determined as described above: (a) if the rate described above is not published in H.15(519) prior to 3:00 p.m., New York City time, on the relevant Interest Rate Determination Date unless the calculation is made earlier and the rate was available from that source at that time, then the Prime Rate will be the rate for that Interest Rate Determination Date, as published in H.15 Daily Update or another recognized electronic source for displaying such rate opposite the caption “Bank Prime Loan”; (b) if the above rate is not published in either H.15(519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on the relevant Interest Rate Determination Date, then the Issuer Administrator will determine the Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the Reuters screen designated as “USPRIME1” as that bank’s prime rate or base lending rate as in effect on that Interest Rate Determination Date; (c) if fewer than four rates appear on the Reuters screen USPRIME1 page on the relevant Interest Rate Determination Date, then the Prime Rate will be the average of the prime rates or base lending rates quoted, on the basis of the actual number of days in the year divided by a 360-day year, as of the close of business on that Interest Rate Determination Date by three major banks in New York City selected by the Issuer Administrator; or (d) if the banks selected by the Issuer Administrator are not quoting as mentioned above, the Prime Rate will remain the prime rate then in effect on that Interest Rate Determination Date.

                     “Quarterly Funding Amount” shall mean, for the Series 2007-1 Reset Rate Notes, for any Quarterly Distribution Date that is (a) more than one year before the next related Reset Date, zero and (b) one year or less before the next related Reset Date, an amount to be deposited into the Remarketing Fee Account in respect of the Series 2007-1 Reset Rate Notes so that the amount therein equals the Quarterly Required Amount for the Series 2007-1 Reset Rate Notes; provided, however, that if on any Monthly Calculation Date that is not a Reset Date, the amount on deposit in the Remarketing Fee Account in respect of the Series 2007-1 Reset Rate Notes is greater than the Quarterly Required Amount, such excess will be transferred to the Collection Fund on that Monthly Calculation Date.

                     “Quarterly Required Amount” means (a) on any related Reset Date, the Reset Period Target Amount or (b) on a Quarterly Distribution Date that is one year or less before the next related Reset Date (i) the Reset Period Target Amount multiplied by (ii) five (5) minus the number of Quarterly Distribution Dates remaining until the next Reset Date (excluding the current Quarterly Distribution Date and including the next Reset Date), divided by (iii) five (5).

                     “Reference Banks” shall mean, with respect to (a) LIBOR, four major banks in the London interbank market for deposits in U.S. Dollars selected by the Trustee, (b) EURIBOR, four major banks in the Euro-zone interbank market for deposits in Euros selected by the Issuer Administrator and (c) GBP-LIBOR, four major banks in the London interbank market for deposits in Pounds Sterling selected by the Issuer Administrator.

                     “Remarketing Agents” shall mean any party that enters a Remarketing Agreement.

                     “Remarketing Agreement” shall mean a Remarketing Agreement among the Issuer, the Issuer Administrator and one or more Remarketing Agents, as amended and supplemented, entered into pursuant to this Annex II.

                     “Remarketing Terms Determination Date” shall mean, for the Series 2007-1 Reset Rate Notes, not later than 3:00 p.m., New York City time, on the Business Day prior to the applicable Reset Date.

                     “Remarketing Terms Notice” shall mean the notice delivered by the Issuer Administrator to the Noteholders of the Series 2007-1 Reset Rate Notes, the Trustee and the Rating Agencies no later than each Remarketing Terms Determination Date containing the information set forth in the Reset Rate Note Procedures.

                     “Reset Date” shall mean the Initial Reset Date and thereafter, a Monthly Calculation Date on which certain terms for the Series 2007-1 Reset Rate Notes may be changed in accordance with the Reset Rate Note Procedures.

                     “Reset Period” shall mean (i) the Initial Reset Period and (ii) with respect to any other Reset Period for the Series 2007-1 Reset Rate Notes, a period that begins on a Reset Date and ends on the day immediately preceding the next Reset Date; provided, that no Reset Period may end after the day before the Stated Maturity for the Series 2007-1 Reset Rate Notes.

                     “Reset Period Target Amount” shall mean, for any Quarterly Distribution Date that is (a) more than one year before the next related Reset Date, zero, and (b) one year or less before the next related Reset Date, the highest remarketing fee payable to the Remarketing Agents for the Series 2007-1 Reset Rate Notes (not to exceed 0.330% per annum of the maximum Outstanding Principal Amount of the Series 2007-1 Reset Rate Notes that could be remarketed) on the next related Reset Date, as determined by the Issuer Administrator based on the assumed weighted average life of the Series 2007-1 Reset Rate Notes and the maximum remarketing fee set forth in a schedule to the Remarketing Agreement, as such schedule may be amended from time to time.

                     “Reset Rate Note Procedures” shall mean Article II of this Annex II.

                     “Series 2007-1 Reset Rate” shall mean, for the initial Interest Accrual Period, 5.4261% per annum and (ii) for each Interest Accrual Period thereafter, until and including the Initial Reset Date, One-Month LIBOR, as determined on the related LIBOR Determination Date, plus 0.095%, based on an Actual/Actual accrual basis. The Series 2007-1 Reset Rate shall be changed on each related Reset Date to the interest rate and Day Count Basis agreed to in writing by the Issuer Administrator and the Noteholders of the Series 2007-1 Reset Rate Notes, or the Remarketing Agents, if Remarketing Agents have been designated for the Series 2007-1 Reset Rate Notes.

                     “Schedule Replacement Order” shall mean an Issuer Order replacing Schedule A to each of the Series 2007-1 Reset Rate Notes to be delivered with respect to the related Reset Date.

                     “Spread” shall mean the percentage determined by the Issuer Administrator and the Noteholders of the Series 2007-1 Reset Rate Notes, or the Remarketing Agents, if Remarketing Agents have been designated for the Series 2007-1 Reset Rate Notes, with respect to the Series 2007-1 Reset Rate Notes that is to bear a floating rate of interest, in excess of or below the applicable Index that will be in effect with respect to the Series 2007-1 Reset Rate Notes during any Reset Period after the Initial Reset Period.

                     “TARGET” shall mean the Trans-European Automated Real-time Gross Settlement Express Transfer System.

                     “Telerate Page 248” shall mean the display page so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

                     “Telerate Page 7051” shall mean the display page so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

                     “Telerate Page 7052” shall mean the display page so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

                     “U.S. Dollar Equivalent Principal Amount” shall mean, with respect to the Series 2007-1 Reset Rate Notes while in a Foreign Exchange Mode, the U.S. Dollar equivalent of the Outstanding Amount of the Series 2007-1 Reset Rate Notes in a Foreign Exchange Mode as of the date of determination based on the exchange rate provided in the related Currency Swap Agreement.

ARTICLE II

RESET RATE NOTE PROCEDURES

           Section 2.01. Interest Rates; Principal Payments.

(a) The Series 2007-1 Reset Rate Notes will bear interest from the Closing Date through and including the related Initial Reset Date, payable on each Monthly Calculation Date, at the applicable rate set forth in the definition of Series 2007-1 Reset Rate. The applicable interest rate for each subsequent Reset Period will be set forth on Schedule A to the applicable Series 2007-1 Reset Rate Note and determined as set forth below. During the Initial Reset Period, interest on the Series 2007-1 Reset Rate Notes shall be paid on each Monthly Calculation Date at the priority level set forth in Section 4.05 of the Base Indenture.

(b) Interest on the Series 2007-1 Reset Rate Notes after the Initial Reset Period may be reset to bear a fixed, auction or floating rate of interest as determined by the Issuer Administrator and the Noteholders of the Series 2007-1 Reset Rate Notes, or the Remarketing Agents, if any Remarketing Agents have then been designated for the Series 2007-1 Reset Rate Notes. The interest rate, or the mechanism for calculating the interest rate, on the Series 2007-1 Reset Rate Notes, as well as the dates on which distributions will be made on the Series 2007-1 Reset Rate Notes, will be reset as of each Reset Date as determined by the Issuer Administrator and the Noteholders of the Series 2007-1 Reset Rate Notes, or the Remarketing Agents, if any Remarketing Agents have then been designated for the Series 2007-1 Reset Rate Notes, with respect to (A) the length of the Reset Period, (B) whether the rate is a fixed rate, an auction rate or a floating rate and (I) if floating, the applicable Index, (II) if auction, the applicable auction rate or (III) if fixed, the applicable pricing benchmark, (C) the applicable Day Count Basis, (D) the applicable currency denomination, i.e., U.S. Dollars, Euros, Pounds Sterling or another non-U.S. Dollar currency, (E) if in a Foreign Exchange Mode, the applicable distribution dates on which interest will be paid to the Noteholders of the Series 2007-1 Reset Rate Notes, if other than quarterly, (F) the applicable Interest Rate Determination Dates within each Interest Accrual Period, (G) the interval between Interest Rate Change Dates during each Interest Accrual Period, (H) whether the Series 2007-1 Reset Rate Notes will be structured to amortize periodically or to receive a payment of principal only at the end of the related Reset Period and (I) any other terms incidental to the foregoing for the Reset Period.

(c) In the event that the Series 2007-1 Reset Rate Notes are reset (i) to bear (or continue to bear) interest at a floating rate, (ii) to bear (or continue to bear) a fixed rate of interest, (iii) to bear (or continue to bear) an auction rate of interest and/or (iv) to be denominated (or continue to be denominated) in a currency other than U.S. Dollars, and the Issuer Administrator and the Noteholders of the Series 2007-1 Reset Rate Notes, or the Remarketing Agents, if any Remarketing Agents have then been designated for the Series 2007-1 Reset Rate Notes, determine that it would be in the best interest of the Issuer based on existing market conditions to enter into one or more Swap Agreements, the Issuer Administrator will be responsible for arranging, on behalf of the Issuer, one or more Swap Agreements to hedge the basis risk and/or currency exchange risk (as applicable) and, together with the Noteholders of the Series 2007-1 Reset Rate Notes or Remarketing Agents, as applicable, for selecting the Swap Counterparties thereto in accordance with the procedures set forth in Section 2.06(c) of this Annex II. The Series 2007-1 Reset Rate Notes will not be reset (or continue) (A) to bear interest at a floating rate that is not based on LIBOR or a Commercial Paper Rate or at a fixed rate or (B) to be denominated in a currency other than U.S. Dollars unless one or more Swap Agreements are entered into as of the related Reset Date that results in the Rating Agency Condition being satisfied. In connection with each Swap Agreement, the Issuer Administrator or its designee shall solicit bids from Eligible Counterparties in accordance with the procedures set forth in Section 2.06(c) of this Annex II.

(d) The Series 2007-1 Reset Rate Notes shall be entitled either (i) to receive payments of principal in reduction of its Outstanding Amount on each applicable distribution date at the priority level set forth in Section 4.05 of the Base Indenture and Section 7 of the First Supplement or (ii) following the Initial Reset Period, if the Series 2007-1 Reset Rate Notes are then structured not to receive a payment of principal until the end of the related Reset Period, to receive allocations of principal at the priority level set forth in Section 4.05 of the Base Indenture and Section 7 of the First Supplement on each applicable distribution date; provided, however, that such amounts referred to in this clause (d) shall not be paid in reduction of the Outstanding Amount of the Series 2007-1 Reset Rate Notes, and instead all such amounts shall be deposited into the applicable Accumulation Account for payment to the Noteholders of such class or the related Currency Swap Counterparty, as applicable, on or about the next related Reset Date as set forth in Section 2.07(a) of this Annex II.

          Section 2.02. End of Reset Period Notice. Unless the holder of the Call Option has delivered the Call Option Notice or the Series 2007-1 Reset Rate Notes are to be redeemed pursuant to Section 2.10 of this Annex II, the Issuer Administrator will provide notice to the Noteholders of the Series 2007-1 Reset Rate Notes or the Remarketing Agents, if any Remarketing Agents have then been designated for the Series 2007-1 Reset Rate Notes, of the end of the current Reset Period, and each such notice shall contain such information as the Issuer and such parties shall hereafter agree to.

           Section 2.03. Remarketing Terms Determination Date.

(a) Prior to the Remarketing Terms Determination Date, and unless the holder of the Call Option has delivered the Call Option Notice or the Series 2007-1 Reset Rate Notes are to be redeemed pursuant to Section 2.10 of this Annex II, the Issuer Administrator may enter into a remarketing agreement with one or more remarketing agents, who shall function as the Remarketing Agents with respect to the related Reset Date.

(b) If the Issuer Administrator and the Noteholders of the Series 2007-1 Reset Rate Notes, or the Remarketing Agents, if any Remarketing Agents have then been designated for the Series 2007-1 Reset Rate Notes, determine prior to the Remarketing Terms Determination Date that any Currency Swap Agreements required pursuant to Section 2.01(c)(iii) of this Annex II will not be obtainable on the related Reset Date, the Series 2007-1 Reset Rate Notes must be denominated in U.S. Dollars during the next related Reset Period.

(c) Unless the holder of the Call Option has delivered the Call Option Notice or the Series 2007-1 Reset Rate Notes are to be redeemed pursuant to Section 2.10 of this Annex II, on or prior to the Remarketing Terms Determination Date the Issuer Administrator and the Noteholders of the Series 2007-1 Reset Rate Notes, or the Remarketing Agents, if any Remarketing Agents have then been designated for the Series 2007-1 Reset Rate Notes, will attempt to establish the following terms, to be agreed to in writing, for the Series 2007-1 Reset Rate Notes to be applicable during the immediately following related Reset Period:

(i) the next Reset Date and length of such Reset Period;

(ii) the interest rate mode (i.e., fixed rate, auction rate or floating rate);

(iii) the currency denomination;

(iv) the applicable minimum denominations and additional increments for the Series 2007-1 Reset Rate Notes;

(v) if in a Foreign Exchange Mode, the identities of the Eligible Counterparties from which bids will be solicited;

(vi) the applicable distribution dates on which interest and principal will be paid to the Noteholders of the Series 2007-1 Reset Rate Notes;

(vii) whether the Series 2007-1 Reset Rate Notes will be structured to amortize periodically or to receive a payment of principal only at the end of the related Reset Period;

(viii) if in floating rate mode, the applicable Index;

(ix) if in floating rate mode, the interval between Interest Rate Change Dates;

(x) if in floating rate mode, the applicable Interest Rate Determination Date;

(xi) whether there will be a related Derivate Product and, if so, the identities of the Eligible Counterparties from which bids will be solicited;

(xii) if in fixed rate mode, the applicable fixed interest rate;

(xiii) if in auction rate mode, the auction agent and applicable broker-dealer;

(xiv) if in auction rate mode, the interest rate during the initial Interest Period for such Reset Period;

(xv) if in auction rate mode, the date of the initial auction following the most recent Reset Date;

(xvi) the applicable Day Count Basis; and

(xvii) any other relevant terms incidental to the foregoing for the next Reset Period;

provided, that any interest rate mode, other than a floating rate based on LIBOR or the Commercial Paper Rate, or any interest rate exceeding the Failed Remarketing Rate, will require that the Rating Agency Condition be satisfied prior to the delivery of the related Remarketing Terms Notice.

(d) The Issuer Administrator will communicate all of the information established in subsection (c) of this Section in the Remarketing Terms Notice required to be given in writing (which may include facsimile or other electronic transmission) to the Noteholders of the Series 2007-1 Reset Rate Notes, or if the Series 2007-1 Reset Rate Notes are no longer in definitive form, to the applicable Clearing Agency, the Trustee and the Rating Agencies on the related Remarketing Terms Determination Date.

(e) If the Series 2007-1 Reset Rate Notes are to bear interest at an auction rate during the succeeding Reset Period, the Issuer shall enter into an auction agent agreement with an auction agent and instruct the auction agent to enter into broker-dealer agreements with the selected broker-dealer.

           Section 2.04. Failed Remarketing.

(a) With respect to each Reset Date for which a Failed Remarketing has occurred, the provisions of this Section will apply.

(b) At any time a Failed Remarketing has occurred on the Series 2007-1 Reset Rate Notes when denominated in U.S. Dollars, (i) all Series 2007-1 Reset Rate Notes will be deemed to have been retained by the applicable Noteholders on the related Reset Date; (ii) the Failed Remarketing Rate for the Series 2007-1 Reset Rate Notes will apply for the related Reset Period; and (iii) a Reset Period of one month will be established for the Series 2007-1 Reset Rate Notes.

(c) At any time a Failed Remarketing has occurred on the Series 2007-1 Reset Rate Notes when in a Foreign Exchange Mode, (i) all Series 2007-1 Reset Rate Notes will be deemed to have been retained by the applicable Noteholders on the related Reset Date, regardless of any deemed mandatory tenders made to the Issuer Administrator, (ii) the Series 2007-1 Reset Rate Notes will remain denominated in such foreign currency, (iii) each related Currency Swap Counterparty will be entitled to receive payments from the Issuer at the Extension Rate, (iv) the Issuer will be entitled to receive from each Currency Swap Counterparty, for payment to the applicable Noteholders, index rate payments at the Failed Remarketing Rate and (v) a Reset Period of one month will be established for the Series 2007-1 Reset Rate Notes. In addition, if the Series 2007-1 Reset Rate Notes are in a Foreign Exchange Mode at the time a Failed Remarketing is declared, the provisions of Section 2.06(a) shall also apply.

(d) If there is a Failed Remarketing of the Series 2007-1 Reset Rate Notes, Noteholders of the Series 2007-1 Reset Rate Notes shall not be entitled to exercise any remedies as a result of the failure of the Series 2007-1 Reset Rate Notes to be remarketed on the related Reset Date.

(e) Notwithstanding anything to the contrary in the Indenture, if the Initial Purchaser is still holding the Series 2007-1 Reset Rate Notes after a Failed Remarketing, the Initial Purchaser shall be entitled to receive the Failed Remarketing Rate.

          Section 2.05. Call Option.

(a) With respect to each Reset Date and any date following a Failed Remarketing for the Series 2007-1 Reset Rate Notes and the continuation thereof, College Loan Corporation is hereby granted a Call Option for the purchase of not less than 100% of the Series 2007-1 Reset Rate Notes, exercisable at a price equal to 100% of the Outstanding Principal Amount of the Series 2007-1 Reset Rate Notes, plus any accrued and unpaid interest not paid by the Issuer on the applicable Reset Date. Such Call Option Notice shall specify the date on which the Series 2007-1 Reset Rate Notes are to be acquired, which date shall not be earlier than the upcoming Reset Date and must be at least five Business Days after the date such Call Option Notice is given to the Noteholders of the Series 2007-1 Reset Rate Notes.

(b) College Loan Corporation may transfer ownership of the Call Option at any time to any College Loan Eligible Purchaser.

(c) A Call Option may be exercised with respect to the Series 2007-1 Reset Rate Notes at any time on or prior to the determination of the related Spread, auction rate or fixed rate or the declaration of a Failed Remarketing, as applicable, by delivery of a Call Option Notice. Once written notice of the exercise of a Call Option is given, such exercise may not be rescinded except with the written consent of the Holders of the Series 2007-1 Reset Rate Notes.

(d) All amounts due and owing to the Noteholders of the Series 2007-1 Reset Rate Notes shall be remitted on or before the related Reset Date by the holder of the related Call Option, or if the Series 2007-1 Reset Rate Notes are no longer in definitive form, in accordance with the standard procedures established by the applicable Clearing Agency for transfer of securities to ensure timely payment of principal to the Series 2007-1 Reset Rate Noteholders on the related Reset Date.

(e) In the event that a Call Option is exercised with respect to the Series 2007-1 Reset Rate Notes then in a Foreign Exchange Mode, the holder of such Call Option shall deliver the U.S. Dollar Equivalent Principal Amount remaining after all payments of principal are made with respect to the related Monthly Calculation Date, and interest (if applicable) owing to the Noteholders of the Series 2007-1 Reset Rate Notes to the Issuer Administrator for delivery to the Swap Counterparties to the related Currency Swap Agreements, who shall exchange such amount into the applicable currency for delivery to the Trustee or its agent for delivery to the Noteholders of the Series 2007-1 Reset Rate Notes; provided, however, that if there are no such Currency Swap Agreements then in effect, the holder of such Call Option shall remit all amounts due and owing to the Issuer Administrator for delivery to the Trustee or its agent for delivery to the Series 2007-1 Reset Rate Noteholders in the applicable currency on or before the Reset Date or if the Series 2007-1 Reset Rate Notes are no longer in definitive form, in accordance with the standard procedures established by the related Clearing Agency for transfer of securities to ensure timely payment of principal to the Series 2007-1 Reset Rate Noteholders on the related Reset Date.

(f) If a Call Option is exercised with respect to the Series 2007-1 Reset Rate Notes, then from and after the date the Series 2007-1 Reset Rate Notes are purchased by the Holder of the Call Option (i) the interest rate on the Series 2007-1 Reset Rate Notes will be the Call Rate, (ii) the Series 2007-1 Reset Rate Notes will be denominated in U.S. Dollars and (iii) a Reset Period of one month will be established. At the end of such one-month Reset Period, the holder of the related Call Option may either remarket the Series 2007-1 Reset Rate Notes pursuant to the remarketing procedures set forth in this Annex II, or retain the Series 2007-1 Reset Rate Notes for one or more successive one-month Reset Periods at the then-current Call Rate. In the event the holder of the related Call Option chooses to remarket the Series 2007-1 Reset Rate Notes, such holder shall be solely responsible for all costs and expenses relating to the preparation of any new offering document and any other related costs and expenses associated with such remarketing, other than the fees of any Remarketing Agents.

          Section 2.06. Currency Swap Agreements and Interest Rate Exchange Agreements.

(a) If the Series 2007-1 Reset Rate Notes are to be reset into a Foreign Exchange Mode, on the related Reset Date, the Issuer will enter into or will instruct the Trustee to enter into (not in its individual capacity, but solely as Trustee) one or more Currency Swap Agreements for the related Reset Period, containing such terms as the Issuer Administrator shall determine.

(a) On each Reset Date if the Series 2007-1 Reset Rate Notes are to be reset in U.S. Dollars, and a Swap Agreement is required pursuant to Section 2.01(c) of this Annex II and subsection (c) of this Section, then the Issuer Administrator will enter into or will instruct the Trustee to enter into (not in its individual capacity, but solely as Trustee), one or more Interest Rate Swap Agreements for the next Reset Period to facilitate the Issuer’s ability to pay applicable interest at the related interest rate and containing such terms as the Issuer Administrator shall determine.

(c) It is a condition precedent to the entering into of any Swap Agreement and the setting of the amount to be paid to the related Swap Counterparty that the Rating Agency Condition is satisfied. No Swap Agreement will be entered into or caused to be entered into by the Issuer, the Issuer Administrator on its behalf or the Remarketing Agents, if any Remarketing Agents have then been designated for the Series 2007-1 Reset Rate Notes, for any Reset Period where the related Call Option or Optional Redemption has been exercised or a Failed Remarketing has been declared.

(d) The Issuer shall not enter into any amendment to any Currency Swap Agreement to cure any ambiguity in, or to correct or supplement any provision of any Currency Swap Agreement, unless the Issuer has determined, and the Trustee has agreed in writing at the written direction of the Issuer, that the amendment will not materially adversely affect the interests of the Series 2007-1 Reset Rate Noteholders and provided that the Issuer has provided reasonable notice to the Rating Agencies of such amendment and the Rating Agency Condition is satisfied.

           Section 2.07. Payment of Principal on the Series 2007-1 Reset Rate Notes.

(a) If, on any Monthly Calculation Date, a principal payment would be payable to the Series 2007-1 Reset Rate Notes when structured to receive a payment of principal only at the end of the related Reset Period, those principal payments will be allocated to and deposited into an Accumulation Account of the Accumulation Fund for the Series 2007-1 Reset Rate Notes where it will remain until the next Reset Date for the Series 2007-1 Reset Rate Notes as provided in Section 4.08 of the Indenture (except that if the Series 2007-1 Reset Rate Notes are in a Foreign Exchange Mode, principal will be paid according to the provisions of the related Swap Agreement), unless an Event of Default under the Indenture has occurred (in which case the Trustee will distribute all sums on deposit therein to the Noteholders of the Series 2007-1 Reset Rate Notes in accordance with the provisions of Section 6.06 of the Indenture).

(b) On each Reset Date for the Series 2007-1 Reset Rate Notes when structured to receive a payment of principal only at the end of the related Reset Period, all sums, if any, then on deposit in an Accumulation Account of the Accumulation Fund for the Series 2007-1 Reset Rate Notes, including any allocation of principal made on the same date will be distributed by the Trustee, at the direction of the Issuer Administrator, as set forth in Section 4.08 of the Indenture, to the Noteholders of the Series 2007-1 Reset Rate Notes, as of the related Record Date, or the related Currency Swap Counterparty or Counterparties (as applicable), in reduction of principal of the Series 2007-1 Reset Rate Notes; provided, that, in the event on any Monthly Calculation Date the amount on deposit in the Accumulation Account of the Accumulation Fund for the Series 2007-1 Reset Rate Notes would equal the Outstanding Amount of the Series 2007-1 Reset Rate Notes, no additional amounts will be deposited into the Accumulation Account of the Accumulation Fund for the Series 2007-1 Reset Rate Notes and all amounts therein will be distributed by the Trustee, at the direction of the Issuer Administrator, as set forth in Section 4.08 of the Indenture, on the next related Reset Date to the Noteholders of the Series 2007-1 Reset Rate Notes (or to the related Currency Swap Counterparty or Counterparties), and on such Reset Date the Series 2007-1 Reset Rate Notes will no longer be Outstanding.

(c) The Trustee, subject to sufficient available funds therefor, at the direction of the Issuer Administrator and pursuant to Section 4.05 of the Indenture, will deposit into a Supplemental Interest Account for the Series 2007-1 Reset Rate Notes, the related Supplemental Interest Deposit Amount. On each Monthly Calculation Date, all sums (which shall include investment earnings) on deposit in the Supplemental Interest Account shall be transferred to the Collection Fund.

           Section 2.08. Remarketing Agents; Remarketing Fee Account.

(a) In connection with remarketing the Series 2007-1 Reset Rate Notes after the Initial Reset Period, the Issuer may enter into one or more Remarketing Agreements with one or more Remarketing Agents.

(b) If any Remarketing Agents have then been designated for the Series 2007-1 Reset Rate Notes, the Remarketing Agents will attempt, on a reasonable efforts basis and in accordance with the terms and conditions of a Remarketing Agreement, to remarket the Series 2007-1 Reset Rate Notes at a price equal to 100% of the Outstanding Amount of the Series 2007-1 Reset Rate Notes.

(c) If the Series 2007-1 Reset Rate Notes are no longer Definitive Notes, purchasers of the Series 2007-1 Reset Rate Notes will be credited with their positions on the applicable Reset Date with respect to positions held through the applicable Clearing Agency. No payment delay to existing Noteholders of the Series 2007-1 Reset Rate Notes holding U.S. Dollar-denominated Series 2007-1 Reset Rate Notes through the Securities Depository will occur on the related Reset Date if the Series 2007-1 Reset Rate Notes are denominated in U.S. Dollars during the immediately following Reset Period.

(d) If any Remarketing Agents have then been designated for the Series 2007-1 Reset Rate Notes, any Remarketing Agent, in its individual or any other capacity, may buy, sell, hold and deal in any series of the Notes, including, but not limited to, purchasing any tendered Series 2007-1 Reset Rate Notes as part of the remarketing process. Any Remarketing Agent that owns a Series 2007-1 Reset Rate Note may exercise any vote or join in any action which any beneficial owner of any class of Notes may be entitled to exercise or take with like effect as if it did not act in any capacity under a Remarketing Agreement. Any Remarketing Agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Issuer, the Depositor, the Trustee (in its individual capacity), the Eligible Lender Trustee (in its individual capacity) or the Issuer Administrator as freely as if it did not act in any capacity under a Remarketing Agreement. No Noteholder or beneficial owner of any Series 2007-1 Reset Rate Note will have any rights or claims against any Remarketing Agent as a result of such Remarketing Agent’s not purchasing any tendered Series 2007-1 Reset Rate Note, which results in the declaration of a Failed Remarketing.

(e) If any Remarketing Agents have then been designated for the Series 2007-1 Reset Rate Notes, each Remarketing Agent will be entitled to receive a fee in connection with their services rendered for each successful remarketing of the Series 2007-1 Reset Rate Notes in the amount set forth in a Remarketing Agreement. Subject to the terms and conditions set forth in a Remarketing Agreement, the Issuer Administrator, in its sole discretion, may change the Remarketing Agents for the Series 2007-1 Reset Rate Notes for any Reset Period at any time on or before the related Remarketing Terms Determination Date. In addition, the Issuer Administrator will appoint one or more additional Remarketing Agents, if necessary, for a Reset Date when the Series 2007-1 Reset Rate Notes will be remarketed in a non-U.S. Dollar currency. Furthermore, a Remarketing Agent may resign at any time; provided that no resignation may become effective on a date that is later than 15 Business Days prior to a Remarketing Terms Determination Date.

(f) In accordance with Section 4.03(b) of the Base Indenture, on the Closing Date, the Issuer shall establish the Remarketing Fee Account, which will be held by the Trustee for the benefit of any Remarketing Agents and, in certain circumstances, the Noteholders of the Senior Notes. The fees associated with each successful remarketing will be payable directly to the Remarketing Agents from amounts on deposit from time to time in the Remarketing Fee Account. On each Monthly Calculation Date, funds will be deposited into the Remarketing Fee Account, in the priority set forth in Section 4.05 of the Base Indenture, in an amount up to the Quarterly Funding Amount; provided that if the amount on deposit in the Remarketing Fee Account, after the payment of any remarketing fees therefrom, exceeds the Reset Period Target Amount, such excess will be withdrawn on the related Monthly Calculation Date, deposited into the Collection Fund for that Monthly Calculation Date. All investment earnings on deposit in the Remarketing Fee Account will be withdrawn on the next Monthly Calculation Date, deposited into the Collection Fund for that Monthly Calculation Date. In the event that the fees owed to any Remarketing Agent on a Reset Date exceed the amount then on deposit (after giving effect to distributions made on such Reset Date) in the Remarketing Fee Account, such shortfall shall be paid from the Collection Fund on future Monthly Calculation Dates in the priority set forth in Section 4.05 of the Base Indenture. The Issuer shall also be responsible for certain remarketing costs and expenses to the extent set forth in the Remarketing Agreement, which shall be paid on each Monthly Calculation Date from the Collection Fund at the priority set forth in Section 4.05 of the Base Indenture.

           Section 2.09. Execution of Documents.

          The Trustee is hereby authorized and directed to execute and deliver, not in its individual capacity, but solely as Trustee, any Swap Agreements including any Interest Rate Swap Agreements and any Currency Swap Agreements, and any required supplement, amendment or replacement thereof, as the Issuer Administrator, in writing and from time to time, shall instruct the Trustee. The Trustee shall not be liable to any party, any third party or any Noteholder for any such actions taken at the written instruction of the Issuer Administrator. Notwithstanding the foregoing, in the event that the Trustee declines or fails to execute or deliver any such document, instrument, certificate or agreement as instructed by the Issuer Administrator, the Issuer Administrator is hereby authorized, in its sole discretion, to execute and deliver, not in its individual capacity but solely as Issuer Administrator on behalf of the Issuer, all such required documents, instruments, certificates and agreements. The foregoing authorization shall represent a limited power of attorney granted by the Issuer to the Issuer Administrator to act on its behalf and the Issuer Administrator shall not be liable to any party, any third party or any Noteholder for any such actions taken in good faith and in accordance with these Reset Rate Note Procedures.

           Section 2.10. Optional Redemption.

          The Issuer has the option to redeem the Series 2007-1 Reset Rate Notes, in whole only, at a redemption price equal to 100% of the Outstanding Principal Amount of the Series 2007-1 Reset Rate Notes, less all amounts distributed to the Noteholders as a payment of principal on the related redemption date, plus any accrued and unpaid interest not paid by the Issuer on the applicable redemption date. The Optional Redemption can be exercised only on (i) any Reset Date and (ii) on any date following a Failed Remarketing for the Series 2007-1 Reset Rate Notes. Notwithstanding anything to the contrary herein or in the Indenture, the Series 2007-1 Reset Rate Notes may only be redeemed on an Interest Payment Date for the Series 2007-1 Reset Rate Notes.

          The Series 2007-1 Reset Rate Notes also may be redeemed by the Issuer pursuant to Section 7 of the First Supplement.

           Section 2.11. Notices to Clearing Agency.

          Whenever a notice or other communication is required under this Annex II or under the Indenture to be given to Noteholders of the Series 2007-1 Reset Rate Note, when and if the Series 2007-1 Reset Rate Notes are no longer issued as Definitive Notes, the Trustee shall give all such notices and communications specified herein to the applicable Clearing Agency.

           Section 2.12. Amendments.

          Notwithstanding anything in the Base Indenture or the First Supplement to the contrary, the Issuer and the Trustee, upon satisfaction of the Rating Agency Condition, may enter into one or more amendments to this Annex II in connection with establishing the terms of the Series 2007-1 Reset Rate Notes for Reset Periods subsequent to the Initial Reset Period; provided, that if the Series 2007-1 Reset Rate Notes are still owned by the Initial Purchaser or its transferee, no such amendment shall be effective unless the Initial Purchaser or its transferee has consented thereto.

EXHIBIT A-1

FORM OF SERIES 2007-1 LIBOR RATE NOTES

          Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer or its agent for registration of transfer, exchange, or payment, and any Note issued is registered in the name of CEDE & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to CEDE & Co. or to such other entity as is requested by an authorized representative of DTC), any transfer, pledge, or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the Registered Owner hereof, CEDE & Co., has an interest herein.

Student Loan Asset-Backed Note
Class A-[__] Notes

No. __-____	$____________

Stated Maturity Date	Date of Original Issue	Interest Rate	CUSIP

_______, 20__	March 6, 2007	LIBOR + __%	_____ ___

Registered Holder:     Cede & Co.
Principal Amount:

          For Value Received, College Loan Corporation Trust II, a Delaware statutory trust (the “Issuer,” which term includes any successor under the Indenture hereinafter referred to), acknowledges itself indebted and hereby promises to pay to the registered holder specified above, or registered assigns (the “Registered Holder”), but solely from the revenues and receipts hereinafter specified and not otherwise, the Principal Amount specified above on the Stated Maturity Date specified above (subject to the right of prior redemption hereinafter mentioned), upon presentation and surrender of this Note at the Principal Office of the Trustee (as hereinafter defined), as Paying Agent for the Series 2007-1 Notes (as hereinafter defined), or a duly appointed successor Paying Agent, and to pay interest on said Principal Amount, but solely from the revenues and receipts hereinafter specified and not otherwise, to the Registered Holder hereof from the date hereof until the payment of said Principal Amount has been made or duly provided for, payable on each Interest Payment Date and at Maturity, at the Applicable Interest Rate (as hereinafter described), and at the same rate per annum (to the extent that the payment of such interest shall be legally enforceable) on overdue installments of interest. Payment of interest on this Note on each regularly scheduled Interest Payment Date shall be made by check or draft drawn upon the Paying Agent and mailed to the person who is the Registered Holder hereof as of 5:00 p.m. on the applicable Regular Record Date at the address of such Registered Holder as it appears on the Note Register maintained by the Note Registrar, or, if the Registered Holder of this Note is the Registered Holder of Series 2007-1 Notes in the aggregate principal amount of $1,000,000 or more (or, if less than $1,000,000 in Principal Amount of Series 2007-1 Notes is outstanding, the Holder of all outstanding Series 2007-1 Notes), at the direction of such Registered Holder received by the Paying Agent by 5:00 p.m. on the last Business Day preceding the applicable Regular Record Date, by electronic transfer by the Paying Agent in immediately available funds to an account designated by such Registered Holder. In addition, interest on this Note is payable at the Maturity hereof in the same manner as the principal hereof, unless the date of such Maturity is a regularly scheduled Interest Payment Date, in which event interest is payable in the manner set forth in the preceding sentence. Any interest not so timely paid or duly provided for (herein referred to as “Defaulted Interest”) shall cease to be payable to the person who is the Registered Holder hereof at the close of business on the Regular Record Date and shall be payable to the person who is the Registered Holder hereof at the close of business on a Special Record Date for the payment of any such Defaulted Interest. Such Special Record Date shall be fixed by the Trustee whenever moneys become available for payment of the Defaulted Interest, and notice of the Special Record Date shall be given to the Registered Holder hereof not less than ten days prior thereto by first-class mail to such Registered Holder as shown on the Note Register on a date selected by the Trustee, stating the date of the special record date and the date fixed for the payment of such Defaulted Interest. The principal of, premium, if any, and interest on this Note are payable in lawful money of the United States of America.

          This Note is one of an authorized class of Senior Notes (collectively referred to herein as the “Series 2007-1 LIBOR Rate Notes”) issued by the Issuer pursuant to an Indenture of Trust, dated as of March 1, 2007 (as supplemented by the First Supplement dated as of March 1, 2007 and as may be further supplemented and amended, the “Indenture”), from the Issuer and Deutsche Bank Trust Company Americas, as eligible lender trustee, to Deutsche Bank Trust Company Americas, as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture).

          Reference is hereby made to the Indenture, copies of which are on file in the Principal Office of the Trustee, and to all of the provisions of which any Registered Holder of this Note by his acceptance hereof hereby assents, for definitions of terms; the description of and the nature and extent of the security for the Notes and Other Obligations secured thereunder; the student loan acquisition program being financed by the issuance of the Notes; the revenues and other moneys pledged to the payment of the principal of and premium, if any, and interest on the Notes and the Other Obligations; the nature and extent and manner of enforcement of the pledge; the conditions upon which Notes may be issued or Other Obligations may be incurred by the Issuer thereunder, payable from such revenues and other moneys thereunder as Senior Obligations or Subordinate Obligations; the conditions upon which the Indenture may be amended or supplemented with or without the consent of the Holders of the Notes; the rights and remedies of the Registered Holder hereof with respect hereto and thereto, including the limitations upon the right of a Registered Holder hereof to institute any suit, action or proceeding in equity or at law with respect hereto and thereto; the rights, duties and obligations of the Issuer and the Trustee thereunder; the terms and provisions upon which the liens, pledges, charges, trusts and covenants made therein may be discharged at or prior to the maturity or redemption of this Note, and this Note thereafter no longer be secured by the Indenture, or be deemed to be Outstanding thereunder; and for the other terms and provisions thereof. Terms used with initial capital letters but not defined in this Note have the respective meanings given such terms in the Indenture. The Series 2007-1 LIBOR Rate Notes are being issued as, and will constitute, Senior Notes under the Indenture.

          The Notes and Other Obligations are limited obligations of the Issuer, payable solely from the Trust Estate created under the Indenture, consisting of certain revenues and Funds and Accounts pledged under the Indenture including, but not limited to, payments of principal and interest made by obligors of Financed Student Loans and available Note proceeds.

          Interest payable on this Note shall be computed on the basis of a 360-day year for the number of days actually elapsed, and is payable on each regularly scheduled Interest Payment Date prior to the Maturity hereof and at the Maturity hereof. The interest payable on each Interest Payment Date for this Note shall be that interest which has accrued through the last day of the last complete Interest Period immediately preceding the Interest Payment Date or, in the case of the Maturity hereof, the last day preceding the date of such Maturity. The Applicable Interest Rate shall be effective as of and on the first day (whether or not a Business Day) of the applicable Interest Period and be in effect thereafter through the end of such Interest Period.

          The unpaid principal amount hereof from time to time outstanding shall bear interest at an Applicable Interest Rate, payable on each Interest Payment Date and at the Maturity hereof such interest to accrue from the later of the date hereof or the date through which interest has been paid or duly provided for.

          The Interest Period, the Applicable Interest Rate, the method of determining the Applicable Interest Rate on each of the Series 2007-1 Notes and the redemption provisions of the Series 2007-1 Notes will be determined in accordance with the terms, conditions and provisions of the First Supplement, to which terms, conditions and provisions specific reference is hereby made, and all of which terms, conditions and provisions are hereby specifically incorporated herein by reference.

          The determination of the Applicable Interest Rate by the Trustee or any other authorized Person pursuant to the provisions of the First Supplement shall be conclusive and binding on the Holders of the Series 2007-1 Notes.

          Notwithstanding any provision of this Note to the contrary, in no event shall the cumulative amount of interest paid or payable on this Note (including interest calculated as provided herein, plus any other amounts that constitute interest on this Note under applicable law, which are contracted for, charged, reserved, taken or received pursuant to this Note or related documents) calculated from the Date of Original Issuance of this Note through any subsequent day during the term of this Note or otherwise prior to payment in full of this Note exceed the amount permitted by applicable law. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under this Note or related documents or otherwise contracted for, charged, reserved, taken or received in connection with this Note, or if the redemption or acceleration of the Maturity of this Note results in payment to or receipt by the Registered Holder or any former Registered Holder hereof of any interest in excess of that permitted by applicable law, then notwithstanding any provision of this Note or related documents to the contrary all excess amounts theretofore paid or received with respect to this Note shall be credited on the principal balance of this Note (or, if this Note has been paid or would thereby be paid in full, refunded by the recipient thereof), and the provisions of this Note and related documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for under this Note and under the related documents.

          If provision is made for the payment of principal of and interest on this Note in accordance with the Indenture, this Note shall no longer be deemed Outstanding under the Indenture, shall cease to be entitled to the benefits of the Indenture and shall thereafter be payable solely from the funds provided for such payment.

          If an Event of Default shall occur, the principal of all the Outstanding Notes may and, under certain circumstances, shall be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes and Other Beneficiaries under the Indenture at any time by the Issuer with, among other things, the consent of the Holders of two-thirds of the aggregate principal amount of Senior Notes at the time Outstanding, if affected thereby, and with the consent of the Holders of two-thirds of the aggregate principal amount of Subordinate Notes at the time Outstanding, if affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Senior Notes at the time Outstanding or Other Senior Beneficiaries or, if no Senior Obligations are Outstanding, the Holders of specified percentages in aggregate principal amount of the Subordinate Notes at the time Outstanding or Other Subordinate Beneficiaries, on behalf of the Holders of all the Notes, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Registered Holder of this Note and upon all future Registered Holders hereof and of any Note issued in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

          The Issuer may require payment by the Registered Holder hereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Note, other than certain exchanges specifically exempted under the Indenture and not involving any transfer.

          The Issuer, the Trustee, each Paying Agent, any Authenticating Agent, the Note Registrar and any other agent of the Issuer may treat the Person in whose name this Note is registered on the Note Register as the absolute owner hereof for all purposes, whether or not this Note is overdue, and neither the Issuer, the Trustee, any Paying Agent, any Authenticating Agent, the Note Registrar nor any other such agent shall be affected by notice to the contrary.

          It Is Hereby Certified, Recited, Covenanted and Declared that all acts, conditions and things required to have happened, to exist and to have been performed precedent to and in the issuance of this Note have happened, do exist, and have been performed in regular and due time, form and manner as so required.

          This Note shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the Certificate of Authentication hereon shall have been signed by the Trustee or by the Authenticating Agent by the manual signature of one of its authorized representatives.

          It is expressly understood and agreed by the holder hereof that (a) the Indenture and this Note each is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Delaware Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it; (b) each of the representations, undertakings and agreement in the Indenture and this Note made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Issuer; (c) nothing contained in the Indenture and this Note shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained in the Indenture and this Note, all such liability, if any, being expressly waived by the holder hereof and by any Person claiming by, through or under the holder hereof; and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligations, representation, warranty or covenant made or undertaken by the Issuer under the Indenture, this Note or the other Basic Documents.

[Execution Page Follows]

          IN WITNESS WHEREOF, the Issuer has caused this Series 2007-1 Note to be executed in its name by the manual signature of the Delaware Trustee.

          Dated: _______ __, 200_

COLLEGE LOAN CORPORATION TRUST II

By:  Wilmington Trust Company, not in its individual
        capacity but solely as Delaware Trustee

By_______________________________
Name_____________________________
Title______________________________

[CERTIFICATE OF AUTHENTICATION FOLLOWS]

CERTIFICATE OF AUTHENTICATION

          This Note is one of the Notes of the class designated therein and issued under the provisions of the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee By_______________________________ Name_____________________________ Title______________________________

[FORM OF ASSIGNMENT FOLLOWS]

ASSIGNMENT

          For Value Received the undersigned hereby sells, assigns and transfers unto _____________________ the within Note and irrevocably appoints ______________________, attorney-in-fact, to transfer the within Note on the books kept for registration thereof, with full power of substitution in the premises.

          Dated: ____________________________

Please Insert Social Security or Other Identifying Number of Assignee _________________________________	______________________________
Notice: The signature to this assignment must
correspond with the name as it appears upon
the face of the within Note in every particular,
without any alteration whatsoever.

Signature Guaranteed: _______________________________

EXHIBIT A-2

FORM OF SERIES 2007-1 RESET RATE NOTE

          THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1)(A) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (B) IN CERTIFICATED FORM TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) AND (7) UNDER THE SECURITIES ACT) PURCHASING FOR INVESTMENT AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (X) THE RECEIPT BY THE NOTE REGISTRAR OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE INDENTURE AND (Y) THE RECEIPT BY THE NOTE REGISTRAR OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE NOTE REGISTRAR THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND SECURITIES AND BLUE SKY LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION, (2) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO ANOTHER EXEMPTION AVAILABLE UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (4) PURSUANT TO A VALID REGISTRATION STATEMENT.

          THE PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

COLLEGE LOAN CORPORATION TRUST II
STUDENT LOAN ASSET-BACKED NOTE
SERIES 2007-1, CLASS A-14 SENIOR RESET RATE NOTES

REGISTERED NO. R-__	REGISTERED $________________

Date of Original Issuance	Stated Maturity Date	Rule 144A/Reg S CUSIP	Rule 144A/Reg S ISIN	Interest Rate

March 6, 2007	_______, 20__

PRINCIPAL AMOUNT: _______________________________________ AND 00/100
[DOLLARS]

REGISTERED HOLDER: ____________________.

          For Value Received, College Loan Corporation Trust II, a Delaware statutory trust (the “Issuer,” which term includes any successor under the Indenture hereinafter referred to), acknowledges itself indebted and hereby promises to pay to the registered holder specified above, or registered assigns (the “Registered Holder”), but solely from the revenues and receipts hereinafter specified and not otherwise, the Principal Amount specified above on the Stated Maturity Date specified above (subject to the right of prior redemption hereinafter mentioned), upon presentation and surrender of this Note at the Principal Office of the Trustee (as hereinafter defined), as Paying Agent for the Series 2007-1 Reset Rate Notes (as hereinafter defined), or a duly appointed successor Paying Agent, and to pay interest on said Principal Amount, but solely from the revenues and receipts hereinafter specified and not otherwise, to the Registered Holder hereof from the date hereof until the payment of said Principal Amount has been made or duly provided for, payable on each Interest Payment Date and at Maturity, at the Applicable Interest Rate (as hereinafter described), and at the same rate per annum (to the extent that the payment of such interest shall be legally enforceable) on overdue installments of interest. Payment of interest on this Note on each regularly scheduled Interest Payment Date shall be made by check or draft drawn upon the Paying Agent and mailed to the person who is the Registered Holder hereof as of 5:00 p.m. on the applicable Regular Record Date at the address of such Registered Holder as it appears on the Note Register maintained by the Note Registrar, or, if the Registered Holder of this Note is the Registered Holder of Series 2007-1 Reset Rate Notes in the aggregate principal amount of $1,000,000 or more (or, if less than $1,000,000 in Principal Amount of Series 2007-1 Reset Rate Notes is outstanding, the Holder of all outstanding Series 2007-1 Reset Rate Notes), at the direction of such Registered Holder received by the Paying Agent by 5:00 p.m. on the last Business Day preceding the applicable Regular Record Date, by electronic transfer by the Paying Agent in immediately available funds to an account designated by such Registered Holder. In addition, interest on this Note is payable at the Maturity hereof in the same manner as the principal hereof, unless the date of such Maturity is a regularly scheduled Interest Payment Date, in which event interest is payable in the manner set forth in the preceding sentence. Any interest not so timely paid or duly provided for (herein referred to as “Defaulted Interest”) shall cease to be payable to the person who is the Registered Holder hereof at the close of business on the Regular Record Date and shall be payable to the person who is the Registered Holder hereof at the close of business on a Special Record Date for the payment of any such Defaulted Interest. Such Special Record Date shall be fixed by the Trustee whenever moneys become available for payment of the Defaulted Interest, and notice of the Special Record Date shall be given to the Registered Holder hereof not less than ten days prior thereto by first-class mail to such Registered Holder as shown on the Note Register on a date selected by the Trustee, stating the date of the special record date and the date fixed for the payment of such Defaulted Interest.

          This Note is one of an authorized series of Senior Reset Rate Notes (collectively referred to herein as the “Series 2007-1 Reset Rate Notes”) issued by the Issuer pursuant to an Indenture of Trust, dated as of March 1, 2007 (as supplemented and amended previously and as supplemented by the First Supplement dated as of March 1, 2007 (the “First Supplement”) and as may be further supplemented and amended, the “Indenture”), from the Issuer and Deutsche Bank Trust Company Americas, as eligible lender trustee, to Deutsche Bank Trust Company Americas, as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture).

          Reference is hereby made to the Indenture, copies of which are on file in the Principal Office of the Trustee, and to all of the provisions of which any Registered Holder of this Note by his acceptance hereof hereby assents, for definitions of terms; the description of and the nature and extent of the security for the Notes and Other Obligations secured thereunder; the student loan acquisition program being financed by the issuance of the Notes; the revenues and other moneys pledged to the payment of the principal of and premium, if any, and interest on the Notes and the Other Obligations; the nature and extent and manner of enforcement of the pledge; the conditions upon which Notes may be issued or Other Obligations may be incurred by the Issuer thereunder, payable from such revenues and other moneys thereunder as Senior Obligations or Subordinate Obligations; the conditions upon which the Indenture may be amended or supplemented with or without the consent of the Holders of the Notes; the rights and remedies of the Registered Holder hereof with respect hereto and thereto, including the limitations upon the right of a Registered Holder hereof to institute any suit, action or proceeding in equity or at law with respect hereto and thereto; the rights, duties and obligations of the Issuer and the Trustee thereunder; the terms and provisions upon which the liens, pledges, charges, trusts and covenants made therein may be discharged at or prior to the maturity or redemption of this Note, and this Note will thereafter no longer be secured by the Indenture, or be deemed to be Outstanding thereunder; and for the other terms and provisions thereof. Terms used with initial capital letters but not defined in this Note have the respective meanings given such terms in the Indenture. The Series 2007-1 Reset Rate Notes are being issued as, and will constitute, Senior Notes under the Indenture.

          The Notes and Other Obligations are limited obligations of the Issuer, payable solely from the Trust Estate created under the Indenture, consisting of certain revenues and Funds and Accounts pledged under the Indenture including, but not limited to, payments of principal and interest made by obligors of Financed Student Loans and available Note proceeds.

          The Issuer shall pay interest on this note at the rate set forth in Schedule A attached hereto, on each Monthly Calculation Date until the principal of this note is paid or made available for payment as set forth in Schedule A attached hereto, on the principal amount of this note outstanding on the preceding Monthly Calculation Date (after giving effect to all payments of principal made on the preceding Monthly Calculation Date, if any). Interest on this note shall accrue from and including the preceding Monthly Calculation Date (or, in the case of the first Interest Accrual Period, the Date of Original Issuance) to but excluding the following Monthly Calculation Date (each an “Interest Accrual Period”) as set forth in Schedule A attached hereto.

          The principal of and interest on this note are payable in the currency set forth in Schedule A attached hereto. If the specified date for any payment of principal or interest accrued to such specified date shall be a day other than a Business Day then such payment may be made on the next succeeding Business Day, with the same force and effect as if made on the specified date for such payment without additional interest. Interest on the Series 2007-1 Reset Rate Notes during the Initial Reset Period will be calculated in accordance with the Actual/Actual accrual basis.

          Principal of the Series 2007-1 Reset Rate Notes shall be allocable on each Interest Payment Date and payable as set forth in Schedule A attached hereto to the extent moneys have been allocated therefor pursuant to the Indenture.

          If during any Reset Period (including the Initial Reset Period) the Series 2007-1 Reset Rate Notes are structured to receive principal distributions only on the next related Reset Date, the registered owners of the Series 2007-1 Reset Rate Notes will not be paid principal on any related Monthly Calculation Date when principal is allocated to the Series 2007-1 Reset Rate Notes. All such allocated principal will be deposited into the related Accumulation Account for payment on the Series 2007-1 Reset Rate Notes, generally, on the next related Reset Date in accordance with the procedures set forth in Annex A to the Indenture. All principal payments on the Series 2007-1 Reset Rate Notes shall be made pro rata to the registered owners thereof.

          Interest on the Series 2007-1 Reset Rate Notes shall be payable on the principal amount outstanding of the Series 2007-1 Reset Rate Notes until the principal amount thereof is paid in full, at a rate per annum equal to the Series 2007-1 Reset Rate. The Series 2007-1 Reset Rate will be reset on the Initial Reset Date set forth in Schedule A attached hereto and on each Reset Date thereafter in accordance with the provisions of Appendix A to the Indenture. The “Series 2007-1 Reset Rate” for each Interest Accrual Period during the Initial Reset Period shall be equal to an annual rate of One-Month LIBOR (except for the Initial Interest Rate) plus 0.095% per annum, calculated on the basis of the actual number of days elapsed and a 365 or 366 day year, as the case may be. If a Failed Remarketing occurs, the Series 2007-1 Reset Rate Notes will bear interest at the Failed Remarketing Rate, as set forth in Annex II to the Indenture.

          Interest on the Series 2007-1 Reset Rate Notes after the Initial Reset Period may be reset to bear either a fixed, auction or floating rate of interest. The interest rate, or the mechanism for calculating the interest rate, on the Series 2007-1 Reset Rate Notes will be reset as of each Reset Date as determined by (i) the Issuer Administrator and the Noteholders of the Series 2007-1 Reset Rate Notes, or the Remarketing Agents, if Remarketing Agents have been designated for the Series 2007-1 Reset Rate Notes with respect to (A) the next Reset Date and the length of the Reset Period, (B) whether the interest rate is fixed, auction or floating and (I) if floating, the applicable Index, the interval between Interest Rate Changes Dates and the applicable Interest Rate Determination Date, (II) if auction, the initial auction rate and the auction agent and applicable broker-dealer, or (III) if fixed, the applicable pricing benchmark, (C) the applicable Day Count Basis, (D) whether there will be a related Derivative Product and, if so, the identities of the Eligible Counterparties from which bids will be solicited, (E) the applicable currency denomination, i.e., U.S. Dollars, Euros, Pounds Sterling or another non-U.S. Dollar currency, (F) if in a Foreign Exchange Mode, the identities of the Eligible Counterparties from which bids will be solicited; (G) the applicable distribution dates on which interest and principal will be paid to the Noteholders of the Series 2007-1 Reset Rate Notes, (H) whether the Series 2007-1 Reset Rate Notes will be structured to amortize periodically or to receive a payment of principal only at the end of the related Reset Period and (I) any other relevant terms incidental to the foregoing for the next Reset Period.

          The Notes are subject to Optional Redemption by the Issuer as set forth in Section 2.10 of Annex II of the First Supplement at a redemption price of 100% of the Principal Amount of such Series 2007-1 Reset Rate Notes to be redeemed, plus accrued interest thereon to the redemption date.

          The Series 2007-1 Reset Rate Notes are also subject to a call option pursuant to Section 2.05 of Annex II of the First Supplement by College Loan Corporation, or its assignee, on any Reset Date and on any date following a Failed Remarketing and the continuation thereof for the Series 2007-1 Reset Rate Notes. The purchase price paid will be equal to 100% of the Principal Amount of the Series 2007-1 Reset Rate Notes to be redeemed, plus accrued interest thereon to the purchase date.

          All Series 2007-1 Reset Rate Notes called for redemption will cease to bear interest after the specified redemption or purchase date, provided funds for their payment are on deposit at the place of payment at the time. Preferably five, but not less than two Business Days prior to each Monthly Calculation Date on which the Series 2007-1 Reset Rate Notes are to be redeemed, the Trustee shall cause notice such redemption to be given by mailing a copy of the notice by first-class mail to the Issuer Administrator and Registered Owners of the Series 2007-1 Reset Rate Notes, at their address as the same shall last appear upon the registration books on such date; provided, however, that failure to give such notice, or any defect therein, shall not affect the validity of any proceedings for the reduction or redemption of the Series 2007-1 Reset Rate Notes.

          The Indenture provides that the Issuer may enter into a derivative product (a “Derivative Product”) between the Issuer and a derivative provider (a “Counterparty”), as originally executed and as amended or supplemented, or other interest rate hedge agreement between the Issuer and a Counterparty, as originally executed and as amended or supplemented. Payments due to a Counterparty from the Issuer pursuant to the applicable Derivative Product are referred to herein as “Issuer Derivative Payments,” and may be paid on a parity with interest on any class of the Notes.

          The Series 2007-1 Reset Rate Notes are and will be secured by the Trust Estate pledged as security therefor as provided in the Indenture. The Series 2007-1 Reset Rate Notes, other Senior Notes and any Derivative Products are senior to the Subordinate Notes as and to the extent provided in the Indenture. The Series 2007-1 Reset Rate Notes and other Senior Notes are, except for certain Termination Payments that are not Priority Termination Payments, issued on a parity with any Derivative Products entered into by the Issuer with a Counterparty, pursuant to which the Issuer will, from time to time, owe Issuer Derivative Payments, and will, from time to time, be owed Counterparty Payments.

          Reference is hereby made to the Indenture, copies of which are on file at the designated corporate trust office of the Trustee, and to all of the provisions of which any Registered Owner of this note by his acceptance hereof hereby assents, for definitions of terms; the description of and the nature and extent of the security for the Notes; the Issuer’s student loan origination and acquisition program; the revenues and other money pledged to the payment of the principal of and interest on the Notes; the nature and extent and manner of enforcement of the pledge; the conditions upon which the Indenture may be amended or supplemented with or without the consent of the Registered Owners of the Notes and any Swap Counterparty; the rights and remedies of the Registered Owner hereof with respect hereto and thereto, including the limitations upon the right of a Registered Owner hereof to institute any suit, action, or proceeding in equity or at law with respect hereto and thereto; the rights, duties, and obligations of the Issuer and the Trustee thereunder; the terms and provisions upon which the liens, pledges, charges, trusts, and covenants made therein may be discharged at or prior to the stated maturity or earlier redemption of this note, and this note thereafter shall no longer be secured by the Indenture or be deemed to be Outstanding, as defined in the Indenture, thereunder; and for the other terms and provisions thereof.

          THE NOTES ARE LIMITED OBLIGATIONS OF THE ISSUER, PAYABLE SOLELY FROM, AND FURTHER SECURED BY, THE TRUST ESTATE, AS DEFINED IN THE INDENTURE.

          No recourse, either directly or indirectly, shall be had for the payment of the principal of and interest on this note or any claim based hereon or in respect hereof or of the Indenture, against the Trustee, or any incorporator, director, officer, employee, or agent of the Issuer, but the obligation to pay all amounts required by the Indenture securing this note and the obligation to do and perform the covenants and acts required of the Issuer therein and herein shall be and remain the responsibility and obligation of said Issuer, limited as herein set forth.

          As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered upon the records of the Trustee upon surrender for transfer of any Note at the Principal Office of the Trustee, duly endorsed for transfer or accompanied by an assignment duly executed by the Registered Owner or his attorney duly authorized in writing, and thereupon the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new fully registered Note or Notes of the same interest rate and for a like class and aggregate principal amount of the same maturity.

          Notwithstanding any provision of this Note to the contrary, in no event shall the cumulative amount of interest paid or payable on this Note (including interest calculated as provided herein, plus any other amounts that constitute interest on this Note under applicable law, which are contracted for, charged, reserved, taken or received pursuant to this Note or related documents) calculated from the Date of Original Issuance of this Note through any subsequent day during the term of this Note or otherwise prior to payment in full of this Note exceed the amount permitted by applicable law. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under this Note or related documents or otherwise contracted for, charged, reserved, taken or received in connection with this Note, or if the redemption or acceleration of the Maturity of this Note results in payment to or receipt by the Registered Holder or any former Registered Holder hereof of any interest in excess of that permitted by applicable law, then notwithstanding any provision of this Note or related documents to the contrary all excess amounts theretofore paid or received with respect to this Note shall be credited on the principal balance of this Note (or, if this Note has been paid or would thereby be paid in full, refunded by the recipient thereof), and the provisions of this Note and related documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for under this Note and under the related documents.

          If provision is made for the payment of principal of and interest on this Note in accordance with the Indenture, this Note shall no longer be deemed Outstanding under the Indenture, shall cease to be entitled to the benefits of the Indenture and shall thereafter be payable solely from the funds provided for such payment.

          If an Event of Default shall occur, the principal of all the Outstanding Notes may and, under certain circumstances, shall be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes and Other Beneficiaries under the Indenture at any time by the Issuer with, among other things, the consent of the Holders of two-thirds of the aggregate principal amount of Senior Notes at the time Outstanding, if affected thereby, and with the consent of the Holders of two-thirds of the aggregate principal amount of Subordinate Notes at the time Outstanding, if affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Senior Notes at the time Outstanding or Other Senior Beneficiaries or, if no Senior Obligations are Outstanding, the Holders of specified percentages in aggregate principal amount of the Subordinate Notes at the time Outstanding or Other Subordinate Beneficiaries, on behalf of the Holders of all the Notes, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Registered Holder of this Note and upon all future Registered Holders hereof and of any Note issued in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

          The Issuer may require payment by the Registered Holder hereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Note, other than certain exchanges specifically exempted under the Indenture and not involving any transfer.

          The Issuer, the Trustee, each Paying Agent, any Authenticating Agent, the Note Registrar and any other agent of the Issuer may treat the Person in whose name this Note is registered on the Note Register as the absolute owner hereof for all purposes, whether or not this Note is overdue, and neither the Issuer, the Trustee, any Paying Agent, any Authenticating Agent, the Note Registrar nor any other such agent shall be affected by notice to the contrary.

          It Is Hereby Certified, Recited, Covenanted and Declared that all acts, conditions and things required to have happened, to exist and to have been performed precedent to and in the issuance of this Note have happened, do exist, and have been performed in regular and due time, form and manner as so required.

          This Note shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the Certificate of Authentication hereon shall have been signed by the Trustee or by the Authenticating Agent by the manual signature of one of its authorized representatives.

          It is expressly understood and agreed by the holder hereof that (a) the Indenture and this Note each is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Delaware Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it; (b) each of the representations, undertakings and agreement in the Indenture and this Note made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Issuer; (c) nothing contained in the Indenture and this Note shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained in the Indenture and this Note, all such liability, if any, being expressly waived by the holder hereof and by any Person claiming by, through or under the holder hereof; and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligations, representation, warranty or covenant made or undertaken by the Issuer under the Indenture, this Note or the other Basic Documents.

          This Note shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

          IN WITNESS WHEREOF, the Issuer has caused this Series 2007-1 Reset Rate Note to be executed in its name by the manual signature of the Delaware Trustee.

COLLEGE LOAN CORPORATION TRUST II

By:  Wilmington Trust Company, not in its individual
        capacity but solely as Delaware Trustee

By_______________________________
Name_____________________________
Title______________________________

[CERTIFICATE OF AUTHENTICATION FOLLOWS]

CERTIFICATE OF AUTHENTICATION

          This Note is one of the Notes of the class designated therein and issued under the provisions of the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee By_______________________________ Name_____________________________ Title______________________________

[FORM OF ASSIGNMENT FOLLOWS]

ASSIGNMENT

          For Value Received the undersigned hereby sells, assigns and transfers unto _____________________ the within Note and irrevocably appoints ______________________, attorney-in-fact, to transfer the within Note on the books kept for registration thereof, with full power of substitution in the premises.

          Dated: ____________________________

Please Insert Social Security or Other Identifying Number of Assignee _________________________________	______________________________
Notice: The signature to this assignment must
correspond with the name as it appears upon
the face of the within Note in every particular,
without any alteration whatsoever.

Signature Guaranteed: _______________________________

SCHEDULE A
Terms of the Series 2007-1 Reset Rate Notes

Reset Period Begins: Mach 6, 2007

Reset Period Ends: March 24, 2014

Interest Rate Mode: One-Month LIBOR

Series 2007-1 Reset Rate: One-Month LIBOR plus 0.095%

Day Count Basis: Actual/Actual (accrual basis)

Interest Accrual Period: Interest Payment Date to the date immediately preceding the next Interest Payment Date

Initial Reset Date: March 25, 2014

Distribution Date: Each Monthly Calculation Date, commencing April 25, 2007

Currency: U.S. Dollars

EXHIBIT A-3

FORM OF SERIES 2007-1 AUCTION
RATE NOTES

          Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer or its agent for registration of transfer, exchange, or payment, and any Note issued is registered in the name of CEDE & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to CEDE & Co. or to such other entity as is requested by an authorized representative of DTC), any transfer, pledge, or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the Registered Owner hereof, CEDE & Co., has an interest herein.

Student Loan Asset-Backed Note
Class [A][B]-[__] Notes

No. __-____	$____________

Stated Maturity Date	Date of Original Issue	Interest Rate	CUSIP

_______, 20__	March 6, 2007	Variable	_____ ___

Registered Holder:     Cede & Co.
Principal Amount:

          For Value Received, College Loan Corporation Trust II, a Delaware statutory trust (the “Issuer,” which term includes any successor under the Indenture hereinafter referred to), acknowledges itself indebted and hereby promises to pay to the registered holder specified above, or registered assigns (the “Registered Holder”), but solely from the revenues and receipts hereinafter specified and not otherwise, the Principal Amount specified above on the Stated Maturity Date specified above (subject to the right of prior redemption hereinafter mentioned), upon presentation and surrender of this Note at the Principal Office of the Trustee (as hereinafter defined), as Paying Agent for the Class [A][B]-[__] Notes (as hereinafter defined), or a duly appointed successor Paying Agent, and to pay interest on said Principal Amount, but solely from the revenues and receipts hereinafter specified and not otherwise, to the Registered Holder hereof from the date hereof until the payment of said Principal Amount has been made or duly provided for, payable on each Interest Payment Date and at Maturity, at the Applicable Interest Rate (as hereinafter described), and at the same rate per annum (to the extent that the payment of such interest shall be legally enforceable) on overdue installments of interest. Payment of interest on this Note on each regularly scheduled Interest Payment Date shall be made by check or draft drawn upon the Paying Agent and mailed to the person who is the Registered Holder hereof as of 5:00 p.m. on the applicable Regular Record Date at the address of such Registered Holder as it appears on the Note Register maintained by the Note Registrar, or, if the Registered Holder of this Note is the Registered Holder of Class [A][B]-[__] Notes in the aggregate principal amount of $1,000,000 or more (or, if less than $1,000,000 in Principal Amount of Class [A][B]-[__] Notes is outstanding, the Holder of all outstanding Class [A][B]-[__] Notes), at the direction of such Registered Holder received by the Paying Agent by 5:00 p.m. on the last Business Day preceding the applicable Regular Record Date, by electronic transfer by the Paying Agent in immediately available funds to an account designated by such Registered Holder. In addition, interest on this Note is payable at the Maturity hereof in the same manner as the principal hereof, unless the date of such Maturity is a regularly scheduled Interest Payment Date, in which event interest is payable in the manner set forth in the preceding sentence. Any interest not so timely paid or duly provided for (herein referred to as “Defaulted Interest”) shall cease to be payable to the person who is the Registered Holder hereof at the close of business on the Regular Record Date and shall be payable to the person who is the Registered Holder hereof at the close of business on a Special Record Date for the payment of any such Defaulted Interest. Such Special Record Date shall be fixed by the Trustee whenever moneys become available for payment of the Defaulted Interest, and notice of the Special Record Date shall be given to the Registered Holder hereof not less than ten days prior thereto by first-class mail to such Registered Holder as shown on the Note Register on a date selected by the Trustee, stating the date of the special record date and the date fixed for the payment of such Defaulted Interest. The principal of, premium, if any, and interest on this Note are payable in lawful money of the United States of America.

          This Note is one of an authorized class of [Senior][Subordinate] Notes (collectively referred to herein as the “Class [A][B]-[__] Notes”) issued by the Issuer pursuant to a Indenture of Trust, dated as of March 1, 2007 (as supplemented by the First Supplement dated as of March 1, 2007 and as may be further supplemented and amended, the “Indenture”), from the Issuer and Deutsche Bank Trust Company Americas, as eligible lender trustee, to Deutsche Bank Trust Company Americas, as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture).

          Reference is hereby made to the Indenture, copies of which are on file in the Principal Office of the Trustee, and to all of the provisions of which any Registered Holder of this Note by his acceptance hereof hereby assents, for definitions of terms; the description of and the nature and extent of the security for the Notes and Other Obligations secured thereunder; the student loan acquisition program being financed by the issuance of the Notes; the revenues and other moneys pledged to the payment of the principal of and premium, if any, and interest on the Notes and the Other Obligations; the nature and extent and manner of enforcement of the pledge; the conditions upon which Notes may be issued or Other Obligations may be incurred by the Issuer thereunder, payable from such revenues and other moneys thereunder as Senior Obligations or Subordinate Obligations; the conditions upon which the Indenture may be amended or supplemented with or without the consent of the Holders of the Notes; the rights and remedies of the Registered Holder hereof with respect hereto and thereto, including the limitations upon the right of a Registered Holder hereof to institute any suit, action or proceeding in equity or at law with respect hereto and thereto; the rights, duties and obligations of the Issuer and the Trustee thereunder; the terms and provisions upon which the liens, pledges, charges, trusts and covenants made therein may be discharged at or prior to the maturity or redemption of this Note, and this Note thereafter no longer be secured by the Indenture, or be deemed to be Outstanding thereunder; and for the other terms and provisions thereof. Terms used with initial capital letters but not defined in this Note have the respective meanings given such terms in the Indenture. The Class [A][B]-[__] Notes are being issued as, and will constitute, [Senior][Subordinate] Notes under the Indenture.

          The Notes and Other Obligations are limited obligations of the Issuer, payable solely from the Trust Estate created under the Indenture, consisting of certain revenues and Funds and Accounts pledged under the Indenture including, but not limited to, payments of principal and interest made by obligors of Financed Student Loans and available Note proceeds.

          [The Class [A][B]-[__] Notes constitute Subordinate Notes under the Indenture which are subordinated in right of payment, the direction of remedies and certain other matters in accordance with the terms of the Indenture to the rights of the Holders of Senior Notes issued from time to time under the Indenture and Other Senior Beneficiaries thereunder (except termination payments due under swap agreements as a result of swap counterparty default). A failure to pay principal of and premium, if any, or interest on this Subordinate Note will not constitute an Event of Default under the Indenture if any Senior Obligation is Outstanding.]

          Interest payable on this Class [A][B]-[__] Notes shall be computed on the basis of a 365-day year for the number of days actually elapsed, except that for any leap year such calculation with respect to an Interest Payment Date occurring after January 1 of such year through December 31 of such year shall be computed on the basis of a 366-day year, and accrue daily from the date hereof, and is payable on each regularly scheduled Interest Payment Date prior to the Maturity hereof and at the Maturity hereof. The interest payable on each Interest Payment Date for this Note shall be that interest which has accrued through the last day of the last complete Interest Period immediately preceding the Interest Payment Date or, in the case of the Maturity hereof, the last day preceding the date of such Maturity. The Applicable Interest Rate shall be effective as of and on the first day (whether or not a Business Day) of the applicable Interest Period and be in effect thereafter through the end of such Interest Period.

          The unpaid principal amount hereof from time to time outstanding shall bear interest at an Applicable Interest Rate, payable on each Interest Payment Date and at the Maturity hereof such interest to accrue from the later of the date hereof or the date through which interest has been paid or duly provided for.

          The Interest Period, the Applicable Interest Rate, the method of determining the Applicable Interest Rate on each of the Class [A][B]-[__] Notes and the Auction Procedures related thereto, an Auction Period Adjustment, a change in the Auction Date and the Interest Payment Dates will be determined in accordance with the terms, conditions and provisions of the First Supplement and the Auction Agent Agreement, to which terms, conditions and provisions specific reference is hereby made, and all of which terms, conditions and provisions are hereby specifically incorporated herein by reference.

          By purchasing Class [A][B]-[__] Notes, whether in an Auction or otherwise, each purchaser of the Class [A][B]-[__] Notes, or its Broker-Dealer, must agree and shall be deemed by such purchase to have agreed (a) to participate in Auctions on the terms described in the First Supplement, (b) to have its beneficial ownership of the Class [A][B]-[__] Notes maintained at all times in Book-Entry Form for the account of its Participant, which in turn will maintain records of such beneficial ownership, and (c) to authorize such Participant to disclose to the Auction Agent such information with respect to such beneficial ownership as the Auction Agent may request. So long as the ownership of Class [A][B]-[__] Notes is maintained in Book-Entry Form by the Securities Depository, an Existing Holder may sell, transfer or otherwise dispose of Class [A][B]-[__] Notes only pursuant to a Bid or Sell Order placed in an Auction or otherwise sell, transfer or dispose of Class [A][B]-[__] Notes through a Broker-Dealer, provided that, in the case of all transfers other than pursuant to Auctions, such Existing Holder, its Broker-Dealer or its Participant advises the Auction Agent of such transfer.

          The determination of the Applicable Interest Rate by the Auction Agent or any other authorized Person pursuant to the provisions of the First Supplement shall be conclusive and binding on the Holders of the Class [A][B]-[__] Notes to which such Applicable Interest Rate applies, and the Issuer and the Trustee may rely thereon for all purposes.

          Notwithstanding any provision of this Note to the contrary, in no event shall the cumulative amount of interest paid or payable on this Note (including interest calculated as provided herein, plus any other amounts that constitute interest on this Note under applicable law, which are contracted for, charged, reserved, taken or received pursuant to this Note or related documents) calculated from the Date of Original Issuance of this Note through any subsequent day during the term of this Note or otherwise prior to payment in full of this Note exceed the amount permitted by applicable law. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under this Note or related documents or otherwise contracted for, charged, reserved, taken or received in connection with this Note, or if the redemption or acceleration of the Maturity of this Note results in payment to or receipt by the Registered Holder or any former Registered Holder hereof of any interest in excess of that permitted by applicable law, then notwithstanding any provision of this Note or related documents to the contrary all excess amounts theretofore paid or received with respect to this Note shall be credited on the principal balance of this Note (or, if this Note has been paid or would thereby be paid in full, refunded by the recipient thereof), and the provisions of this Note and related documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for under this Note and under the related documents.

          It is provided in the First Supplement that Class [A][B]-[__] Notes of a denomination larger than $25,000 may be redeemed in part ($25,000 or a multiple thereof) and that upon any partial redemption of any such Class [A][B]-[__] Notes the same shall be surrendered in exchange for one or more new Notes of the same class in authorized form for the unredeemed portion of principal.

          If provision is made for the payment of principal of and premium, if any, and interest on this Note in accordance with the Indenture, this Note shall no longer be deemed Outstanding under the Indenture, shall cease to be entitled to the benefits of the Indenture and shall thereafter be payable solely from the funds provided for such payment.

          If an Event of Default shall occur, the principal of all the Outstanding Notes may and, under certain circumstances, shall be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes an Other Beneficiaries under the Indenture at any time by the Issuer with, among other things, the consent of the Holders of two-thirds of the aggregate principal amount of Senior Notes at the time Outstanding, if affected thereby, and with the consent of the Holders of two-thirds of the aggregate principal amount of Subordinate Notes at the time Outstanding, if affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Senior Notes at the time Outstanding or Other Senior Beneficiaries or, if no Senior Obligations are Outstanding, the Holders of specified percentages in aggregate principal amount of the Subordinate Notes at the time Outstanding or Other Subordinate Beneficiaries, on behalf of the Holders of all the Notes, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Registered Holder of this Note and upon all future Registered Holders hereof and of any Note issued in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

          The Issuer may require payment by the Registered Holder hereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Note, other than certain exchanges specifically exempted under the Indenture and not involving any transfer.

          The Issuer, the Trustee, each Paying Agent, any Authenticating Agent, the Note Registrar and any other agent of the Issuer may treat the Person in whose name this Note is registered on the Note Register as the absolute owner hereof for all purposes, whether or not this Note is overdue, and neither the Issuer, the Trustee, any Paying Agent, any Authenticating Agent, the Note Registrar nor any other such agent shall be affected by notice to the contrary.

          It Is Hereby Certified, Recited, Covenanted and Declared that all acts, conditions and things required to have happened, to exist and to have been performed precedent to and in the issuance of this Note have happened, do exist, and have been performed in regular and due time, form and manner as so required.

          This Note shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the Certificate of Authentication hereon shall have been signed by the Trustee or by the Authenticating Agent by the manual signature of one of its authorized representatives.

          It is expressly understood and agreed by the holder hereof that (a) the Indenture and this Note each is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Delaware Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it; (b) each of the representations, undertakings and agreement in the Indenture and this Note made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Issuer; (c) nothing contained in the Indenture and this Note shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained in the Indenture and this Note, all such liability, if any, being expressly waived by the holder hereof and by any Person claiming by, through or under the holder hereof; and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligations, representation, warranty or covenant made or undertaken by the Issuer under the Indenture, this Note or the other Basic Documents.

[Execution Page Follows]

          IN WITNESS WHEREOF, the Issuer has caused this Class [A][B]-[__] Note to be executed in its name by the manual signature of the Delaware Trustee.

Dated: _______ __, 200_

COLLEGE LOAN CORPORATION TRUST II

By:  Wilmington Trust Company, not in its individual
        capacity but solely as Delaware Trustee

By_______________________________
Name_____________________________
Title______________________________

[CERTIFICATE OF AUTHENTICATION FOLLOWS]

CERTIFICATE OF AUTHENTICATION

          This Note is one of the Notes of the class designated therein and issued under the provisions of the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee By_______________________________ Name_____________________________ Title______________________________

[FORM OF ASSIGNMENT FOLLOWS]

ASSIGNMENT

          For Value Received the undersigned hereby sells, assigns and transfers unto _____________________ the within Note and irrevocably appoints ______________________, attorney-in-fact, to transfer the within Note on the books kept for registration thereof, with full power of substitution in the premises.

          Dated: ____________________________

Please Insert Social Security or Other Identifying Number of Assignee _________________________________	______________________________
Notice: The signature to this assignment must
correspond with the name as it appears upon
the face of the within Note in every particular,
without any alteration whatsoever.

Signature Guaranteed: _______________________________

EXHIBIT B

NOTICE OF A PAYMENT DEFAULT

COLLEGE LOAN CORPORATION TRUST II
AUCTION RATE STUDENT LOAN ASSET-BACKED NOTES
CLASS [A][B]-[__] NOTES

          Notice Is Hereby Given that a Payment Default has occurred and not been cured with respect to the Notes identified above. Determination of the Applicable Interest Rate pursuant to the Auction Procedures will be suspended. The Applicable Interest Rate on the Notes identified above for each Auction Period commencing after the date of Payment Default with respect thereto will equal the Non-Payment Rate, as it is determined by the Trustee on the first day of such Auction Period until _____________________.

          Terms used herein have the meanings set forth in the First Supplemental Indenture of Trust relating to the above-referenced Notes.

          Dated: ________________________

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee By_______________________________ Name_____________________________ Title______________________________

EXHIBIT C

NOTICE OF CURE OF PAYMENT DEFAULT
COLLEGE LOAN CORPORATION TRUST II

AUCTION RATE STUDENT LOAN ASSET-BACKED NOTES
CLASS [A][B]-[__] NOTES

           Notice Is Hereby Given that a Payment Default with respect to the Notes identified above has been waived or cured. The next Interest Payment Date is _____________ and the next Auction Date is ___________________.

          Terms used herein have the meanings set forth in the First Supplemental Indenture of Trust relating to the above-referenced Notes.

          Dated: ________________________

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee By_______________________________ Name_____________________________ Title______________________________

EXHIBIT D

NOTICE OF PROPOSED AUCTION PERIOD ADJUSTMENT

COLLEGE LOAN CORPORATION TRUST II
AUCTION RATE STUDENT LOAN ASSET-BACKED NOTES
CLASS [A][B]-[__] NOTES

          Notice Is Hereby Given that College Loan Corporation Trust II proposes to change the length of one or more Auction Periods with respect to the Notes identified above, pursuant to the First Supplemental Indenture of Trust relating to such Notes (the “First Supplement”), as follows:

          1. The change shall take effect on the Payment Date for the current Auction Period and the date of commencement of the next Auction Period (the “Effective Date”).

          2. The Auction Period Adjustment in paragraph 1 shall take place only if (a) the Trustee and the Auction Agent receive, by 11:00 a.m., New York City time, on the Business Day before the Auction Date for the Auction Period commencing on the Effective Date, the consent of the Market Agent (which consent has been obtained), as required by the First Supplement, authorizing the change in length of one or more Auction Periods and confirmation from each Rating Agency that it will not reduce or withdraw its ratings on the Series 2007-1 Auction Rate Notes on account of such Auction Period Adjustment, and (b) Sufficient Bids exist on the Auction Date for the Auction Period commencing on the Effective Date.

          3. If the condition referred to in paragraph 2(a) above is not met, the Auction Rate for the Auction Period commencing on the Effective Date will be determined pursuant to the Auction Procedures and the Auction Period shall be the Auction Period determined without reference to the proposed change. If the condition referred to in paragraph 2(a) above is met but the condition referred to in paragraph 2(b) above is not met, the Auction Rate for the Auction Period commencing on the Effective Date shall be the Maximum Auction Rate and the Auction Period shall be the Auction Period determined without reference to the proposed change.

          Terms used herein have the meanings set forth in the First Supplement.

          Dated: ________________________

COLLEGE LOAN CORPORATION TRUST II By_______________________________ Name_____________________________ Title______________________________

EXHIBIT E

NOTICE ESTABLISHING AUCTION PERIOD ADJUSTMENT

COLLEGE LOAN CORPORATION TRUST II
AUCTION RATE STUDENT LOAN ASSET-BACKED NOTES
CLASS [A][B]-[__] NOTES

          Notice Is Hereby Given that College Loan Corporation Trust II established new lengths for one or more Auction Periods with respect to the Notes identified above pursuant to the First Supplemental Indenture of Trust relating to such Notes (the “First Supplement”):

          1. The change shall take effect on _______________, the Interest Payment Date for the current Auction Period and the date of commencement of the next Auction Period (the “Effective Date”).

          2. For the Auction Period commencing on the Effective Date, the Interest Payment Date shall be _________________, or the next succeeding Business Day if such date is not a Business Day.

          3. For Auction Periods occurring after the Auction Period the Interest Payment Dates shall be [______________________ (date) and every __________________ (number) __________________ (day of week) thereafter] [every ________________ (number) (day of week) after the date set forth in paragraph 2 above], or the next Business Day if any such day is not a Business Day; provided, however, that the length of subsequent Auction Periods shall be subject to further change hereafter as provided in Section 2.02(g) of Annex I to the First Supplement.

          4. The changes described in paragraphs 2 and 3 above shall take place only upon delivery of this Notice and the satisfaction of other conditions set forth in Section 2.02(g) of Annex I to the First Supplement and our prior notice dated ___________________ regarding the proposed change.

          Terms used herein have the meanings set forth in the First Supplement.

          Dated: ________________________

COLLEGE LOAN CORPORATION TRUST II By_______________________________ Name_____________________________ Title______________________________

EXHIBIT F

NOTICE OF CHANGE IN AUCTION DATE

COLLEGE LOAN CORPORATION TRUST II
AUCTION RATE STUDENT LOAN ASSET-BACKED NOTES
CLASS [A][B]-[__] NOTES

          Notice is hereby given by ___________________, as Market Agent for the Notes identified above, that, with respect to such Notes, the Auction Date is hereby changed as follows:

          1. With respect to such Notes, the definition of “Auction Date” shall be deemed amended by substituting “_____________ (number) Business Day” in the third and fourth lines thereof and by substituting “_____________ (number) Business Days” for “two Business Days” in subsection (d) thereof.

          2. This change shall take effect on _________________, which shall be the Auction Date for the Auction Period commencing on _________________.

          3. The Auction Date for such Notes shall be the subject to further change hereafter as provided in the First Supplemental Indenture of Trust relating to such Notes (the “First Supplement”).

          Terms used herein have the meanings set forth in the First Supplement.

          Dated: ________________________

_________________________________, as Market Agent By_______________________________ Name_____________________________ Title______________________________

EXHIBIT G

FORM OF TRANSFEREE’S REPRESENTATION LETTER AND AFFIDAVIT

State of	)
) ss:
County of	)

COLLEGE LOAN CORPORATION TRUST II

STUDENT LOAN ASSET-BACKED NOTES, SERIES 2007-1 RESET RATE NOTES

Deutsche Bank Trust Company Americas,
as Trustee
60 Wall Street
MS NYC 60-2606
New York, New York 10005

Wilmington Trust Company,
  as Delaware Trustee
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-0001
Attn: Corporate Trust Administration

Dear Sirs:

1.	In connection with our proposed purchase of the above referenced Series 2007-1 Reset Rate Notes (the “Notes”) issued pursuant to the Indenture of Trust dated as of March 1, 2007 (as amended, the “Indenture”), between College Loan Corporation Trust II, as issuer (the “Issuer”) and Deutsche Bank Trust Company Americas as indenture trustee and eligible lender trustee (the “Trustee”), the undersigned represents as follows: [He][She] is a [Title] of [Name of Transferee] (the “Investor”).

2.	The Investor understands that the Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold except as permitted in the following sentence and agrees, on its own behalf and on behalf of any accounts for which it is acting as hereinafter stated, that the Notes may be resold, pledged or transferred only so long as the Notes are eligible for resale pursuant to Rule 144A under the Securities Act (“Rule 144A”), to a person whom it reasonably believes is a “qualified institutional buyer” as defined in Rule 144A (a “QIB”) that purchases for its own account, or a QIB purchasing for the account of a QIB, to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A or an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933 (an “Institutional Accredited Investor”) that represents that it is buying the Notes for investment and not with a view to the distribution thereof.

3.	The Investor is (check appropriate box):

___ a QIB; or ___ an Accredited Investor that is buying without a view to distribution of the Notes.

4.	In the normal course of its business, the Investor invests in or purchases securities similar to the Notes, and the Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the Notes. The Investor is aware that it (or any investor account on behalf of which the Notes may be purchased) may be required to bear the economic risk of an investment in the Notes for an indefinite period of time, and it is (or such account is) able to bear such risk for an indefinite period.

5.	The Investor is not acquiring such Notes directly or indirectly for, or on behalf of, a “benefit plan investor” as defined in, or subject to, the plan asset regulations set forth at 29 C.F.R. Section 2510.3-101 with respect to a Plan which is subject to Title I of ERISA or Section 4975 of the Code. [In lieu of making the foregoing statement, the Investor may furnish to the Registrar a certification satisfactory in form and substance to the Registrar to the effect that the purchase or holding of such Note directly or indirectly for, or on behalf of, the Transferee qualifies for prohibited transaction exemptive relief under PTCE 96-23, PTCE 95-60, PTCE 91-38, PTCE 90-1, PTCE 84-14 or some other applicable exemption.]

6.	The Investor: (a) acknowledges receipt of the Indenture dated March __, 2007, relating to the Series 2007-1 Reset Rate Notes; the Investor acknowledges that the all payments will be based solely on amounts to be received on the Financed Student Loans. The Investor understands and confirms that it has been given the opportunity to conduct such investigation of the Indenture and the Financed Student Loans and ask such questions of officers of the Depositor or Sponsor as it has considered necessary for purposes of its investment decision.

7.	The Investor is not acquiring such Notes, directly or indirectly, for or on behalf of a person who is not a United States person (as defined in Section 7701 of the Code).

Very truly yours, [INVESTOR] By:______________________________ Name: Title:

EXHIBIT G-2

FORM OF RULE 144A CERTIFICATION

Deutsche Bank Trust Company Americas,
as Trustee
60 Wall Street
MS NYC 60-2606
New York, New York 10005

Wilmington Trust Company,
  as Delaware Trustee
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-0001
Attn: Corporate Trust Administration

__________, 20__

Re: COLLEGE LOAN CORPORATION TRUST II Student Loan Asset-Backed Notes, Series 2007-1 Reset Rate Notes

Ladies and Gentlemen:

          In connection with our acquisition of the above-captioned Student Loan Asset-Backed Notes, Series 20076-1 Reset Rate Notes (the “Notes”), we certify that (a) we understand that the Notes are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have had the opportunity to ask questions of and receive answers from College Loan Corporation and College Loan LLC concerning the purchase of the Notes and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Notes, (c) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Notes, any interest in the Notes or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Notes, any interest in the Notes or any other similar security from, or otherwise approached or negotiated with respect to the Notes, any interest in the Notes or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Notes under the Act or that would render the disposition of the Notes a violation of Section 5 of the Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Notes, (d) we are a “qualified institutional buyer” as that term is defined in Rule 144A under the Act and have completed the form of certification to that effect attached hereto as Annex I, and (e) we are not acquiring a Note, directly or indirectly, for or on behalf of an employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, and/or Section 4975 of the Internal Revenue Code of 1986, as amended, or any entity, the assets of which would be deemed plan assets under the Department of Labor regulations set forth at 29 C.F.R. §2510.3-101; unless we are acquiring a Note and Prohibited Transaction Class Exemption (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 92-23 or some other applicable prohibited transaction exemption is applicable to the acquisition and holdings of such Note. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Notes for our own account or for resale pursuant to Rule 144A and further, understand that such Notes may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Act.

Very truly yours, ____________________________ Print Name of Transferee By:_________________________ Authorized Officer

ANNEX I TO EXHIBIT G-2

FORM OF CERTIFICATION

[Date]

Deutsche Bank Trust Company Americas,
  as Trustee
60 Wall Street
MS NYC 60-2606
New York, New York 10005

Wilmington Trust Company,
  as Delaware Trustee
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-0001
Attn: Corporate Trust Administration

__________, 20__

Re: COLLEGE LOAN CORPORATION TRUST II Student Loan Asset-Backed Notes, Series 2007-1 Reset Rate Notes

Ladies and Gentlemen:

          In connection with our purchase of the above-captioned Student Loan Asset-Backed Notes, Series 2007-1 Reset Rate Notes (the “Notes”), the undersigned certifies to each of the parties to whom this letter is addressed that it is a qualified institutional buyer (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Act”)) as follows:

1.	It owns and/or invests on a discretionary basis eligible securities (excluding affiliate’s securities, bank deposit notes and CD’s, loan participations, repurchase agreements, securities owned but subject to a repurchase agreement and currency, interest rate and commodity swaps), as described below:

Amount(1): $_________________; and

2.	The dollar amount set forth above is:

1. greater than $3 million and the undersigned is one of the following entities:

• an insurance company as defined in Section 2(13) of the Act;* or

• an investment company registered under the Investment Company Act or any business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940 or as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or

• a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or

• a plan (i) established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, the laws of which permit the purchase of securities of this type, for the benefit of its employees and (ii) the governing investment guidelines of which permit the purchase of securities of this type; or

• a corporation (other than a U.S. bank, savings and loan association or equivalent foreign institution), partnership, Massachusetts or similar statutory trust, or an organization described in Section 501(c)(3) of the Internal Revenue Code; or

• a U.S. bank, savings and loan association or equivalent foreign institution, which has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements as of a date not more than 16 months preceding the date of sale in the case of a U.S. institution or 18 months in the case of a foreign institution.; or

• an investment adviser registered under the Investment Advisers Act; or

2.	greater than $10 million, and the undersigned is a broker-dealer registered with the SEC; or

3.	less than $10 million, and the undersigned is a broker-dealer registered with the SEC and will only purchase Rule 144A securities in riskless principal transactions (as defined in Rule 144A); or

4.	less than $100 million, and the undersigned is an investment company registered under the Investment Company Act of 1940, which, together with one or more registered investment companies having the same or an affiliated investment adviser, owns at least $100 million of eligible securities; or

5.	less than $100 million, and the undersigned is an entity, all the equity owners of which are qualified institutional buyers.

          The undersigned further certifies that it is purchasing Notes for its own account or for the account of others that independently qualify as “Qualified Institutional Buyers” as defined in Rule 144A. It is aware that the sale of the Notes is being made in reliance on its continued compliance with Rule 144A. It is aware that the transferor may rely on the exemption from the provisions of Section 5 of the Act provided by Rule 144A. The undersigned understands that the Notes may be resold, pledged or transferred only to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance in Rule 144A.

          The undersigned agrees that if at some time before the expiration of the holding period described in Rule 144 it wishes to dispose of or exchange any of the Notes, it will not transfer or exchange any of the Notes to a Qualified Institutional Buyer without first obtaining a letter in the form hereof from the transferee and delivering such certificate to the addressees hereof.

          IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Qualified Institutional Buyer on the _____ day of ___________, ____.

Name of Institution Signature Name Title**

_________________________
(1) Must be calculated using only securities which the undersigned beneficially held as of the date below.
* A purchase by an insurance company for one or more of its separate accounts, as defined by section 2(a)(37) of the Investment Company Act of 1940, which are neither registered nor required to be registered thereunder, shall be deemed to be a purchase for the account of such insurance company.
** Must be President, Chief Financial Officer, or other executive officer.